     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 30, 1998
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                         ------------------------------

        JACOR COMMUNICATIONS, INC.                 JACOR COMMUNICATIONS COMPANY
(Exact name of registrant as specified in   (Exact name of registrant as specified in
               its charter)                                its charter)

          DELAWARE               31-0978313                FLORIDA                59-2054850
(STATE OR OTHER JURISDICTION  (I.R.S. EMPLOYER   (STATE OR OTHER JURISDICTION  (I.R.S. EMPLOYER
             OF                IDENTIFICATION                 OF                IDENTIFICATION
      INCORPORATION OR              NO.)               INCORPORATION OR              NO.)
       ORGANIZATION)                                    ORGANIZATION)

BROADCAST FINANCE, INC.                                                            OHIO                     31-1390698
CHANCELLOR BROADCASTING CO., INC.                                                  OREGON                   98-1114370
CINE FILMS, INC.                                                                   CALIFORNIA               95-2945526
CINE GUARANTORS, INC.                                                              CALIFORNIA               95-2677644
CINE GUARANTORS II, INC.                                                           CALIFORNIA               95-2960196
CINE GUARANTORS II, LTD.                                                           CANADA                   NOT APPLICABLE
CINE MOBILE SYSTEMS INT'L. N.V.                                                    ANTILLE                  NOT APPLICABLE
CINE MOVIL S.A. DE C.V.                                                            MEXICO                   NOT APPLICABLE
CITICASTERS CO.                                                                    OHIO                     31-1081002
GACC-N26LB, INC.                                                                   DELAWARE                 31-1231527
GREAT AMERICAN MERCHANDISING GROUP, INC.                                           NEW YORK                 13-2658721
GREAT AMERICAN TELEVISION PRODUCTIONS, INC.                                        CALIFORNIA               31-1019819
INMOBILIARIA RADIAL, S.A. DE C.V.                                                  MEXICO                   NOT APPLICABLE
JACOR BROADCASTING CORPORATION                                                     OHIO                     31-1363232
JACOR BROADCASTING OF ATLANTA, INC.                                                GEORGIA                  31-1133504
JACOR BROADCASTING OF CHARLESTON, INC.                                             DELAWARE                 57-1030503
JACOR BROADCASTING OF COLORADO, INC.                                               COLORADO                 31-1212116
JACOR BROADCASTING OF DENVER, INC.                                                 CALIFORNIA               33-0250362
JACOR BROADCASTING OF FLORIDA, INC.                                                FLORIDA                  31-1102108
JACOR BROADCASTING OF KANSAS CITY, INC.                                            DELAWARE                 43-1722735
JACOR BROADCASTING OF LAS VEGAS, INC.                                              DELAWARE                 61-1263208
JACOR BROADCASTING OF LAS VEGAS II, INC.                                           DELAWARE                 31-1506631
JACOR BROADCASTING OF LOUISVILLE, INC.                                             DELAWARE                 61-1257881
JACOR BROADCASTING OF LOUISVILLE II, INC.                                          DELAWARE                 31-1506626
JACOR BROADCASTING OF SALT LAKE CITY, INC.                                         DELAWARE                 87-0546502
JACOR BROADCASTING OF SALT LAKE CITY II, INC.                                      DELAWARE                 31-1506618
JACOR BROADCASTING OF SAN DIEGO, INC.                                              DELAWARE                 31-1440011
JACOR BROADCASTING OF SARASOTA, INC.                                               FLORIDA                  31-1468564
JACOR BROADCASTING OF ST. LOUIS, INC.                                              DELAWARE                 33-0294761
JACOR BROADCASTING OF TAMPA BAY, INC.                                              FLORIDA                  31-1234979
JACOR BROADCASTING OF TOLEDO, INC.                                                 CALIFORNIA               30-0200806
JACOR BROADCASTING OF YOUNGSTOWN, INC.                                             OHIO                     34-1308506
JACOR CABLE, INC.                                                                  KENTUCKY                 31-1273897
JACOR LICENSEE OF CHARLESTON, INC.                                                 DELAWARE                 57-1031405
JACOR LICENSEE OF KANSAS CITY, INC.                                                DELAWARE                 43-1724459
JACOR LICENSEE OF LAS VEGAS, INC.                                                  DELAWARE                 88-0345737
JACOR LICENSEE OF LAS VEGAS II, INC.                                               DELAWARE                 31-1506613
JACOR LICENSEE OF LOUISVILLE, INC.                                                 DELAWARE                 61-1289758
JACOR LICENSEE OF LOUISVILLE II, INC.                                              DELAWARE                 31-1506609
JACOR LICENSEE OF SALT LAKE CITY, INC.                                             DELAWARE                 87-0546823
JACOR LICENSEE OF SALT LAKE CITY II, INC.                                          DELAWARE                 31-1506621
JACOR/PREMIERE HOLDING, INC.                                                       DELAWARE                 95-4523968
JBSL, INC.                                                                         MISSOURI                 43-1735433
LOCATION PRODUCTIONS, INC.                                                         CALIFORNIA               95-2556702
LOCATION PRODUCTIONS II, INC.                                                      CALIFORNIA               95-2945537
MULTIVERSE ACQUISITION CORP.                                                       DELAWARE                 61-1316387
NOBLE BROADCAST CENTER, INC.                                                       CALIFORNIA               33-0189045
NOBLE BROADCAST GROUP, INC.                                                        DELAWARE                 33-0215206
NOBLE BROADCAST HOLDINGS, INC.                                                     DELAWARE                 33-0492627
NOBLE BROADCAST LICENSES, INC.                                                     CALIFORNIA               34-1794221
NOBLE BROADCAST OF SAN DIEGO, INC.                                                 CALIFORNIA               95-3230874
NOBRO, S.C.                                                                        MEXICO                   NOT APPLICABLE
NOVA MARKETING GROUP, INC.                                                         CALIFORNIA               33-0578898
NSN NETWORK SERVICES, LTD.                                                         DELAWARE                 31-1125479
PREMIERE RADIO NETWORKS, INC.                                                      DELAWARE                 95-4083971
RADIO-ACTIVE MEDIA, INC.                                                           DELAWARE                 31-1511358
SPORTS RADIO BROADCASTING, INC.                                                    CALIFORNIA               33-0525378
SPORTS RADIO, INC.                                                                 CALIFORNIA               95-4350343
THE SY FISCHER COMPANY AGENCY, INC.                                                CALIFORNIA               95-2792659
TALK RADIO NETWORK, INC.                                                           OREGON                   93-1114406
VTTV PRODUCTIONS                                                                   CALIFORNIA               31-0924795
WHOK, INC.                                                                         OHIO                     34-1092716

    (EXACT NAME OF REGISTRANT AS SPECIFIED       (STATE OR OTHER JURISDICTION  (I.R.S. EMPLOYER
                IN ITS CHARTER)                               OF                IDENTIFICATION
                                                       INCORPORATION OR              NO.)
                                                        ORGANIZATION)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         50 EAST RIVERCENTER BOULEVARD
                                   12TH FLOOR
                           COVINGTON, KENTUCKY 41011
                                 (606) 655-2267
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)
                           --------------------------

                             PAUL F. SOLOMON, ESQ.
                           JACOR COMMUNICATIONS, INC.
                         50 EAST RIVERCENTER BOULEVARD
                                   12TH FLOOR
                           COVINGTON, KENTUCKY 41011
                                 (606) 655-2267
                              (606) 655-9356 (FAX)
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                           --------------------------

                          COPIES OF COMMUNICATIONS TO:
                           RICHARD G. SCHMALZL, ESQ.
                            DOUGLAS D. ROBERTS, ESQ.
                            GRAYDON, HEAD & RITCHEY
                            1900 FIFTH THIRD CENTER
                             CINCINNATI, OHIO 45202
                                 (513) 621-6464
                              (513) 651-3836 (FAX)
                           --------------------------

    Approximate date of commencement of proposed sale of the securities to the public: From time to time after this Registration Statement becomes effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or investment reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                                 PROPOSED MAXIMUM
                                                                                    AGGREGATE
                   TITLE OF EACH CLASS OF                         AMOUNT TO          OFFERING         AMOUNT OF
               SECURITIES TO BE REGISTERED(1)                  BE REGISTERED(2)    PRICE(2)(3)     REGISTRATION FEE
Debt Securities of Jacor Communications Company..............
Convertible Debt Securities of Jacor Communications
  Company....................................................
Preferred Stock of Jacor Communications, Inc.................
Convertible Preferred Stock of Jacor Communications, Inc.....
Depositary Shares of Jacor Communications, Inc...............
Convertible Debt Securities of Jacor Communications, Inc.....
Common Stock of Jacor Communications, Inc....................
Guarantees of Jacor Communications Company Debt Securities
  and Convertible Debt Securities by Jacor Communications,
  Inc. and Subsidiary Guarantors.............................
Guarantees of Jacor Communications, Inc. Convertible Debt
  Securities by Jacor Communications Company and Subsidiary
  Guarantors.................................................
    Total....................................................        (2)           $500,000,000      $147,500.00

(1) This Registration Statement also covers delayed delivery contracts which may be issued by the registrants under which the party purchasing such contracts may be required to purchase the securities registered hereunder. Such contracts may be issued together with the specific securities to which they relate. In addition, the securities registered hereunder may be sold separately, together, or as units with other securities registered hereunder.

(2) Not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.D. of Form S-3.

(3) Estimated solely for purposes of calculating the registration fee, which is calculated in accordance with Rule 457(o) under the Securities Act of 1933.

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and
Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.
This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                             SUBJECT TO COMPLETION
                  PRELIMINARY PROSPECTUS DATED APRIL 30, 1998
PROSPECTUS
        , 1998
                                  $500,000,000

                                     [LOGO]
                                PREFERRED STOCK
                          CONVERTIBLE PREFERRED STOCK
                               DEPOSITARY SHARES
                                  COMMON STOCK
                          CONVERTIBLE DEBT SECURITIES
                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY
                          JACOR COMMUNICATIONS COMPANY
                         AND THE SUBSIDIARY GUARANTORS
                          JACOR COMMUNICATIONS COMPANY
                                DEBT SECURITIES
                          CONVERTIBLE DEBT SECURITIES
                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY
                           JACOR COMMUNICATIONS, INC.
                         AND THE SUBSIDIARY GUARANTORS

    Jacor Communications, Inc. ("Jacor") may from time to time offer (i) convertible debt securities consisting of debentures, notes or other evidences of indebtedness representing unsecured obligations of Jacor, which may be either subordinated or senior if Jacor's then-existing loan agreements and indentures permit the issuance of Senior Debt (as defined herein), and which are convertible or exchangeable into Jacor Common Stock (as defined below), Jacor Preferred Stock (as defined below) or other debt securities issued hereunder (the "Jacor Convertible Debt Securities"), (ii) shares of Preferred Stock, par value $.01 per share (the "Jacor Preferred Stock"), which may be issued in the form of depositary shares evidenced by depositary receipts (the "Jacor Depositary Shares"); (iii) shares of Jacor Preferred Stock convertible or exchangeable into Common Stock, par value $.01 per share (the "Jacor Common Stock"), another series of Jacor Preferred Stock or other debt securities issued hereunder (the "Jacor Convertible Preferred Stock"); and (iv) shares of Jacor Common Stock, in each case, in amounts, at prices and on terms to be determined at the time of the offering.

    Jacor Communications Company, a wholly-owned subsidiary of Jacor ("JCC"), may also from time to time offer (i) debt securities consisting of debentures, notes or other evidences of indebtedness representing unsecured obligations of JCC, which may be either subordinated or senior if JCC's then-existing loan agreements and indentures permit the issuance of Senior Debt (the "JCC Debt Securities"); and (ii) convertible debt securities consisting of JCC Debt Securities which are convertible or exchangeable into Jacor Common Stock or Jacor Preferred Stock or other debt securities issued hereunder (the "JCC Convertible Debt Securities"), in each case, in amounts, at prices and on terms to be determined at the time of the offering. In connection therewith, Jacor and the Subsidiary Guarantors (as defined herein) may, on a joint and several basis, offer full and unconditional guarantees ("Guarantees") with respect to the JCC Debt Securities and JCC Convertible Debt Securities, as described herein under "Description of Convertible Debt Securities and JCC Debt Securities." All subsidiaries of JCC will become Subsidiary Guarantors if required by the indenture governing the Convertible Debt Securities and/or the JCC Debt Securities. The Jacor Convertible Debt Securities and the JCC Convertible Debt Securities are sometimes collectively referred to as the "Convertible Debt Securities." The Jacor Convertible Debt Securities, the Jacor Preferred Stock, the Jacor Convertible Preferred Stock, the Jacor Common Stock, the Jacor Depositary Shares, the JCC Debt Securities, the JCC Convertible Debt Securities, and the Guarantees are collectively called the "Securities." See "Description of Convertible Debt Securities and JCC Debt Securities -- Certain Covenants -- Subsidiary Guarantees" and "Description of Indebtedness -- Credit Facility," "-- 10 1/8% Notes," "-- 9 3/4% Notes," "-- 8 3/4% Notes," "-- 8% Notes," "-- Liquid
Yield Option-TM- Notes due 2011," and "-- Liquid Yield Option-TM- Notes due
2018."

    For each offering of Securities for which this Prospectus is being delivered, there will be an accompanying Prospectus Supplement (the "Prospectus Supplement"), which sets forth, where applicable, (i) in the case of Convertible Debt Securities and JCC Debt Securities, the specific designation, aggregate principal amount, the denomination, maturity, priority, premium, if any, the rate (which may be fixed or variable), time and method of calculating payment of interest, if any, on such Convertible Debt Securities or JCC Debt Securities, any terms of redemption at the option of Jacor, JCC, or the holder, terms for sinking fund payments, and with respect to Convertible Debt Securities, terms for conversion or exchange into Jacor Common Stock, Jacor Preferred Stock or other debt securities issued hereunder; (ii) in the case of Jacor Preferred Stock or Jacor Convertible Preferred Stock, the specific title and stated value, any dividend, liquidation, redemption, voting and other rights, and any other special terms, including the terms for converting or exchanging Jacor Convertible Preferred Stock into other Securities, and whether the Jacor Preferred Stock or Jacor Convertible Preferred Stock will be offered in the form of Jacor Depositary Shares and the terms thereof; and (iii) in the case of Jacor Common Stock, the number of shares of Jacor Common Stock and the terms of offering thereof. The Prospectus Supplement will also contain information, as applicable, about certain United States Federal income tax considerations relating to the particular Securities offered thereby.

    The aggregate initial offering price of the Securities offered by Jacor and/or JCC hereby will not exceed $500,000,000.00.

    Jacor and/or JCC may sell the Securities to or through underwriters, through dealers or agents or directly to purchasers. See "Plan of Distribution." The accompanying Prospectus Supplement will set forth the names of any underwriters, dealers or agents involved in the sale of the Securities in respect of which this Prospectus is being delivered, the amounts proposed to be purchased by them, any applicable fee, commission or discount arrangements with them, the initial public offering price and the net proceeds to Jacor and/or JCC. Any statement contained in this Prospectus will be deemed to be modified or superseded by any inconsistent statement contained in the accompanying Prospectus Supplement.

    The Jacor Common Stock is traded on the Nasdaq National Market under the symbol "JCOR." Any Jacor Common Stock sold pursuant to a Prospectus Supplement will be listed on the Nasdaq National Market, subject to official notice of issuance. Warrants issued by Jacor in 1996 are listed on the Nasdaq National Market under the symbol "JCORZ." Liquid Yield Option-TM- Notes due 2011 issued by Jacor in 1996 are listed on the Nasdaq Small Cap Market under the symbol "JCORL." Warrants issued by Jacor in 1997 are listed on the Nasdaq National Market under the symbol "JCORM." Liquid Yield Option-TM- Notes due 2018 issued by Jacor in 1998 are listed on the Nasdaq Small Cap Market under the symbol "JCORH." Jacor has not yet determined whether any of the JCC Debt Securities, JCC Convertible Debt Securities, Jacor Convertible Debt Securities, Jacor Preferred Stock, or Jacor Convertible Preferred Stock offered hereby will be listed on any exchange or over-the-counter market. If Jacor decides to seek listing of any such Securities, the Prospectus Supplement relating thereto will disclose such exchange or market.

    SEE "RISK FACTORS" AT PAGE 4 FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.
                            ------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
    PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                 REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

    This Prospectus may not be used to consummate sales of Securities unless accompanied by the applicable Prospectus Supplement.

                             AVAILABLE INFORMATION

    Jacor is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and accordingly files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Jacor, JCC and the Subsidiary Guarantors have filed a Registration Statement on Form S-3 together with all amendments and exhibits thereto (the "Registration Statement") with the Commission under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Registration Statement, including any amendments, schedules and exhibits thereto, is available for inspection and copying as set forth above. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein include all material terms of such contracts or other documents but are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Such reports, proxy statements and other information filed with the Commission are available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and at 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such documents may also be obtained from the Public Reference Room of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Jacor files its reports, proxy statements and other information with the Commission electronically, and the Commission maintains a Web site located at http://www.sec.gov containing such information. In addition, reports and other information concerning Jacor are available for inspection and copying at the offices of The Nasdaq Stock Market at 1735 K Street, N.W., Washington, D.C. 20006-1506.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents previously filed by Jacor with the Commission are incorporated herein by reference and are made a part hereof:

    (a) Jacor's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

    (b) Jacor's Current Reports on Form 8-K dated January 5, 1998, as amended, and February 4, 1998, as amended; and

    (c) Jacor's Form 8-B Registration Statement dated September 23, 1996.

    All documents filed by Jacor with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Prospectus and prior to the termination of the offering of the securities made hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in any other subsequently filed document that is or is deemed to be incorporated by reference herein) modifies or supersedes such previous statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Prospectus except as so modified or superseded.

    This Prospectus incorporates by reference certain documents relating to Jacor which are not delivered herewith. These documents (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein) are available, without charge, upon oral or written request by any person to whom this Prospectus is delivered. Such requests should be directed to Jacor Communications, Inc., 50 East RiverCenter Boulevard, 12th Floor, Covington, Kentucky 41011, Attention: Corporate Communications and Investor Relations, Telephone Number (606) 655-2267, Fax Number (606) 655-9345.

                                  RISK FACTORS

    IN ADDITION TO THE OTHER INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT, PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS BEFORE PURCHASING THE SECURITIES OFFERED HEREBY.

    RISKS OF ACQUISITION STRATEGY. Jacor intends to pursue growth through the opportunistic acquisition of broadcasting companies, radio station groups, individual radio stations and entities that provide programming and services to radio station groups or individual radio stations. In this regard, Jacor routinely reviews such acquisition opportunities. Jacor believes that currently there are available a number of acquisition opportunities that would be complementary to its business, although it may be more difficult to find suitable transactions on terms acceptable to Jacor given the substantial consolidation that has occurred in the radio broadcast industry since the passage of the Telecommunications Act of 1996 (the "Telecom Act") on February 8, 1996. Jacor cannot predict whether it will be successful in pursuing such acquisition opportunities or what the consequences of any such acquisition would be.

    The receipt of certain federal and state governmental or regulatory approvals is required in order to consummate the acquisitions, including approvals or waivers from the Federal Communications Commission (the "FCC"), and, if certain criteria are met, the expiration of or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), as enforced by the Antitrust Division of the Department of Justice (the "Antitrust Division"). With regard to each proposed acquisition, Jacor will use its reasonable best efforts to obtain such approvals or waivers, but there can be no assurance that (i) the FCC will approve the transfer of the broadcast licenses in connection with each proposed transaction; (ii) the FCC or a court would affirm the FCC consent to the proposed transaction if such review is undertaken; (iii) the HSR Act waiting periods with respect to the various proposed transactions will expire without objections being raised by either the Federal Trade Commission (the "FTC") or the Antitrust Division that would not be eliminated without substantial changes to the terms of the applicable proposed transactions; or (iv) Jacor will be successful in consummating various proposed transactions in a timely manner or on the terms originally agreed upon by the parties to the transactions.

    Jacor's acquisition strategy involves numerous risks, including difficulties in the integration of operations and systems, the diversion of management's attention from other business concerns and the potential loss of key employees of acquired businesses. There can be no assurance that Jacor's management will be able to manage effectively the resulting business or that such acquisitions will benefit Jacor.

    In addition to the expenditure of capital relating to the Pending Transactions, future acquisitions also may involve the expenditure of significant funds, including the issuance of additional debt or equity. Depending upon the nature, size and timing of future acquisitions, Jacor may be required to raise additional financing. There is no assurance that such additional financing will be available to Jacor on acceptable terms at the time desired.

    NEED TO DEVELOP "STICK" PROPERTIES. Jacor's business strategy relies, in part, on improving the broadcast cash flow and ratings of its "stick" properties (i.e. properties with insignificant broadcast cash flow and/or insignificant ratings). In evaluating acquisition opportunities, Jacor seeks out "stick" properties because Jacor believes that such radio stations provide the potential for the greatest improvement in broadcast cash flow. Typically, Jacor will make a substantial investment in a "stick" property to improve its programming operations and/or signal. Approximately one-half of the Company's portfolio of radio stations currently represent "stick" properties. There can be no assurance that Jacor will be successful in improving the performance of its "stick" properties, notwithstanding that substantial costs may be incurred by Jacor in implementing this aspect of its business strategy.

    INCREASED ANTITRUST SCRUTINY. Subsequent to the passage of the Telecom Act, the radio broadcast industry has been subject to an increased amount of scrutiny by the Antitrust Division. Such scrutiny caused

Jacor to experience delays and increased costs in closing several transactions and also compelled changes in the proposed terms of several acquisitions. Jacor could experience similar delays, increased costs, and compelled changes in connection with future transactions.

    Although Jacor does not believe that antitrust considerations will adversely affect Jacor's ability to successfully implement its business strategy, the effects of the Antitrust Division's heightened level of scrutiny on the radio broadcast industry and on Jacor are uncertain. There can be no assurance that these concerns will not negatively impact Jacor.

    FCC REGULATION OF BROADCASTING INDUSTRY. The broadcasting industry is subject to extensive regulation by the FCC which, among other things, requires approval for the issuance, renewal, transfer and assignment of broadcasting station operating licenses, limits the number of broadcasting properties Jacor may acquire and regulates the operations of broadcasting stations. Additionally, in certain circumstances, the Communications Act of 1934, as amended (the "Communications Act"), and FCC rules will operate to impose limitations on alien ownership and voting of the capital stock of Jacor. Jacor's Certificate of Incorporation permits the redemption of Common Stock from stockholders where necessary to protect Jacor's regulatory licenses. See "Description of Capital Stock." The FCC is considering changes to its rules in response to the Telecom Act and other industry developments. There can be no assurance that any such rule changes will not negatively impact Jacor's operations in the future.

    Jacor's business will be dependent upon maintaining its broadcasting licenses issued by the FCC, which are issued currently for a maximum term of eight years. Although it is rare for the FCC to deny a renewal application, there can be no assurance that the pending or future renewal applications will be approved, or that such renewals will not include conditions or qualifications that could adversely affect Jacor's operations. Moreover, governmental regulations and policies may change over time and there can be no assurance that such changes would not have a material adverse impact upon Jacor's business, financial condition and results of operations.

    COMPETITION; BUSINESS RISKS. Broadcasting is a highly competitive business. Jacor's radio and television stations and syndicated radio programming compete for audiences and advertising revenues directly with other radio and television stations and other syndicated programs, as well as with other media, such as newspapers, magazines, cable television, outdoor advertising, and direct mail, within their respective geographic areas. Audience ratings and revenue shares are subject to change and any adverse change in a particular geographic area could have a material and adverse effect on the revenue of stations located in that geographic area. Future operations are further subject to many variables which could have an adverse effect upon Jacor's financial performance. These variables include economic conditions, both generally and relative to the broadcasting industry; shifts in population and other demographics; the level of competition for advertising dollars with other radio stations, television stations, and other entertainment and communications media; fluctuations in operating costs; technological changes and innovations; changes in labor conditions; and changes in governmental regulations and policies and actions of federal regulatory bodies. Although Jacor believes that each of its stations is able to compete effectively in its respective broadcast area and that its syndicated radio programs will continue to attract listeners and advertisers, there can be no assurance that any such stations will be able to maintain or increase its current audience ratings and advertising revenues.

    JACOR STRUCTURE. A significant percentage of the assets and revenues of Jacor are held by or derived from the operations of Jacor's subsidiaries. As a result, trade creditors and other creditors of these subsidiaries may have a claim directly against the assets and revenues of those subsidiaries. Because the holders of indebtedness at Jacor have recourse to the assets and revenues of these subsidiaries almost entirely through Jacor's equity interest in its subsidiaries, the claims of the creditors of Jacor's subsidiaries are superior to claims of Jacor's debt holders.

    The ability of Jacor and its subsidiaries to incur certain obligations is limited by certain of the restrictive covenants contained in the Credit Facility (as defined herein). Additionally, borrowings under the Credit Facility are secured by a first priority pledge of and lien on the capital stock of Jacor's subsidiaries and all intercompany indebtedness owed to Jacor by the subsidiaries and have priority as to such collateral.

    In addition, Jacor's ability to make required principal and interest payments with respect to Jacor's indebtedness depends on the earnings of its subsidiaries. Because indebtedness of Jacor is an obligation of Jacor only (unless otherwise guaranteed or agreed), Jacor's subsidiaries are not obligated or required to pay any amounts due pursuant to such indebtedness or to make funds available therefor in the form of dividends or advances to Jacor. In addition, the payment of dividends and the making of loans, advances and other payments to Jacor by its subsidiaries may be subject to statutory restrictions, are subject to contractual restrictions in the Credit Facility and JCC's senior subordinated indebtedness, are contingent upon the earnings of those subsidiaries and are subject to various business and other considerations.

    SUBSTANTIAL LEVERAGE AND LIMITED FINANCIAL FLEXIBILITY. Jacor's outstanding indebtedness and its offering of any debt securities hereunder may have the following important consequences: (i) significant interest expense and principal repayment obligations resulting in substantial annual fixed charges; (ii) significant limitations on Jacor's ability to obtain additional debt financing; and (iii) increased vulnerability to adverse general economic and industry conditions. In addition, Jacor's existing and anticipated credit facilities have or will have a number of financial covenants, including leverage ratios, interest coverage, debt service coverage and a maximum ratio of debt to earnings before other expenses (income), interest expenses, taxes, depreciation and amortization.

    SHARE OWNERSHIP BY ZELL/CHILMARK. Zell/Chilmark Fund L.P. ("Zell/Chilmark") holds 13,349,720 (approximately 26.2%) of the outstanding shares of Jacor Common Stock and is Jacor's largest stockholder as of the date hereof. The large share ownership of Zell/Chilmark may have the effect of discouraging certain types of transactions involving an actual or potential change of control of Jacor, including transactions in which the holders of Jacor Common Stock might otherwise receive a premium for their shares over then-current market prices.

    By the terms of its partnership agreement, Zell/Chilmark is to terminate on or before July 1, 2000, subject to two one-year extensions in certain circumstances. Accordingly, Zell/Chilmark will be required to sell its shares of Jacor Common Stock or distribute its shares of Jacor Common Stock to its partners prior to the termination of Zell/Chilmark. Subject to certain restrictions under the Securities Act, Zell/Chilmark is free to sell shares of Jacor Common Stock from time to time for any reason. By virtue of its current control of Jacor, Zell/Chilmark could sell large amounts of Jacor Common Stock by causing Jacor to file a registration statement with respect to such stock. In addition, Zell/Chilmark could sell its shares of Jacor Common Stock without registration pursuant to Rule 144 under the Securities Act.

    Jacor can make no prediction as to the effect, if any, that such sales of shares of Jacor Common Stock would have on the prevailing market price. Sales of substantial amounts of Jacor Common Stock, or the availability of such shares for sale, could adversely affect prevailing market prices. Sales or transfers of Jacor Common Stock by Zell/Chilmark could result in another person or entity becoming the controlling stockholder of Jacor.

    LACK OF DIVIDENDS; RESTRICTIONS ON PAYMENTS OF DIVIDENDS. Jacor has not paid any dividends to its stockholders. Jacor intends to retain all available earnings, if any, generated by its operations for the development and growth of its business and does not anticipate paying any dividends on Jacor Common Stock in the foreseeable future. In addition, the payment of dividends on the Jacor Common Stock is restricted under Jacor's credit facilities.

    KEY PERSONNEL. Jacor's business is dependent upon the performance of certain key employees, including its Chief Executive Officer and its President. Jacor also employs or independently contracts with several on-air personalities and hosts of syndicated radio programs with significant loyal audiences in their respective broadcast areas. Jacor generally enters into long-term agreements with its key on-air talent and program hosts to protect its interests in those relationships, but there can be no assurance that all such on-air personalities will remain with Jacor or will retain their audiences.

    POTENTIAL NEGATIVE IMPACT OF OTHER SECURITIES ISSUANCES. Jacor has authorized for issuance up to 4,000,000 shares of undesignated preferred stock. The Jacor Board of Directors has the authority, without further vote or action by Jacor stockholders, to issue the undesignated shares of Jacor Preferred Stock in one or more series and to fix all rights, qualifications, preferences, privileges, limitations and restrictions of each such series, including dividend rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series. Although it currently has no plans to do so, the Jacor Board of Directors, without stockholder approval, can issue Jacor Preferred Stock with voting and conversion rights which would adversely affect the voting power of the holders of Jacor Common Stock. In addition, the issuance of Jacor Preferred Stock may have the effect of delaying, deferring or preventing a change in control of Jacor and could therefore have a negative impact on the trading price of the Jacor Common Stock. Jacor may also issue other types of securities in the future that may have the same or similar negative effects as the undesignated preferred stock. See "Description of Capital Stock."

    FORWARD-LOOKING STATEMENTS. This Prospectus and the accompanying Prospectus Supplement set forth or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act. Discussions containing such forward-looking statements may be found in the material set forth under "Business" in the accompanying Prospectus Supplement, as well as within this Prospectus and the accompanying Prospectus Supplement generally. In addition, when used in this Prospectus and the accompanying Prospectus Supplement, the words "believes," "anticipates," "expects" and similar expressions are intended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially from those described in the forward-looking statements as a result of the risk factors set forth above and the matters set forth or incorporated by reference in this Prospectus and the accompanying Prospectus Supplement generally. Jacor undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances. Jacor cautions the reader, however, that this list of risk factors may not be exhaustive.

                                    BUSINESS

    Jacor and JCC, a direct wholly-owned subsidiary of Jacor, are holding companies engaged primarily in the radio broadcasting business. Through their subsidiaries, Jacor and JCC also distribute nationally syndicated talk programming for radio broadcasting, provide support services to other broadcasting companies and own and operate one television station in Cincinnati, Ohio.

    Additional information concerning Jacor and JCC is incorporated by reference in this Prospectus. See "Available Information" and "Incorporation of Certain Documents by Reference."

                                USE OF PROCEEDS

    Jacor does not currently have specific plans for the use of the net proceeds from the sale of Securities offered hereby. However, Jacor currently anticipates that any such net proceeds would be used for general corporate purposes, which may include but are not limited to working capital, capital expenditures, repayment of indebtedness, investments and acquisitions. When a particular series of Securities is offered, the Prospectus Supplement relating thereto will set forth Jacor's intended use for the net proceeds received from the sale of such Securities. Pending the application of the net proceeds, Jacor expects to invest such proceeds in short-term, interest-bearing instruments or other investment-grade securities.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED
                     CHARGES AND PREFERRED STOCK DIVIDENDS

    The following table sets forth the unaudited consolidated ratio of earnings to fixed charges and the unaudited consolidated ratio of earnings to combined fixed charges and preferred stock dividends for Jacor for the periods shown (dollars in thousands):

                                                                                          YEAR ENDED DECEMBER 31,
                                                                           -----------------------------------------------------
                                                                             1993       1994       1995       1996       1997
                                                                           ---------  ---------  ---------  ---------  ---------
Ratio of earnings to fixed charges (1)...................................        1.9        6.0        5.7        1.4        1.1
                                                                           ---------        ---        ---        ---        ---
                                                                           ---------        ---        ---        ---        ---
Ratio of earnings to combined fixed charges and preferred stock dividends
 (1)(2)..................................................................        1.9        6.0        5.7        1.4        1.1
                                                                           ---------        ---        ---        ---        ---
                                                                           ---------        ---        ---        ---        ---

------------------------
(1) For the purpose of computing the ratio of earnings to fixed charges as prescribed by the rules and regulations of the Commission, earnings represent pretax income from continuing operations plus fixed charges, less interest capitalized. Fixed charges represent interest (including amounts capitalized), the portion of rent expenses deemed to be interest and amortization of deferred financing costs.

(2) Jacor had no shares of Jacor Preferred Stock outstanding and no dividends were declared or paid on Jacor Preferred Stock during any of the periods indicated.

       DESCRIPTION OF CONVERTIBLE DEBT SECURITIES AND JCC DEBT SECURITIES

    The Jacor Convertible Debt Securities are to be issued under an Indenture (the "Jacor Indenture") between Jacor and a trustee to be identified in the applicable Prospectus Supplement (the "Jacor Trustee"). The JCC Debt Securities and the JCC Convertible Debt Securities are to be issued under an Indenture (the "JCC Indenture") between JCC and a trustee to be identified in the applicable Prospectus Supplement (the "JCC Trustee"). The Jacor Trustee and the JCC Trustee may be the same trustee. The Jacor Indenture and the JCC Indenture are sometimes collectively called the "Indentures." The terms of the Indentures will also be governed by certain provisions of the Trust Indenture Act of 1939, as amended. The following summary statements with respect to the JCC Debt Securities and the Convertible Debt Securities do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the detailed provisions of the Indentures. Although some of the following summary statements collectively refer to Jacor, JCC, the Subsidiary Guarantors and other parties, such statements concerning each party shall apply to each such party respectively and the applicable Indentures, unless otherwise noted. Capitalized terms are defined in the Indentures unless otherwise defined herein. Whenever any particular section of the Indentures or any term defined therein is referred to, such section or definition is incorporated herein by reference. A copy of the form of Indentures is available upon request.

GENERAL

    The JCC Debt Securities and the Convertible Debt Securities offered hereby will be limited to an aggregate initial offering price not to exceed $500,000,000. The Jacor Indenture will not limit the amount of Jacor Convertible Debt Securities which can be issued thereunder and will provide that additional Jacor Convertible Debt Securities may be issued in one or more series thereunder up to the aggregate principal amount which may be authorized from time to time by Jacor's Board of Directors. The JCC Indenture will not limit the amount of JCC Debt Securities or JCC Convertible Debt Securities which can be issued thereunder and will provide that additional JCC Debt Securities or JCC Convertible Debt Securities may be issued in one or more series thereunder up to the aggregate principal amount which may be authorized from time to time by JCC's Board of Directors. The Jacor Convertible Debt Securities, the JCC Convertible Debt Securities and the JCC Debt Securities will be unsecured obligations of Jacor or JCC, respectively, and to the extent as may be permitted under Jacor's and JCC's then-existing loan agreements and indentures, will rank either senior to or equally and ratably with all other unsecured indebtedness of JCC. The Jacor Convertible Debt Securities, the JCC Convertible Debt Securities and the JCC Debt Securities also may be subordinate, and junior in right of payment to all Senior Debt, to the extent and in the manner set forth in the respective Indenture. See "Subordination."

    The Jacor Convertible Debt Securities will be fully and unconditionally guaranteed by JCC and may be further guaranteed fully and unconditionally, jointly and severally with JCC by certain subsidiaries of JCC (the "Subsidiary Guarantors"). The JCC Debt Securities and JCC Convertible Debt Securities may be fully and unconditionally guaranteed on a senior subordinated basis by Jacor and may be further guaranteed fully and unconditionally, jointly and severally with Jacor by the Subsidiary Guarantors (collectively with JCC and Jacor, the "Guarantors"). The obligations of each Guarantor under its guarantee, however, will be limited in a manner intended to avoid such guarantee being deemed a fraudulent conveyance under applicable law. See "Fraudulent Transfer Considerations" below.

    Reference is made to the Prospectus Supplement relating to the particular Convertible Debt Securities or JCC Debt Securities offered thereby for the following terms, where applicable, of the Convertible Debt Securities or JCC Debt Securities: (i) the specific designation of the Convertible Debt Securities or JCC Debt Securities; (ii) the denominations in which such Convertible Debt Securities or JCC Debt Securities are authorized to be issued; (iii) the aggregate principal amount of such Convertible Debt Securities or JCC Debt Securities; (iv) the date or dates on which the principal of such Convertible Debt Securities or JCC Debt Securities will mature or the method of determining such date or dates; (v) the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which the Convertible Debt Securities or JCC Debt Securities will be issued; (vi) the rate or rates (which may be fixed or variable) at which such Convertible Debt Securities or JCC Debt Securities will bear interest, if any, or the method of calculating such rate or rates; (vii) the times and places where principal of, premium, if any, and interest, if any, on such Convertible Debt Securities or JCC Debt Securities will be payable; (viii) the date, if any, after which such Convertible Debt Securities or JCC Debt Securities may be redeemed and the redemption prices; (ix) the date or dates on which interest, if any, will be payable and the record date or dates therefor or the method by which such date or dates will be determined; (x) the period or periods within which, the price or prices at which, the currency or currencies (including currency units) in which, and the terms and conditions upon which, such Convertible Debt Securities or JCC Debt Securities may be redeemed, in whole or in part, at the option of Jacor or JCC, as applicable; (xi) the obligation, if any, of Jacor or JCC to redeem or purchase such Convertible Debt Securities or JCC Debt Securities pursuant to any sinking fund or analogous provisions, upon the happening of a specified event or at the option of a holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which, such Convertible Debt Securities or JCC Debt Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligations; (xii) the terms and conditions upon which conversion or exchange of such Convertible Debt Securities will be effected, including the exchange terms, the conversion price, the conversion period and other conversion or exchange provisions in addition to or in lieu of those described below;
(xiii) if other than the principal amount thereof, the portion of the principal amount of such Convertible Debt Securities or JCC Debt Securities which will be payable upon declaration of the acceleration of the maturity thereof or the method by which such portion shall be determined; (xiv) the person to whom any interest on any such Debt Security or Convertible Debt Security shall be payable if other than the person in whose name such Debt Security or Convertible Debt Security is registered on the applicable record date; (xv) any addition to, or modification or deletion of, any Event of Default or any covenant of Jacor or JCC specified in the Indenture with respect to such Convertible Debt Securities or JCC Debt Securities; (xvi) the application, if any, of such means of defeasance or covenant defeasance as may be specified for such Convertible Debt Securities or JCC Debt Securities; (xvii) whether such Convertible Debt Securities or JCC Debt Securities are to be issued in whole or in part in the form of one or more temporary or permanent global securities and, if so, the identity of the depositary for such global security or securities; (xviii) whether such Convertible Debt Securities or JCC Debt Securities shall be subordinated and subject to the right to prior payment in full of all Senior Debt, including the then-existing credit facilities; and (xix) any other special terms pertaining to such Convertible Debt Securities or JCC Debt Securities. Unless otherwise specified in the applicable Prospectus Supplement, the Convertible Debt Securities or JCC Debt Securities will not be listed on any securities exchange. Unless otherwise provided in the applicable Prospectus Supplement, principal and premium, if any, or interest, if any, will be payable and the Convertible Debt Securities or JCC Debt Securities may be surrendered for payment or transferred at the offices of the applicable Trustee as paying and authenticating agent, provided that payment of interest on Registered Securities may be made at the option of Jacor or JCC, as applicable, by check mailed to the address of the person entitled thereto as it appears in the Security Register. Payment of Convertible Debt Securities or JCC Debt Securities in bearer form will be made at such paying agencies outside of the United States as Jacor or JCC, as applicable, may appoint.

    Unless otherwise specified in the applicable Prospectus Supplement, the Convertible Debt Securities and JCC Debt Securities will be issued in fully registered form without coupons in denominations set forth in the Prospectus Supplement. No service charge will be made for any transfer or exchange of such Convertible Debt Securities or JCC Debt Securities, but Jacor or JCC, as applicable, may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Where Convertible Debt Securities and JCC Debt Securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special Federal income tax considerations, applicable to any such Convertible Debt Securities or JCC Debt Securities and to payment on and transfer and exchange of such Convertible Debt Securities or JCC Debt Securities will be described in the Prospectus Supplement. Bearer Convertible Debt Securities and JCC Debt Securities will be transferrable by delivery.

    Some of the Convertible Debt Securities and JCC Debt Securities may be issued at a discount (bearing no interest or interest at below market rates) to be sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such Convertible Debt Securities and JCC Debt Securities will be described in the applicable Prospectus Supplement.

    The Prospectus Supplement for a particular series may indicate terms for redemption at the option of a Holder. Unless otherwise indicated in the applicable Prospectus Supplement, the covenants contained in the Indentures and the Convertible Debt Securities or JCC Debt Securities (as the case may be) would not provide for redemption at the option of a Holder nor necessarily afford Holders thereof protection in the event of a highly leveraged or other transaction that may adversely affect such Holders.

CONVERSION OF CONVERTIBLE DEBT SECURITIES

    The following provisions will further apply to Convertible Debt Securities, unless otherwise provided in the applicable Prospectus Supplement for such Convertible Debt Securities. The holder of any Convertible Debt Securities will have the right exercisable at any time prior to maturity, or prior to such other date as may be specified in the applicable Prospectus Supplement, unless previously redeemed by Jacor or JCC, as applicable, to convert such Convertible Debt Securities into shares of Jacor Common Stock or Jacor Preferred Stock at the conversion price set forth in the applicable Prospectus Supplement, subject to adjustment. In the case of Convertible Debt Securities called for redemption, conversion rights will expire at the close of business on the date fixed for the redemption unless Jacor or JCC, as applicable, shall default in payment of the redemption price, except that in the case of redemption at the option of the Holder thereof, if applicable, the conversion right will terminate upon receipt of written notice of the exercise of such option. In certain events, the conversion price will be subject to adjustment as set forth in the applicable Prospectus Supplement. Fractional shares of Jacor Common Stock or Jacor Preferred Stock will not be issued upon conversion, but, in lieu thereof, Jacor or JCC, as applicable, will pay a cash adjustment based on the then current market price for the Jacor Common Stock or Jacor Preferred Stock.

EXCHANGEABILITY

    The Holders of Convertible Debt Securities of any series may be obligated at any time or at maturity to exchange them for Jacor Common Stock, Jacor Preferred Stock or other debt securities of Jacor issued hereunder. The terms of any such exchange will be described in the Prospectus Supplement relating to such series of Convertible Debt Securities.

SUBORDINATION

    The Convertible Debt Securities and JCC Debt Securities may be subordinated and junior in right of payment, to the extent set forth in the applicable Prospectus Supplement, to all "Senior Debt" of Jacor, JCC or the Guarantors, as applicable, including the then-existing credit facilities, as set forth in the applicable Prospectus Supplement. Unless otherwise provided in the applicable Indenture or applicable Prospectus Supplement, the subordination provisions of the Indentures will be as set forth below.

    To the extent the JCC Debt Securities and/or the Convertible Debt Securities are subordinated to Senior Debt, the Indentures will provide that no payment (including any payment which may be payable to any Holder by reason of the subordination of any other indebtedness or other obligations to, or guarantee of, the Convertible Debt Securities and JCC Debt Securities) or distribution (by set-off or otherwise) may be made by or on behalf of Jacor, JCC or a Guarantor, as applicable, on account of the principal of, premium, if any, or interest on the Convertible Debt Securities and JCC Debt Securities (including any repurchases of Convertible Debt Securities and JCC Debt Securities) or any other amounts with respect thereto, or on account of the redemption provisions of the Convertible Debt Securities and JCC Debt Securities, for cash or property (other than Junior Securities), (i) upon the maturity of any Senior Debt of Jacor, JCC or such Guarantor by lapse of time, acceleration (unless waived) or otherwise, unless and until all principal of, premium, if any, and the interest on, and all other amounts with respect to, such Senior Debt are first paid in full in cash or otherwise to the extent each of the holders of Senior Debt accept satisfaction of amounts due to such holder by settlement in other than cash, or
(ii) in the event of default in the payment of any principal of, premium, if any, or interest on, or any other amounts with respect to, Senior Debt of Jacor, JCC or such

Guarantor when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise (each of the foregoing, a "Payment Default"), unless and until such Payment Default has been cured or waived or otherwise has ceased to exist.

    Upon (i) the happening of a default (other than a Payment Default) that permits the holders of Senior Debt (or a percentage thereof) to declare such Senior Debt to be due and payable and (ii) written notice of such default given to Jacor, JCC or such Guarantor, as applicable, and the Trustee by Representative under the then-existing credit facilities or the holders of an aggregate of at least $25.0 million principal amount outstanding of any other Senior Debt or their representative at such holders' direction (a "Payment Notice"), then, unless and until such default has been cured or waived or otherwise has ceased to exist, no payment (including any payment which may be payable to any Holder by reason of the subordination of any other indebtedness or other obligations to, or guarantee of, the Convertible Debt Securities and JCC Debt Securities) or distribution (by set-off or otherwise) may be made by or on behalf of Jacor, JCC or any Guarantor which is an obligor under such Senior Debt on account of the principal of, premium, if any, or interest on the Convertible Debt Securities and JCC Debt Securities (including any repurchases of any of the Convertible Debt Securities and JCC Debt Securities), or any other amount with respect thereto, or on account of the redemption provisions of the Convertible Debt Securities and JCC Debt Securities, in any such case, other than payments made with Junior Securities. Notwithstanding the foregoing, unless the Senior Debt in respect of which such default exists has been declared due and payable in its entirety within 179 days after the Payment Notice is delivered as set forth above (the "Payment Blockage Period") (and such declaration has not been rescinded or waived), at the end of the Payment Blockage Period (and assuming that no Payment Default exists), Jacor, JCC and the Guarantors, as applicable, shall not be prohibited by the subordination provisions from paying all sums then due and not paid to the Holders of the Convertible Debt Securities and JCC Debt Securities during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on the Convertible Debt Securities and JCC Debt Securities. Any number of Payment Notices may be given; PROVIDED, HOWEVER, that (i) not more than one Payment Notice shall be given within a period of any 360 consecutive days, and
(ii) no default that existed upon the date of delivery of such Payment Notice (whether or not such default is on the same issue of Senior Debt) shall be made the basis for the commencement of any other Payment Blockage Period.

    Upon any distribution of assets of Jacor, JCC or any Guarantor upon any dissolution, winding up, total or partial liquidation or reorganization of Jacor, JCC or a Guarantor, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshaling of assets or liabilities, (i) the holders of all Senior Debt of Jacor, JCC or such Guarantor, as applicable, will first be entitled to receive payment in full of all amounts of Senior Debt in cash or otherwise to the extent each of such holders accepts satisfaction of amounts due by settlement in other than cash before the Holders are entitled to receive any payment (including any payment which may be payable to any Holder by reason of the subordination of any other indebtedness or other obligations to, or guarantee of, the Convertible Debt Securities and JCC Debt Securities) or distribution on account of principal of, premium, if any, and interest on, or any other amounts with respect to, the Convertible Debt Securities and JCC Debt Securities (other than Junior Securities) and (ii) any payment or distribution of assets of Jacor, JCC or such Guarantor of any kind or character from any source, whether in cash, property or securities (other than Junior Securities) to which the Holders or the Trustee on behalf of the Holders would be entitled (by set-off or otherwise) except for the subordination provisions contained in the Indentures, will be paid by the liquidating trustee or agent or other person making such a payment or distribution directly to the holders of such Senior Debt or their representative to the extent necessary to make payment in full on all such Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

    In the event that, notwithstanding the foregoing, any payment or distribution of assets of Jacor, JCC or any Guarantor (other than Junior Securities) shall be received by the Trustee or the Holders at a time when such payment or distribution is prohibited by the foregoing provisions, such payment or distribution shall be held in trust for the benefit of the holders of such Senior Debt, and shall be paid or delivered by the Trustee or such Holders, as the case may be, to the holders of such Senior Debt remaining unpaid or to their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate principal amounts remaining unpaid on account of such Senior Debt held or represented by each, for application to the payment of all such Senior Debt remaining unpaid, to the extent necessary to pay all such Senior Debt in full in cash or otherwise to the extent each of the holders of such Senior Debt accept satisfaction of amounts due by settlement in other than cash after giving effect to any concurrent payment or distribution to the holders of such Senior Debt. The Indentures will contain other customary subordination provisions, including rights of subrogation and rights to file claims in bankruptcy.

    As among Jacor, JCC, the Guarantors and the Holders, no provision contained in the Indentures or the Convertible Debt Securities and JCC Debt Securities will affect the obligations of Jacor, JCC and the Guarantors, which are absolute and unconditional, to pay, when due, principal of, premium, if any, and interest on the Convertible Debt Securities and JCC Debt Securities. The subordination provisions of the Indentures and the Convertible Debt Securities and JCC Debt Securities will not prevent the occurrence of any Default or Event of Default under the Indentures or limit the rights of the Trustee or any Holder to pursue any other rights or remedies with respect to the Convertible Debt Securities and JCC Debt Securities.

    As a result of these subordination provisions, in the event of the liquidation, bankruptcy, reorganization, insolvency, receivership or similar proceeding or an assignment for the benefit of the creditors of Jacor, JCC or any of the Guarantors or a marshaling of assets or liabilities of Jacor, JCC or any of the Guarantors, holders of the Convertible Debt Securities and JCC Debt Securities may receive ratably less than other creditors.

    Jacor and JCC conduct operations through their subsidiaries. Accordingly, Jacor's and JCC's ability to meet their cash obligations will be dependent upon the ability of their subsidiaries to make cash distributions to Jacor and JCC, respectively. Furthermore, any right of Jacor or JCC to receive the assets of any such subsidiary upon such subsidiary's liquidation or reorganization effectively will be subordinated by operation of law to the claims of such subsidiary's creditors (including trade creditors) and holders of such subsidiary's preferred stock, except to the extent that Jacor or JCC, as applicable, is itself recognized as a creditor or preferred stockholder of such subsidiary, in which case the claims of Jacor or JCC, as applicable, would still be subordinate to any indebtedness or preferred stock of such subsidiary senior in right of payment to that held by Jacor or JCC, as applicable.

FRAUDULENT TRANSFER CONSIDERATIONS

    Generally, under various state and federal fraudulent transfer or fraudulent conveyance laws (collectively, "the Fraudulent Transfer Laws"), a Guarantor's obligations under the Guarantee of the JCC Debt Securities and/or the Convertible Debt Securities could be avoided if a court in a lawsuit by an unpaid creditor of a Guarantor or a representative of such creditors (such as a trustee in bankruptcy or JCC as debtor-in-possession) were to find that (i) the Guarantor did not receive reasonably equivalent value or fair consideration in exchange for the obligation created by the applicable Convertible Debt Securities or JCC Debt Securities and (ii) at the time of the issuance of such Convertible Debt Securities or JCC Debt Securities, the Guarantor (A) was insolvent or became insolvent as a result of the incurrence of the obligations represented by such Convertible Debt Securities or JCC Debt Securities, (B) was engaged, or was about to be engaged, in a business or transaction for which the property remaining with it was an unreasonably small capital or for which its unencumbered assets constituted unreasonably small capital, or (C) intended to incur, or believed that it would incur, debts beyond its ability to pay as such debts matured.

    A court could conclude that a Guarantor did not receive reasonably equivalent value or fair consideration to the extent that such Guarantor's liability on its guarantee exceeds the economic benefits that it receives in the offering of such Convertible Debt Securities or JCC Debt Securities. Were a court to so find, the court could avoid the Guarantor's obligation under its guarantee and direct the return of amounts paid thereunder if one or more of the conditions set forth in subparagraphs (ii)(A), (B), or (C) above were also met as to such Guarantor. Management believes, however, that the Guarantees will be structured so as to minimize the likelihood that a court would find that the Guarantor did not receive reasonably equivalent value or fair consideration for its Guarantee (the "Savings Clause"). No assurance, however, can be given that a court would uphold such a fraudulent transfer Savings Clause. Moreover, there can be no assurance that a court would not limit a Guarantee to an amount equal to the proceeds actually received by any given Guarantor from the offering of such Convertible Debt Securities or JCC Debt Securities.

    The determination of insolvency for purposes of the Fraudulent Transfer Laws may vary depending upon the law of the jurisdiction being applied. Generally, however, an entity is insolvent if (i) the sum of its debts (including unliquidated or contingent debts) is greater than all of its property, at a fair valuation or (ii) the present fair saleable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured. Additionally, under certain state Fraudulent Transfer Laws, an entity is presumed to be insolvent if it is generally not paying its debts as they become due.

    Furthermore, a court could avoid Jacor's obligations under the Jacor Convertible Debt Securities, JCC's obligations under the JCC Debt Securities and/or JCC Convertible Debt Securities and the Guarantors' obligations under their respective Guarantees without regard to the solvency, capitalization and other conditions described in clauses (ii)(A), (B), and (C) above if it finds that the obligations created by such Convertible Debt Securities or JCC Debt Securities or the Guarantees were incurred with actual intent to hinder, delay, or defraud now existing or future creditors. If the obligations under such Convertible Debt Securities or JCC Debt Securities were to be avoided, there can be no assurance that the recoveries under the Guarantees would be sufficient to pay the outstanding amounts due and owing under such Convertible Debt Securities or JCC Debt Securities. Moreover, if the obligations of one or more Guarantors were to be avoided, there can be no assurance that the remaining Guarantees would be sufficient to ensure payment in full on such Convertible Debt Securities or JCC Debt Securities.

CERTAIN COVENANTS

    REPURCHASE OF NOTES AT THE OPTION OF THE HOLDER UPON A CHANGE OF CONTROL

    Unless otherwise provided in the applicable Indenture or applicable Prospectus Supplement, the covenants relating to repurchase upon a change of control will be as set forth below. The Indentures will provide that in the event that a Change of Control has occurred, each Holder of Convertible Debt Securities or JCC Debt Securities will have the right, at such Holder's option, pursuant to an irrevocable and unconditional offer by Jacor or JCC , as applicable, (the "Change of Control Offer"), to require Jacor or JCC, as applicable, to repurchase all or any part of such Holder's Convertible Debt Securities or JCC Debt Securities (PROVIDED, that the principal amount of such Convertible Debt Securities or JCC Debt Securities must be $1,000 or an integral multiple thereof) on a date (the "Change of Control Purchase Date") that is no later than 35 Business Days after the occurrence of such Change of Control, at a cash price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the Change of Control Purchase Date. The Change of Control Offer shall be made within 10 Business Days following a Change of Control and shall remain open for 20 Business Days following its commencement (the "Change of Control Offer Period"). Upon expiration of the Change of Control Offer Period, Jacor or JCC, as applicable, promptly shall purchase all Convertible Debt Securities or JCC Debt Securities properly tendered in response to the Change of Control Offer.

    As used herein, a "Change of Control" will mean (i) any merger or consolidation of JCC with or into any person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of any of the assets of JCC, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction(s), any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than an Excluded Person) is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee(s) or surviving entity or entities, (ii) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than an Excluded Person) is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of Capital Stock of JCC then outstanding normally entitled to vote in elections of directors, or (iii) during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of JCC (together with any new directors whose election by such Board or whose nomination for election by the shareholders of JCC was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of JCC then in office.

    On or before the Change of Control Purchase Date, Jacor or JCC, as applicable, will (i) accept for payment Convertible Debt Securities or JCC Debt Securities or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent cash sufficient to pay the Change of Control Purchase Price (together with accrued and unpaid interest) of all Convertible Debt Securities or JCC Debt Securities so tendered and (iii) deliver to the Trustee Convertible Debt Securities or JCC Debt Securities so accepted together with an Officers' Certificate listing the Convertible Debt Securities or JCC Debt Securities or portions thereof being purchased by Jacor or JCC, as applicable. The Paying Agent promptly will pay the Holders of Convertible Debt Securities or JCC Debt Securities so accepted an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest), and the Trustee promptly will authenticate and deliver to such Holders a new Convertible Debt Security or JCC Debt Security equal in principal amount to any unpurchased portion of the Convertible Debt Securities or JCC Debt Securities surrendered. Any Convertible Debt Securities or JCC Debt Securities not so accepted will be delivered promptly by Jacor or JCC, as applicable, to the Holder thereof. Jacor or JCC, as applicable, publicly will announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

    A change of control under the indenture which governs each of the Convertible Debt Securities, JCC Debt Securities, 10 1/8% Notes (as defined herein), 9 3/4% Notes (as defined herein), 8 3/4% Notes (as defined herein), 8% Notes (as defined herein), LYONs due 2011 (as defined herein) and LYONs due 2018 (as defined herein) will result in a default under the Credit Facility. Additionally, unless Jacor and/or JCC, as applicable, is successful in (i) seeking consents from its lenders under the Credit Facility to permit change of control repurchase offers for each of the Convertible Debt Securities, JCC Debt Securities, 10 1/8% Notes, 9 3/4% Notes, 8 3/4% Notes, 8% Notes, LYONs due 2011 and LYONs due 2018, or (ii) refinancing such borrowings, such event of default under the Credit Facility would constitute an event of default under each of the Convertible Debt Securities, JCC Debt Securities, 10 1/8% Notes, 9 3/4% Notes,
8 3/4% Notes, 8% Notes, LYONs due 2011 and LYONs due 2018. Such events of default could result in the immediate acceleration of all then outstanding indebtedness under each of the Convertible Debt Securities, JCC Debt Securities, 10 1/8% Notes, LYONs due 2011, 9 3/4% Notes, 8 3/4% Notes, 8% Notes and LYONs due 2018. As a result, differences in the definitions of change of control under the indentures for the Convertible Debt Securities, JCC Debt Securities, 10 1/8% Notes, 9 3/4% Notes, 8 3/4% Notes, 8% Notes, LYONs due 2011 and LYONs due 2018 will not have a difference in the effect on Jacor or JCC, as applicable, or the respective holders other than where the lenders under the Credit Facility have waived such event of default. In the event of such waiver there could be a change of control under the Convertible Debt Securities, JCC Debt Securities,
10 1/8% Notes, 9 3/4% Notes, 8 3/4% Notes and 8% Notes which would not result in a change of control under the LYONs due 2011 or LYONs due 2018 or VICE VERSA. See "Description of Indebtedness."

    The Change of Control purchase feature of the Convertible Debt Securities or JCC Debt Securities may make more difficult or discourage a takeover of Jacor or JCC, and, thus, the removal of incumbent management.

    The phrase "all or substantially all" of the assets of Jacor or JCC, as applicable, will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of "all or substantially all" of the assets of Jacor or JCC, as applicable, has occurred. In addition, no assurance can be given that Jacor or JCC, as applicable, will be able to acquire Convertible Debt Securities or JCC Debt Securities tendered upon the occurrence of a Change of Control.

    Any Change of Control Offer will be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws.

    LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS AND DISQUALIFIED CAPITAL STOCK

    Unless otherwise provided in the applicable Indenture or applicable Prospectus Supplement, the covenants relating to limitations on incurring additional indebtedness and disqualified capital stock will be as set forth below. The Indentures will provide that, except as set forth below in this covenant, Jacor, JCC and any Subsidiary Guarantors will not, and will not permit any of their Subsidiaries to, directly or indirectly, issue, assume, guaranty, incur, become directly or indirectly liable with respect to (including as a result of an Acquisition), or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur" or, as appropriate, an "incurrence"), any Indebtedness or any Disqualified Capital Stock (including Acquired Indebtedness) other than Permitted Indebtedness. Notwithstanding the foregoing limitations, Jacor or JCC may incur and the Subsidiary Guarantors may guarantee Indebtedness and Disqualified Capital Stock in addition to Permitted
Indebtedness: if (i) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a PRO FORMA basis to, such incurrence of Indebtedness or Disqualified Capital Stock and (ii) on the date of such incurrence (the "Incurrence Date"), the Leverage Ratio of JCC for the Reference Period immediately preceding the Incurrence Date, after giving effect on a pro forma basis to such incurrence of such Indebtedness or Disqualified Capital Stock and, to the extent set forth in the definition of Leverage Ratio, the use of proceeds thereof, would be less than the ratio specified in the Indentures.

    Indebtedness or Disqualified Capital Stock of any person which is outstanding at the time such person becomes a Subsidiary of Jacor or JCC (including upon designation of any subsidiary or other person as a Subsidiary) or is merged with or into or consolidated with Jacor or JCC or a Subsidiary of Jacor or JCC, respectively, shall be deemed to have been incurred at the time such Person becomes such a Subsidiary of Jacor or JCC, respectively, or is merged with or into or consolidated with Jacor or JCC, respectively, or a Subsidiary of Jacor or JCC, as applicable.

    LIMITATION ON RESTRICTED PAYMENTS

    Unless otherwise provided in the applicable Indenture or applicable Prospectus Supplement, the Indentures will provide that Jacor and JCC and their Subsidiaries will not, and will not permit any of their Subsidiaries to, directly or indirectly, make any Restricted Payment if, after giving effect to such Restricted Payment on a PRO FORMA basis, (1) a Default or an Event of Default shall have occurred and be continuing, (2) Jacor and JCC is not permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio described in the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock," or (3) the aggregate amount of all Restricted Payments made by Jacor and JCC and their Subsidiaries, including after giving effect to such proposed Restricted Payment, from and after the Issue Date, would exceed the amount specified in the Indentures.

    The foregoing clauses (2) and (3) of the immediately preceding paragraph, however, will not prohibit (w) payments to Jacor to reimburse Jacor for reasonable and necessary corporate and administrative expenses, (x) Restricted Investments, provided, that, after giving pro forma effect to such Restricted Investment, the aggregate amount of all such Restricted Investments made on or after the Issue Date that are outstanding (after giving effect to any such Restricted Investments that are returned to JCC or the Subsidiary Guarantor that made such prior Restricted Investment, without restriction, in cash on or prior to the date of any such calculation) at any time does not exceed an amount specified in the Indentures, (y) a Qualified Exchange, and (z) the payment of any dividend on Qualified Capital Stock within 60 days after the date of its declaration if such dividend could have been made on the date of such declaration in compliance with the foregoing provisions.

    LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING
SUBSIDIARIES

    Unless otherwise provided in the applicable Indenture or applicable Prospectus Supplement, the Indentures will provide that Jacor, JCC and their Subsidiaries will not, and will not permit any of their Subsidiaries to, create, assume or suffer to exist any consensual restriction on the ability of any Subsidiary of Jacor or JCC to pay dividends or make other distributions to or on behalf of, or to pay any obligation to or on behalf of, or otherwise to transfer assets or property to or on behalf of, or make or pay loans or advances to or on behalf of, Jacor or JCC or any Subsidiary of Jacor or JCC, respectively, except
(a) restrictions imposed by the JCC Debt Securities, the Convertible Debt Securities or the Indenture, (b) restrictions imposed by applicable law, (c) existing restrictions under specified Indebtedness outstanding on the Issue Date, (d) restrictions under any Acquired Indebtedness not incurred in violation of the Indentures or any agreement relating to any property, asset, or business acquired by Jacor, JCC or any of their Subsidiaries, which restrictions in each case existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any person, other than the person acquired, or to any property, asset or business, other than the property, assets and business so acquired, (e) any such restriction or requirement imposed by Indebtedness incurred under paragraph (f) under the definition of Permitted Indebtedness, provided such restriction or requirement is no more restrictive than that imposed by Jacor's or JCC's, as applicable, credit facilities in effect as of the Issue Date, (f) restrictions with respect solely to a Subsidiary of Jacor or JCC imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or substantially all of the Equity Interests or assets of such Subsidiary, provided such restrictions apply solely to the Equity Interests or assets of such Subsidiary which are being sold, and (g) in connection with and pursuant to permitted Refinancings, replacements of restrictions imposed pursuant to clauses
(a), (c) or (d) of this paragraph that are not more restrictive than those being replaced and do not apply to any other person or assets than those that would have been covered by the restrictions in the Indebtedness so refinanced. Notwithstanding the foregoing, neither (a) customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with industry practice, or other standard non-assignment clauses in contracts entered into in the ordinary course of business, (b) Capital Leases or agreements governing purchase money Indebtedness which contain restrictions of the type referred to above with respect to the property covered thereby, nor (c) Liens permitted under the terms of the Indenture on assets securing Senior Debt incurred pursuant to the Leverage Ratio in accordance with the covenant described under "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock" or permitted pursuant to the definition of Permitted Indebtedness shall in and of themselves be considered a restriction on the ability of the applicable Subsidiary to transfer such agreement or assets, as the case may be.

    LIMITATIONS ON LAYERING INDEBTEDNESS; LIENS

    Unless otherwise provided in the applicable Indenture or applicable Prospectus Supplement, the Indentures will provide that Jacor, JCC and their Subsidiaries will not, and will not permit any of their Subsidiaries to, directly or indirectly, incur, or, other than with respect to the 10 1/8% Notes, 9 3/4% Notes, 8 3/4% Notes and 8% Notes suffer to exist (a) any Indebtedness that is subordinate in right of payment to any other Indebtedness of Jacor, JCC or a Guarantor unless, by its terms, such Indebtedness (i) has a maturity date subsequent to the Stated Maturity of the respective Convertible Debt Securities or JCC Debt Securities and an Average Life longer than that of such Convertible Debt Securities or JCC Debt Securities and (ii) is subordinate in right of payment to, or ranks PARI PASSU with, such JCC Debt Securities, Convertible Debt Securities or the Guarantees, as applicable, or (b) other than Permitted Liens, any Lien upon any of its property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom securing Indebtedness other than (1) Liens securing Senior Debt incurred pursuant to the Leverage Ratio in accordance with the covenant described under "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock" and (2) Liens securing Senior Debt incurred as permitted pursuant to the definition of Permitted Indebtedness.

    LIMITATION ON SALE OF ASSETS AND SUBSIDIARY STOCK

    Unless otherwise provided in the applicable Indenture or applicable Prospectus Supplement, the covenants relating to limitations on sales of assets and Subsidiary stock will be as set forth below. The Indentures will provide that Jacor, JCC and their Subsidiaries will not, and will not permit any of their Subsidiaries to, in one or a series of related transactions, sell, transfer, or otherwise dispose of, any of its property, business or assets, including by merger or consolidation (in the case of a Guarantor or a Subsidiary of Jacor or JCC), and including any sale or other transfer or issuance of any Equity Interests of any direct or indirect Subsidiary of Jacor or JCC, whether by Jacor or JCC or a direct or indirect Subsidiary thereof (an "Asset Sale"), unless (1) within 450 days after the date of such Asset Sale, the Net Cash Proceeds therefrom (the "Asset Sale Offer Amount") are (a) applied to the optional redemption of the Convertible Debt Securities and/or JCC Debt Securities in accordance with the terms of the Indentures or to the repurchase of the Convertible Debt Securities and/or JCC Debt Securities pursuant to an irrevocable, unconditional cash offer (the "Asset Sale Offer") to repurchase Convertible Debt Securities and/or JCC Debt Securities at a purchase price (the "Asset Sale Offer Price") of 100% of principal amount, plus accrued interest to the date of payment, (b) invested in assets and property (other than notes, bonds, obligations and securities) which in the good faith reasonable judgment of the Board of Jacor or JCC, as applicable, will immediately constitute or be a part of a Related Business of Jacor or JCC, as applicable, or a Subsidiary (if it continues to be a Subsidiary) immediately following such transaction or (c) used to permanently retire or reduce Senior Debt or Indebtedness permitted pursuant to paragraphs (d), (e) or (f) under the definition of Permitted Indebtedness (including that in the case of a revolver or similar arrangement that makes credit available, such commitment is so permanently reduced by such amount), (2) with respect to any Asset Sale or related series of Asset Sales involving securities, property or assets with an aggregate fair market value in excess of $2.5 million, at least 75% of the consideration for such Asset Sale or series of related Asset Sales (excluding the amount of (A) any Indebtedness (other than the Convertible Debt Securities and/or JCC Debt Securities) that is required to be repaid or assumed (and is either repaid or assumed by the transferee of the related assets) by virtue of such Asset Sale and which is secured by a Lien on the property or asset sold and (B) property received by Jacor or JCC, as applicable, or any such Subsidiary from the transferee that within 90 days of such Asset Sale is converted into cash or Cash Equivalents) consists of cash or Cash Equivalents (other than in the case of an Asset Swap or where Jacor or JCC, as applicable, is exchanging all or substantially all the assets of one or more Related Businesses operated by Jacor or JCC, as applicable, or its Subsidiaries (including by way of the transfer of capital stock) for all or substantially all the assets (including by way of the transfer of capital stock) constituting one or more Related Businesses operated by another person, in which event the foregoing requirement with respect to the receipt of cash or Cash Equivalents shall not apply), (3) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a PRO FORMA basis, to, such Asset Sale, and (4) the Board of Jacor or JCC, as applicable, determines in good faith that Jacor or JCC, as applicable, or such Subsidiary, as applicable, receives fair market value for such Asset Sale.

    The Indentures will provide that an Asset Sale Offer may be deferred until the accumulated Net Cash Proceeds from Asset Sales not applied to the uses set forth in (1)(b) or (1)(c) above (the "Excess Proceeds") exceeds $5.0 million and that each Asset Sale Offer shall remain open for 20 Business Days following its commencement and no longer (the "Asset Sale Offer Period"). Upon expiration of the Asset Sale Offer Period, Jacor or JCC, as applicable, shall apply the Asset Sale Offer Amount plus an amount equal to accrued interest to the purchase of all Convertible Debt Securities and/or JCC Debt Securities properly tendered (on a PRO RATA basis if the Asset Sale Offer Amount is insufficient to purchase all Convertible Debt Securities and/or JCC Debt Securities so tendered) at the Asset Sale Offer Price (together with accrued interest). To the extent that the aggregate amount of Convertible Debt Securities and/or JCC Debt Securities tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Amount, Jacor or JCC, as applicable, may use any remaining Net Cash Proceeds for general corporate purposes as otherwise permitted by the Indentures and following each Asset Sale Offer the Excess Proceeds amount shall be reset to zero. If required by applicable law, the Asset Sale Offer Period may be extended as so required, however, if so extended it shall nevertheless constitute an Event of Default if within 60 Business Days of its commencement the Asset Sale Offer is not consummated or the properly tendered Convertible Debt Securities and/or JCC Debt Securities are not purchased pursuant thereto.

    Notwithstanding the foregoing provisions of the first paragraph of this covenant the Indentures will provide that with respect to an Asset Sale Offer, Jacor or JCC, as applicable, will not be permitted to commence an Asset Sale Offer for the Convertible Debt Securities and/or JCC Debt Securities until such time as an Asset Sale Offer for the 10 1/8% Notes, 9 3/4% Notes, 8 3/4% Notes and 8% Notes in each case if required, has been completed. To the extent that any Excess Proceeds remain after expiration of an Asset Sale Offer Period for the 10 1/8% Notes, 9 3/4% Notes, 8 3/4% Notes and 8% Notes , Jacor or JCC, as applicable, may use the remaining Net Cash Proceeds to commence an Asset Sale Offer for the Convertible Debt Securities and/or JCC Debt Securities; PROVIDED, that with respect to the 10 1/8% Notes, 9 3/4% Notes, 8 3/4% Notes and 8% Notes this paragraph shall be of no further force and effect upon the earlier of (w) the maturity of the 10 1/8% Notes, 9 3/4% Notes, 8 3/4% Notes or 8% Notes, as applicable, (x) the date upon which defeasance of the 10 1/8% Notes, 9 3/4% Notes, 8 3/4% Notes or 8% Notes, as applicable, becomes effective, (y) the date on which there are no longer any 10 1/8% Notes, 9 3/4% Notes, 8 3/4% Notes or 8% Notes, as applicable, outstanding under the terms of the governing indenture and
(z) the date on which the Limitation on Sale of Assets and Subsidiary Stock covenant no longer applies in accordance with the terms of the indenture governing the 10 1/8% Notes, 9 3/4% Notes, 8 3/4% Notes or 8% Notes, as applicable.

    Notwithstanding the foregoing provisions of the first paragraph of this covenant and without complying with the foregoing provisions:
Jacor or JCC, as applicable, and its Subsidiaries may convey, sell, >transfer, assign or otherwise dispose of assets pursuant to and in accordance with the limitation on mergers, sales or consolidations provisions in the Indentures;

        (ii) Jacor or JCC, as applicable, and its Subsidiaries may sell or dispose of inventory or damaged, worn out or other obsolete property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of Jacor or JCC, as applicable, or such Subsidiary, as applicable; and

       (iii) any of Jacor's or JCC's, as applicable, Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets to, or merge with or into, Jacor or JCC, as applicable, or any of its wholly owned Subsidiary Guarantors.

    All Net Cash Proceeds from an Event of Loss shall be applied to the restoration, repair or replacement of the asset so affected or invested, used for prepayment of Senior Debt, or used to repurchase Convertible Debt Securities and/or JCC Debt Securities, all within the period and as otherwise provided above in clauses 1(a), 1(b) or 1(c) of the first paragraph of this covenant.

    In addition to the foregoing, Jacor or JCC, as applicable, will not, and will not permit any of its Subsidiaries to, directly or indirectly make any Asset Sale of any of the Equity Interests of any Subsidiary except pursuant to an Asset Sale of all the Equity Interests of such Subsidiary.

    Any Asset Sale Offer shall be made in compliance with all applicable laws, rules, and regulations, including, if applicable, Regulation 14E of the Exchange Act and the rules and regulations thereunder and all other applicable Federal and state securities laws.

    LIMITATION ON ASSET SWAPS

    Unless otherwise provided in the applicable Indenture or applicable Prospectus Supplement, the Indentures will provide that Jacor, JCC and their Subsidiaries will not, and will not permit any of their Subsidiaries to, in one or a series of related transactions, directly or indirectly, engage in any Asset Swaps, unless: (i) at the time of entering into the agreement to swap assets and immediately after giving effect to the proposed Asset Swap, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; (ii) Jacor or JCC would, after giving PRO FORMA effect to the proposed Asset Swap, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio in the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock;" (iii) the respective fair market values of the assets being purchased and sold by Jacor, JCC or any of their Subsidiaries (as determined in good faith by the management of Jacor or JCC or, if such Asset Swap includes consideration in excess of $2.5 million, by the Board of Directors of Jacor or JCC, respectively, as evidenced by a Board Resolution) are substantially the same at the time of entering into the agreement to swap assets; and (iv) at the time of the consummation of the proposed Asset Swap, the percentage of any decline in the fair market value (determined as aforesaid) of the asset or assets being acquired by Jacor, JCC and their Subsidiaries shall not be significantly greater than the percentage of any decline in the fair market value (determined as aforesaid) of the assets being disposed of by Jacor, JCC or their Subsidiaries, calculated from the time the agreement to swap assets was entered into.

    LIMITATION ON TRANSACTIONS WITH AFFILIATES

    Unless otherwise provided in the applicable Indenture or applicable Prospectus Supplement, the Indentures will provide that neither Jacor, JCC nor any of their Subsidiaries will be permitted after the Issue Date to enter into any contract, agreement, arrangement or transaction with any Affiliate (an "Affiliate Transaction"), or any series of related Affiliate Transactions (other than Exempted Affiliate Transactions), (i) unless it is determined that the terms of such Affiliate Transaction are fair and reasonable to Jacor or JCC, as applicable, and no less favorable to Jacor or JCC, as applicable, than could have been obtained in an arm's length transaction with a non-Affiliate and, (ii) if involving consideration to either party in excess of $5.0 million, unless such Affiliate Transaction(s) is evidenced by (A) an Officers' Certificate addressed and delivered to the Trustee certifying that such Affiliate Transaction(s) has been approved by a majority of the members of the Board of Directors of Jacor or JCC, as applicable, who are disinterested in such transaction or, (B) with regard to JCC, in the event there are no members of the Board of Directors of JCC who are disinterested in such transaction, then so long as JCC is a wholly owned subsidiary of Jacor, an Officers' Certificate addressed and delivered to the Trustee certifying that such Affiliate Transaction(s) have been approved by a majority of the members of the Board of Directors of Jacor who are disinterested in such transaction and (iii) if involving consideration to either party in excess of $10.0 million, unless in addition Jacor or JCC, as applicable, prior to the consummation thereof, obtains a written favorable opinion as to the fairness of such transaction to Jacor or JCC, as applicable, from a financial point of view from an independent investment banking firm of national reputation.

    LIMITATION ON MERGER, SALE OR CONSOLIDATION

    Unless otherwise provided in the applicable Indenture or applicable Prospectus Supplement, the covenants on mergers, sales and consolidations will be as set forth below. The Indentures will provide that Jacor and JCC will not, directly or indirectly, consolidate with or merge with or into another person or sell, lease, convey or transfer all or substantially all of their assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another person or group of affiliated persons or adopt a Plan of Liquidation, unless (i) either (a) Jacor or JCC, as applicable, is the continuing entity or (b) the resulting, surviving or transferee entity or, in the case of a Plan of Liquidation, the entity which receives the greatest value from such Plan of Liquidation is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of Jacor or JCC, as applicable, in connection with the JCC Debt Securities, Convertible Debt Securities and/or the Indentures; (ii) no Default or Event of Default shall exist or shall occur immediately after giving effect on a PRO FORMA basis to such transaction; and (iii) immediately after giving effect to such transaction on a PRO FORMA basis, the consolidated resulting, surviving or transferee entity or, in the case of a Plan of Liquidation, the entity which receives the greatest value from such Plan of Liquidation would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio set forth in the covenant described under "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock."

    Upon any consolidation or merger or any transfer of all or substantially all of the assets of Jacor or JCC or consummation of a Plan of Liquidation in accordance with the foregoing, the successor corporation formed by such consolidation or into which Jacor or JCC, as applicable, is merged or to which such transfer is made or, in the case of a Plan of Liquidation, the entity which receives the greatest value from such Plan of Liquidation shall succeed to, and be substituted for, and may exercise every right and power of, Jacor or JCC under the Indentures with the same effect as if such successor corporation had been named therein as Jacor or JCC, and Jacor or JCC shall be released from the obligations under the respective Convertible Debt Securities and/or JCC Debt Securities and the Indentures except with respect to any obligations that arise from, or are related to, such transaction.

    For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries, Jacor's or JCC's interest in which constitutes all or substantially all of the properties and assets of Jacor or JCC, as applicable, shall be deemed to be the transfer of all or substantially all of the properties and assets of Jacor or JCC, as applicable.

    LIMITATION ON LINES OF BUSINESS

    Unless otherwise provided in the applicable Indenture or applicable Prospectus Supplement, the Indentures will provide that neither Jacor, JCC nor any of their Subsidiaries shall directly or indirectly engage to any substantial extent in any line or lines of business activity other than that which is a Related Business.

    RESTRICTION ON SALE AND ISSUANCE OF SUBSIDIARY STOCK

    Unless otherwise provided in the applicable Indenture or applicable Prospectus Supplement, the Indentures will provide that Jacor, JCC and the Guarantors will not sell, and will not permit any of their Subsidiaries to issue or sell, any Equity Interests of any Subsidiary of Jacor or JCC, as applicable, to any person other than Jacor or JCC, as applicable, or a wholly owned Subsidiary of Jacor or JCC, as applicable, except for Equity Interests with no preferences or special rights or privileges and with no redemption or prepayment provisions.

    SUBSIDIARY GUARANTORS

    Unless otherwise provided in the applicable Indenture or applicable Prospectus Supplement, the Indentures will provide that (i) all present Subsidiaries of Jacor or JCC, if any, and their Subsidiaries, and (ii) all future Subsidiaries of Jacor or JCC and their Subsidiaries, which are not prohibited from becoming guarantors by law or by the terms of any Acquired Indebtedness or any agreement (other than an agreement entered into in connection with the transaction resulting in such person becoming a Subsidiary of Jacor, JCC or their Subsidiaries) to which such Subsidiary is a party, jointly and severally, will guaranty fully and unconditionally all principal, premium, if any, and interest on the JCC Debt Securities and the Convertible Debt Securities on a senior subordinated basis; PROVIDED, HOWEVER, that upon any change in the law, Acquired Indebtedness or any agreement (whether by expiration, termination or otherwise) which no longer prohibits a Subsidiary of Jacor or JCC from becoming a Subsidiary Guarantor, such Subsidiary shall immediately thereafter become a Subsidiary Guarantor; PROVIDED, FURTHER, in the event that any Subsidiary of Jacor, JCC or their Subsidiaries becomes a guarantor of any other Indebtedness of Jacor, JCC or any of their Subsidiaries or any of their Subsidiaries, such Subsidiary shall immediately thereafter become a Subsidiary Guarantor.

    All subsidiaries of Jacor or JCC, as applicable, will be Subsidiary Guarantors if required by the covenant "Subsidiary Guarantors."

    RELEASE OF GUARANTORS

    Unless otherwise provided in the applicable Indenture or applicable Prospectus Supplement, the Indentures will provide that no Guarantor shall consolidate or merge with or into (whether or not such Guarantor is the surviving Person) another Person unless (i) subject to the provisions of the following paragraph and certain other provisions of the Indentures, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, pursuant to which such Person shall unconditionally guarantee, on a senior subordinated basis, all of such Guarantor's obligations under such Guarantor's guarantee, the Indentures on the terms set forth in the Indentures; (ii) immediately before and immediately after giving effect to such transaction on a PRO FORMA basis, no Default or Event of

Default shall have occurred or be continuing; and (iii) immediately after such transaction, the surviving person holds all permits required for operation of the business of, and such entity is controlled by a person or entity (or has retained a person or entity which is) experienced in, operating broadcast properties, or otherwise holds all Permits to operate its business.

    Upon the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Subsidiary Guarantor or all of its assets to an entity which is not a Subsidiary Guarantor, which transaction is otherwise in compliance with the Indentures, such Subsidiary Guarantor will be deemed released from its obligations under its Guarantee of the Convertible Debt Securities and/or JCC Debt Securities; PROVIDED, HOWEVER, that any such termination shall occur only to the extent that all obligations of such Subsidiary Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, any Indebtedness of Jacor or JCC or any other Subsidiary shall also terminate upon such release, sale or transfer.

    LIMITATION ON STATUS AS INVESTMENT COMPANY

    Unless otherwise provided in the applicable Indenture or applicable Prospectus Supplement, the Indentures will prohibit Jacor, JCC and their Subsidiaries from being required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or from otherwise becoming subject to regulation under the Investment Company Act.

REPORTS

    The JCC Indenture will provide that for so long as Jacor or any successor thereto is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and JCC is a wholly owned subsidiary of Jacor, JCC shall deliver to the Trustee and, to each Holder, Jacor's annual and quarterly reports pursuant to Section 13 or 15(d) of the Exchange Act, within 15 days after such reports have been filed with the Commission; PROVIDED, HOWEVER, in the event either (i) Jacor or a successor as set forth above is no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or (ii) JCC is no longer a wholly owned subsidiary of Jacor or a successor as set forth above, the JCC Indenture will provide that whether or not JCC is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, JCC shall deliver to the Trustee and, to each Holder, within 15 days after it is or would have been (if it were subject to such reporting obligations) required to file such with the Commission, annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the Commission, if JCC were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by JCC's certified independent public accountants as such would be required in such reports to the Commission, and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required and, to the extent permitted by the Exchange Act or the Commission (if it were subject to such reporting obligations), file with the Commission the annual, quarterly and other reports which it is or would have been required to file with the Commission.

EVENTS OF DEFAULT AND REMEDIES

    Unless otherwise provided in the applicable Indenture or applicable Prospectus Supplement, the events of default and remedies will be as set forth below. The Indentures will define an Event of Default as (i) the failure by Jacor or JCC, as applicable, to pay any installment of interest on the Convertible Debt Securities and/or JCC Debt Securities as and when the same becomes due and payable and the continuance of any such failure for 30 days,
(ii) the failure by Jacor or JCC, as applicable, to pay all or any part of the principal, or premium, if any, on such Convertible Debt Securities or JCC Debt Securities when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, (iii) the failure by Jacor, JCC or any Guarantor, as applicable, to observe or perform any other covenant or agreement contained in the JCC Debt Securities, Convertible Debt Securities and/or the Indentures and, subject to certain exceptions, the continuance of such failure for a period of 60 days after written notice is given to Jacor or JCC, as applicable, by the Trustee or to Jacor or JCC, as applicable, and the Trustee by the Holders of at least 25% in aggregate principal amount of the such Convertible Debt Securities or JCC Debt Securities outstanding, as the case may be, (iv) certain events of bankruptcy, insolvency or reorganization in respect of Jacor, JCC or any of their Significant Subsidiaries, (v) a default in any issue of Indebtedness of Jacor, JCC or any of their Subsidiaries with an aggregate principal amount in excess of $5.0 million (a) resulting from the failure to pay principal at final maturity or (b) as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity, and (vi) final unsatisfied judgments not covered by insurance aggregating in excess of $5.0 million, at any one time rendered against Jacor, JCC or any of their Subsidiaries and not stayed, bonded or discharged within 60 days. The Indentures will provide that if a Default occurs and is continuing, the Trustee must, within 90 days after the occurrence of such Default, give to the Holders notice of such Default.

    If an Event of Default occurs and is continuing (other than an Event of Default specified in clause (iv) above relating to Jacor, JCC or any Significant Subsidiary,) then in every such case, unless the principal of all of the Convertible Debt Securities and JCC Debt Securities shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of such Convertible Debt Securities or JCC Debt Securities at the time outstanding, by notice in writing to Jacor or JCC (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all principal, determined as set forth below, and accrued interest thereon to be due and payable immediately; PROVIDED, HOWEVER, that if any Senior Debt is outstanding pursuant to Jacor's or JCC's credit facilities then in effect upon a declaration of such acceleration, such principal and interest shall be due and payable upon the earlier of (x) the third Business Day after the sending to Jacor or JCC, as applicable, and the Representative of such written notice, unless such Event of Default is cured or waived prior to such date and (y) the date of acceleration of any Senior Debt under such credit facilities. In the event a declaration of acceleration resulting from an Event of Default described in clause (v) above has occurred and is continuing, such declaration of acceleration shall be automatically annulled if such default is cured or waived or the holders of the Indebtedness which is the subject of such default have rescinded their declaration of acceleration in respect of such Indebtedness within five days thereof and the Trustee has received written notice or such cure, waiver or rescission and no other Event of Default described in clause (v) above has occurred that has not been cured or waived within five days of the declaration of such acceleration in respect of such Indebtedness. If an Event of Default specified in clause (iv), above, relating to Jacor, JCC or any Significant Subsidiary occurs, all principal and accrued interest thereon will be immediately due and payable on all outstanding Convertible Debt Securities and JCC Debt Securities without any declaration or other act on the part of Trustee or the Holders. The Holders of a majority in aggregate principal amount of such Convertible Debt Securities or JCC Debt Securities at the time outstanding, as the case may be, generally are authorized to rescind such acceleration if all existing Events of Default, other than the non-payment of the principal of, premium, if any, and interest on such Convertible Debt Securities or JCC Debt Securities which have become due solely by such acceleration and except on default with respect to any provision requiring a supermajority approval to amend, which default may only be waived by such a supermajority, and have been cured or waived.

    Prior to the declaration of acceleration of the maturity of any Convertible Debt Securities or JCC Debt Securities, the Holders of a majority in aggregate principal amount of such Convertible Debt Securities or JCC Debt Securities at the time outstanding, as the case may be, may waive on behalf of all the Holders any default, except on default with respect to any provision requiring a supermajority approval to amend, which default may only be waived by such a supermajority, and except a default in the payment of principal of or interest on any Debt Security or Convertible Debt Security not yet cured or a default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Debt Security or Convertible Debt Security affected. Subject to the provisions of the Indentures relating to the duties of the Trustee, the Trustee will be under no obligation to exercise any of its rights or powers under the Indentures at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity. Subject to all provisions of the Indentures and applicable law, the Holders of a majority in aggregate principal amount of the Convertible Debt Securities or JCC Debt Securities at the time outstanding, as the case may be, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

    Unless otherwise provided in the applicable Indenture or applicable Prospectus Supplement, the provisions regarding legal defeasance and covenant defeasance will be as set forth below. The Indentures will provide that Jacor or JCC may, at its option, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Convertible Debt Securities and/or JCC Debt Securities ("Legal Defeasance"). Such Legal Defeasance means that Jacor or JCC, as applicable, shall be deemed to have paid and discharged the entire indebtedness represented, and the Indentures shall cease to be of further effect as to all such outstanding Convertible Debt Securities and JCC Debt Securities and Guarantees, except as to (i) rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on such Convertible Debt Securities and JCC Debt Securities when such payments are due from the trust funds; (ii) Jacor's or JCC's, as applicable, obligations with respect to such Convertible Debt Securities and JCC Debt Securities concerning issuing temporary Convertible Debt Securities and JCC Debt Securities, registration of Convertible Debt Securities and JCC Debt Securities, mutilated, destroyed, lost or stolen Convertible Debt Securities and JCC Debt Securities, and the maintenance of an office or agency for payment and money for security payments held in trust; (iii) the rights, powers, trust, duties, and immunities of the Trustee, and Jacor's or JCC's, as applicable, obligations in connection therewith; and (iv) the Legal Defeasance provisions of the Indentures. In addition, Jacor or JCC may, at its option and at any time, elect to have the obligations of Jacor or JCC and the Guarantors released with respect to certain covenants that are described in the Indentures ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Convertible Debt Securities and JCC Debt Securities. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Convertible Debt Securities and JCC Debt Securities.

    In order to exercise either Legal Defeasance or Covenant Defeasance, (i) Jacor or JCC, as applicable, must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Convertible Debt Securities and JCC Debt Securities, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on such Convertible Debt Securities and JCC Debt Securities on the stated date for payment thereof or on the redemption date of such principal or installment of principal of, premium, if any, or interest on such Convertible Debt Securities and JCC Debt Securities, and the Holders of Convertible Debt Securities and JCC Debt Securities must have a valid, perfected, exclusive security interest in such trust; (ii) in the case of the Legal Defeasance, Jacor or JCC, as applicable, shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) Jacor or JCC, as applicable, has received from, or there has been published by the Internal Revenue Service, a ruling or (B) since the date of the Indentures, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of such Convertible Debt Securities and JCC Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, Jacor or JCC, as applicable, shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to such Trustee confirming that the Holders of such Convertible Debt Securities and JCC Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which Jacor, JCC or any of their Subsidiaries is a party or by which Jacor, JCC or any of their Subsidiaries is bound; (vi) Jacor or JCC, as applicable, shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by Jacor or JCC, as applicable, with the intent of preferring the holders of such Convertible Debt Securities and JCC Debt Securities over any other creditors of Jacor or JCC, as applicable, or with the intent of defeating, hindering, delaying or defrauding any other creditors of Jacor or JCC, as applicable, or others; and (vii) Jacor or JCC, as applicable, shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that the conditions precedent provided for in, in the case of the officers' certificate, (i) through (vi) and, in the case of the opinion of counsel, clauses (i), (with respect to the validity and perfection of the security interest) (ii), (iii) and (v) of this paragraph have been complied with.

    Jacor or JCC, as applicable, shall have delivered to the Trustee any required consent of the lenders under its then-existing credit facilities to such defeasance or covenant defeasance, as the case may be.

AMENDMENTS AND SUPPLEMENTS

    Unless otherwise provided in the applicable Indenture or applicable Prospectus Supplement, the Indentures will contain provisions permitting Jacor, JCC, the Guarantors and the Trustee to enter into a supplemental indenture for certain limited purposes without the consent of the Holders. With the consent of the Holders of not less than a majority in aggregate principal amount of the Convertible Debt Securities and JCC Debt Securities at the time outstanding, as the case may be, Jacor, JCC, the Guarantors and the Trustee are permitted to amend or supplement the Indentures or any supplemental indenture or modify the rights of the Holders; provided that no such modification may without the consent of holders of at least 75% in aggregate principal amount of such Convertible Debt Securities and/or JCC Debt Securities at the time outstanding, provided, that no such modification may, without the consent of each Holder affected thereby: (i) change the Stated Maturity on any Debt Security or Convertible Debt Security or reduce the principal amount thereof or the rate (or extend the time for payment) of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Debt Security or Convertible Debt Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date) or alter the provisions (including the defined terms used therein) regarding the right of Jacor or JCC, as applicable, to redeem the Convertible Debt Securities and JCC Debt Securities in a manner adverse to the Holders, or (ii) reduce the percentage in principal amount of the outstanding Convertible Debt Securities and/or JCC Debt Securities, the consent of whose Holders is required for any such amendment, supplemental indenture or waiver provided for in the Indentures, or (iii) modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of the Indentures cannot be modified or waived without the consent of the Holder of each outstanding Debt Security or Convertible Debt Security affected thereby. The Indentures will contain a provision that the subordination provisions may not be amended, modified or waived in a manner adverse to the holders of the Senior Debt without the consent of the Representative on behalf of the lenders under the Jacor or JCC credit facilities then in effect.

NO PERSONAL LIABILITY OF STOCKHOLDERS, OFFICERS OR DIRECTORS

    The Indentures will provide that no direct or indirect stockholder, employee, officer or director, as such, past, present or future of Jacor, JCC, the Guarantors or any successor entity shall have any personal liability in respect of the obligations of Jacor, JCC or the Guarantors under the Indentures, the JCC Debt Securities and/or the Convertible Debt Securities by reason of his or its status as such stockholder, employee, officer or director.

REGARDING THE TRUSTEE

    The Indentures will provide that, except during the continuance of an Event of Default, the Trustee shall perform only such duties as are specifically set forth in the Indentures. During the continuance of any Event of Default, the Trustee shall exercise such of the rights and powers vested in it under the Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

    The Trustee may acquire and hold Convertible Debt Securities or JCC Debt Securities and, subject to certain conditions, otherwise deal with Jacor or JCC as if it were not the Trustee under the Indentures.

    Jacor and JCC may maintain deposit accounts and conduct other banking transactions with the Trustee in the ordinary course of Jacor's and JCC's business.

CERTAIN DEFINITIONS

    "ACQUIRED INDEBTEDNESS" means Indebtedness or Disqualified Capital Stock of any person existing at the time such person becomes a Subsidiary of Jacor or JCC, including by designation, or is merged or consolidated into or with either of Jacor, JCC or one of their Subsidiaries; provided, that such Indebtedness was not incurred in anticipation of, or in connection with, and was outstanding prior to such person becoming a Subsidiary of Jacor or JCC.

    "ACQUISITION" means the purchase or other acquisition of any person or substantially all the assets of any person by any other person, whether by purchase, merger, consolidation, or other transfer, and whether or not for consideration.

    "AFFILIATE" means any person directly or indirectly controlling or controlled by or under direct or indirect common control with Jacor or JCC, as applicable. For purposes of this definition, the term "control" means the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, PROVIDED, THAT, a Beneficial Owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to constitute control.

    "ASSET SWAP" means the execution of a definitive agreement, subject only to regulatory approval and other customary closing conditions, that Jacor or JCC, as applicable, in good faith believes will be satisfied, for a substantially concurrent purchase and sale, or exchange, of Productive Assets between Jacor or JCC, as applicable, or any of their Subsidiaries and another person or group of affiliated persons; provided that any amendment to or waiver of any closing condition which individually or in the aggregate is material to the Asset Swap shall be deemed to be a new Asset Swap.

    "AVERAGE LIFE" means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (i) the sum of (a) the product of the number of years from the date of determination to the date or dates of each successive scheduled principal (or redemption) payment of such security or instrument and (b) the amount of each such respective principal (or redemption) payment by (ii) the sum of all such principal (or redemption) payments.

    "BENEFICIAL OWNER" or "BENEFICIAL OWNER" for purposes of the definition of Change of Control has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue Date), whether or not applicable, except that a "person" shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

    "BOARD RESOLUTION" means, with respect to any person, a duly adopted resolution of the Board of Directors of such or the executive committee of such Board of Directors of such person.

    "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

    "CAPITAL STOCK" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

    "CASH EQUIVALENT" means (i) securities issued directly or fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) or (ii) time deposits and certificates of deposit with, and commercial paper issued by the parent corporation of, any domestic commercial bank of recognized standing having capital and surplus in excess of $500.0 million and commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least A-2 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within one year after the date of acquisition.

    "CONSOLIDATED EBITDA" means, with respect to any person, for any period, the Consolidated Net Income of such person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of (i) Consolidated income tax expense,
(ii) Consolidated depreciation and amortization expense, provided that consolidated depreciation and amortization of a Subsidiary that is a less than wholly owned Subsidiary shall only be added to the extent of the equity interest of Jacor or JCC, as applicable, in such Subsidiary, (iii) other noncash charges (including amortization of goodwill and other intangibles), (iv) Consolidated Fixed Charges, and less the amount of all cash payments made by such person or any of its Subsidiaries during such period to the extent such payments relate to non-cash charges that were added back in determining Consolidated EBITDA for such period or any prior period.

    "CONSOLIDATED FIXED CHARGES" of any person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) of such person and its Consolidated Subsidiaries during such period, including (i) original issue discount and non-cash interest payments or accruals on any Indebtedness, (ii) the interest portion of all deferred payment obligations, and (iii) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and currency and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period, and
(b) the amount of dividends accrued or payable (or guaranteed) by such person or any of its Consolidated Subsidiaries in respect of Jacor Preferred Stock (other than by Subsidiaries of such person to such person or such person's wholly owned Subsidiaries). For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by Jacor or JCC, as applicable, to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guaranty by such person or a Subsidiary of such person of an obligation of another person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

    "CONSOLIDATED NET INCOME" means, with respect to any person for any period, the net income (or loss) of such person and its Consolidated Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication): (a) all gains or losses which are either noncash or extraordinary (as determined in accordance with GAAP) or are either unusual or nonrecurring (including any gain from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any capital stock), (b) the net income, if positive, of any person, other than a wholly owned Consolidated Subsidiary, in which such person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such person or a wholly owned Consolidated Subsidiary of such person during such period, but in any case not in excess of such person's pro rata share of such person's net income for such period, (c) the net income or loss of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, (d) the net income, if positive, of any of such person's Consolidated Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary.

    "CONSOLIDATED SUBSIDIARY" means, for any person, each Subsidiary of such person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such person in accordance with GAAP.

    "CREDIT FACILITY," as of the date hereof, means the Amended and Restated Credit Agreement dated as of September 16, 1997, by and among JCC, The Chase Manhattan Bank, as Administrative Agent, Banque Paribas, as Documentation Agent, Bank of America National Trust and Savings Association (as successor by merger to Bank of America, Illinois), as Syndication Agent, and certain financial institutions which are parties thereto from time to time, including any related notes, guarantees, collateral documents, instruments, letters of credit, reimbursement obligations and other agreements executed by Jacor, JCC and/or any of their Subsidiaries in connection therewith (the "Related Documents"), as such Credit Agreement and/or Related Documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and, subject to the proviso to the next succeeding sentence, irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Credit Facility" shall include agreements in respect of Interest Swap and Hedging Obligations with lenders party to the Credit Facility and shall also include any amendment, restatement, renewal, extension, restructuring, supplement or modification in whole or in part to any Credit Facility and all refundings, refinancings and replacements in whole or in part of any Credit Facility, including, without limitation, any agreement or agreements (i) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder, PROVIDED that on the date such Indebtedness is incurred it would be permitted by paragraph (f) under the definition of Permitted Indebtedness, or (iv) otherwise altering the terms and conditions thereof.

    "DISQUALIFIED CAPITAL STOCK" means (a) except as set forth in (b), with respect to any person, Equity Interests of such person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such person or any of its Subsidiaries, in whole or in part, on or prior to the Stated Maturity of the Convertible Debt Securities and JCC Debt Securities, and (b) with respect to any Subsidiary of such person (including with respect to any Subsidiary of Jacor or JCC), any Equity Interests other than any common equity with no preference, privileges, or redemption or repayment provisions.

    "EQUITY INTEREST" of any person means any shares, interests, participations or other equivalents (however designated) in such person's equity, and shall in any event include any Capital Stock issued by, or partnership interests in, such person.

    "EVENT OF LOSS" means, with respect to any property or asset, any (i) loss, destruction or damage of such property or asset or (ii) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

    "EXCLUDED PERSON" means Zell/Chilmark and all Related Persons of such person.

    "EXEMPTED AFFILIATE TRANSACTION" means (a) customary employee compensation arrangements approved by a majority of independent (as to such transactions) members of the Board of Directors of Jacor or JCC, as applicable, (b) dividends permitted under the terms of the covenant discussed above under "Limitation on Restricted Payments" above and payable, in form and amount, on a pro rata basis to all holders of Jacor Common Stock, (c) transactions solely between Jacor or JCC, as applicable, and any of their wholly owned Subsidiaries or solely among wholly owned Subsidiaries of Jacor or JCC, as applicable, and (d) payments to Zell/Chilmark or its Affiliates for reasonable and customary fees and expenses for financial advisory and investment banking services provided to Jacor and JCC, and (e) payments to Jacor made in accordance with any Tax Sharing Agreement.

    "FUTURE SUBSIDIARY GUARANTOR" means future Subsidiaries of Jacor or JCC and their Subsidiaries, which are not prohibited from becoming guarantors by law or by the terms of any Acquired Indebtedness or any agreement (other than an agreement entered into in connection with the transaction resulting in such person becoming a Subsidiary of Jacor or JCC or their Subsidiaries) to which such Subsidiary is a party.

    "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession as in effect on the Issue Date unless otherwise specified.

    "INDEBTEDNESS" of any person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of such any person, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors, (iv) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (v) relating to any Capitalized Lease Obligation, or (vi) evidenced by a letter of credit or a reimbursement obligation of such person with respect to any letter of credit;
(b) all net obligations of such person under Interest Swap and Hedging Obligations; (c) all liabilities and obligations of others of the kind described in the preceding clause (a) or (b) that such person has guaranteed or that is otherwise its legal liability or which are secured by any assets or property of such person and all obligations to purchase, redeem or acquire any Equity Interests; and (d) all Disqualified Capital Stock of such person (valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends). For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value to be determined in good faith by the board of directors of the issuer (or managing general partner of the issuer) of such Disqualified Capital Stock.

    "INTEREST SWAP AND HEDGING OBLIGATION" means any obligation of any person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or floating rate of interest on the same notional amount.

    "INVESTMENT" by any person in any other person means, without duplication,
(a) the acquisition (whether by purchase, merger, consolidation or otherwise) by such person (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other person or any agreement to make any such acquisition; (b) the making by such person of any deposit with, or advance, loan or other extension of credit to, such other person (including the purchase of property from another person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable or deposits arising in the ordinary course of business); (c) other than guarantees of Indebtedness of JCC or any Guarantor to the extent permitted by the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock" or the definition of Permitted Indebtedness, the entering into by such person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other person (other than the endorsement of instruments for deposit or collection in the ordinary course of business); and (d) the making of any capital contribution by such person to such other person.

    "ISSUE DATE" with respect to each series of Convertible Debt Securities and/or JCC Debt Securities issued under its respective Indenture, means the date of first issuance of such series of Convertible Debt Securities and/or JCC Debt Securities.

    "JUNIOR SECURITY" means any Qualified Capital Stock and any Indebtedness of Jacor, JCC or a Guarantor, as applicable, that is subordinated in right of payment to Senior Debt at least to the same extent as the Convertible Debt Securities and JCC Debt Securities or the Guarantees, as applicable, and has no scheduled installment of principal due, by redemption, sinking fund payment or otherwise, on or prior to the Stated Maturity of such Convertible Debt Securities and/or JCC Debt Securities; PROVIDED, that in the case of subordination in respect of Senior Debt under Jacor's or JCC's then-existing credit facilities, "Junior Security" shall mean any Qualified Capital Stock and any Indebtedness of Jacor, JCC or the Guarantors, as applicable, that (i) has a final maturity date occurring after the final maturity date of, all Senior Debt outstanding under such credit facilities on the date of issuance of such Qualified Capital Stock or Indebtedness, (ii) is unsecured, (iii) has an Average Life longer than the security for which such Qualified Capital Stock or Indebtedness is being exchanged, and (iv) by their terms or by law are subordinated to Senior Debt outstanding under such credit facilities on the date of issuance of such Qualified Capital Stock or Indebtedness at least to the same extent as such Convertible Debt Securities and/or JCC Debt Securities.

    "LEVERAGE RATIO" of any person on any date of determination (the "Transaction Date") means the ratio, on a PRO FORMA basis, of (a) the sum of the aggregate outstanding amount of Indebtedness and Disqualified Capital Stock of such person and its Subsidiaries as of the date of calculation on a consolidated basis in accordance with GAAP to (b) the aggregate amount of Consolidated EBITDA of such person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period; PROVIDED, that for purposes of such calculation, (i) Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period, (ii) transactions giving rise to the need to calculate the Leverage Ratio shall be assumed to have occurred on the first day of the Reference Period, (iii) the incurrence of any Indebtedness or issuance of any Disqualified Capital Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) shall be assumed to have occurred on the first day of such Reference Period, and (iv) the Consolidated Fixed Charges of such person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a PRO FORMA basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such person or any of its Subsidiaries is a party to an Interest Swap or Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

    "LIEN" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

    "NET CASH PROCEEDS" means the aggregate amount of cash or Cash Equivalents received by Jacor and/ or JCC, as applicable, in the case of a sale of Qualified Capital Stock and by Jacor and/or JCC, as applicable, and their Subsidiaries in respect of an Asset Sale or an Event of Loss plus, in the case of an issuance of Qualified Capital Stock of Jacor and/or JCC, as applicable, upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of Jacor and/or JCC, as applicable, that were issued for cash on or after the Issue Date, the amount of cash originally received by Jacor and/or JCC, as applicable, upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, in each case, the sum of all payments, fees, commissions and (in the case of Asset Sales, reasonable and customary), expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such Asset Sale, Event of Loss or sale of Qualified Capital Stock, and, in the case of an Asset Sale only, less an amount

(estimated reasonably and in good faith by Jacor and/or JCC, as applicable, or the amount actually incurred, if greater) of income, franchise, sales and other applicable taxes required to be paid by Jacor and/or JCC, as applicable, or any of their Subsidiaries in connection with such Asset Sale.

    "OBLIGATION" means any principal, premium or interest payment, or monetary penalty, or damages, due by Jacor, JCC or any Guarantor under the terms of the JCC Debt Securities, Convertible Debt Securities and/or the respective Indenture.

    "PERMITTED INDEBTEDNESS" means any of the following:

    (a) Jacor, JCC and their Subsidiaries may incur Indebtedness solely in respect of bankers acceptances, letters of credit and performance bonds (to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money of others), all in the ordinary course of business in accordance with customary industry practices, in amounts and for the purposes customary in Jacor's or JCC's industry; provided, that the aggregate principal amount outstanding of such Indebtedness (including any Indebtedness issued to refinance, refund or replace such Indebtedness) shall at no time exceed $5.0 million;

    (b) Jacor and JCC may incur Indebtedness to any wholly owned Subsidiary Guarantor, and any wholly owned Subsidiary Guarantor may incur Indebtedness to any other wholly owned Subsidiary Guarantor or to Jacor or JCC; PROVIDED, that in the case of Indebtedness of Jacor or JCC, such obligations shall be unsecured and subordinated in all respects to Jacor's or JCC's obligations pursuant to the Convertible Debt Securities and JCC Debt Securities and the date of any event that causes such Subsidiary Guarantor to no longer be a wholly owned Subsidiary shall be an Incurrence Date;

    (c) Jacor, JCC and the Guarantors may incur Indebtedness evidenced by the Convertible Debt Securities and JCC Debt Securities and the Guarantees and represented by the respective Indenture up to the amounts specified therein as of the date thereof;

    (d) Jacor, JCC and the Guarantors, as applicable, may incur Refinancing Indebtedness with respect to any Indebtedness or Disqualified Capital Stock, as applicable, which Indebtedness was incurred pursuant to the Leverage Ratio in the covenant described under "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock" or clause (c) of this definition;

    (e) Jacor, JCC and their Subsidiaries may incur Indebtedness in an aggregate amount outstanding at any time (including any Indebtedness issued to refinance, replace, or refund such Indebtedness) of up to $5.0 million;

    (f) Jacor, JCC and the Guarantors may incur Indebtedness incurred pursuant to Jacor's or JCC's then-existing credit facilities up to an aggregate principal amount outstanding (including any Indebtedness issued to refinance, refund or replace such Indebtedness in whole or in part) at any time of the maximum borrowing amount permitted by such credit facilities, plus accrued interest and additional expense and reimbursement obligations with respect thereto and such additional amounts as may be deemed to be outstanding in the form of Interest Swap and Hedging Obligations with such lenders, minus the amount of any such Indebtedness retired with Net Cash Proceeds from any Asset Sale;

    (g) Jacor, JCC and the Subsidiary Guarantors may incur Indebtedness under Interest Swap and Hedging Obligations that do not increase the Indebtedness of Jacor other than as a result of fluctuations in interest or foreign currency exchange rates provided that such Interest Swap and Hedging Obligations are incurred for the purpose of providing interest rate protection with respect to Indebtedness permitted under the respective Indenture or to provide currency exchange protection in connection with revenues generated in currencies other than U.S. dollars;

    (h) Subsidiaries may incur Acquired Indebtedness if Jacor or JCC at the time of such incurrence could incur such Indebtedness pursuant to the Leverage Ratio in the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock;" and

    (i) Jacor, JCC and their Subsidiaries may incur Indebtedness existing on the Issue Date.

    "PERMITTED INVESTMENT" means:

    (a) Investments in any of the Convertible Debt Securities and/or JCC Debt Securities;

    (b) Cash Equivalents;

    (c) intercompany loans to the extent permitted under clause (b) of the definition of "Permitted Indebtedness" and intercompany security agreements relating thereto;

    (d) loans, advances or investments in existence on the Issue Date;

    (e) Investments in a person substantially all of whose assets are of a type generally used in a Related Business (an "Acquired Person") if, as a result of such Investments, (i) the Acquired Person immediately thereupon is or becomes a Subsidiary of Jacor, or (ii) the Acquired Person immediately thereupon either
(1) is merged or consolidated with or into Jacor or any of its Subsidiaries and the surviving person is Jacor or a Subsidiary of Jacor or (2) transfers or conveys all or substantially all of its assets, or is liquidated into, Jacor, JCC or any of their Subsidiaries.

    (f) Investments in a person with whom Jacor, JCC or any of their Subsidiaries have entered into, (i) local marketing agreements or time brokerage agreements pursuant to which Jacor, JCC or any one of their Subsidiaries programs substantial portions of the broadcast day on such person's radio broadcast station(s) and sells advertising time during such program segments for its own account or (ii) joint sales agreements pursuant to which Jacor, JCC or any of their Subsidiaries sells substantially all of the advertising time for such person's radio broadcast station(s);

    (g) Investments that are in persons which will have the purpose of furthering the operations of Jacor, JCC and their Subsidiaries not to exceed $10.0 million; and

    (h) demand deposit accounts maintained in the ordinary course of business.

    "PERMITTED LIEN" means (a) Liens existing on the Issue Date; (b) Liens imposed by governmental authorities for taxes, assessments or other charges or levies not yet subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of Jacor or JCC in accordance with GAAP as of the date of determination; (c) statutory liens of carriers, warehousemen, mechanics, materialmen, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business provided that (i) the underlying obligations are not overdue for a period of more than 60 days, or (ii) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of Jacor or JCC in accordance with GAAP as of the date of determination; (d) Liens securing the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business and deposits made in the ordinary course of business to secure obligations of public utilities; (e) easements, rights-of-way, zoning, building restrictions, reservations, encroachments, exceptions, covenants, similar restrictions and other similar encumbrances or title defects which, singly or in the aggregate, do not in any case materially detract from the value of the property, subject thereto (as such property is used by Jacor, JCC or any of their Subsidiaries) or interfere with the ordinary conduct of the business of Jacor, JCC or any of their Subsidiaries; (f) Liens arising by operation of law in connection with judgments, PROVIDED, that the execution or other enforcement of such Liens is effectively stayed and that the claims secured thereby are being contested in good faith by appropriate proceedings; (g) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation; (h) Liens securing Indebtedness of a person existing at the time such person becomes a Subsidiary or is merged with or into Jacor, JCC or a Subsidiary or Liens securing Indebtedness incurred in connection with an Acquisition, PROVIDED that such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof, and do not extend to any other assets; (i) leases or subleases granted to other persons in the ordinary course of business not materially interfering with the conduct of the business of Jacor, JCC or any of their Subsidiaries or materially detracting from the value of the relative assets of Jacor, JCC or any of their Subsidiaries; (j) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by Jacor, JCC or any of their Subsidiaries in the ordinary course of business; and (k) Liens securing Refinancing Indebtedness incurred to refinance any Indebtedness that was previously so secured in a manner no more adverse to the Holders of the Convertible Debt Securities and JCC Debt Securities than the terms of the Liens securing such refinanced Indebtedness provided that the Indebtedness secured is not increased and the lien is not extended to any additional assets or property, (l) Liens in favor of the lenders pursuant to Jacor's or JCC's then-existing credit facilities and (m) Liens on property of a Subsidiary of Jacor or JCC provided that such Liens secure only obligations owing by such Subsidiary to Jacor or JCC or another Subsidiary of Jacor or JCC.

    "PRODUCTIVE ASSETS" means assets of a kind used or usable by Jacor, JCC and their Subsidiaries in a Related Business.

    "PUBLIC OFFERING" means a firm commitment underwritten primary offering of Capital Stock of Jacor or JCC.

    "QUALIFIED CAPITAL STOCK" means any Capital Stock of Jacor or JCC that is not Disqualified Capital Stock.

    "QUALIFIED EXCHANGE" means any legal defeasance, redemption, retirement, repurchase or other acquisition of Capital Stock or Indebtedness of Jacor or JCC issued on or after the Issue Date with the Net Cash Proceeds received by Jacor or JCC from the substantially concurrent sale of Qualified Capital Stock or any exchange of Qualified Capital Stock for any Capital Stock or Indebtedness issued on or after the Issue Date.

    "REFERENCE PERIOD" with regard to any person means the four full fiscal quarters (or such lesser period during which such person has been in existence) ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the JCC Debt Securities, Convertible Debt Securities and/or the respective Indenture.

    "REFINANCING INDEBTEDNESS" means Indebtedness or Disqualified Capital Stock
(a) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a "Refinancing"), any Indebtedness or Disqualified Capital Stock in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing) the lesser of (i) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness or Disqualified Capital Stock so Refinanced and (ii) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing; provided, that (A) such Refinancing Indebtedness of any Subsidiary of Jacor or JCC shall only be used to Refinance outstanding Indebtedness or Disqualified Capital Stock of such Subsidiary, (B) such Refinancing Indebtedness shall (x) not have an Average Life shorter than the Indebtedness or Disqualified Capital Stock to be so refinanced at the time of such Refinancing and (y) in all respects, be no less subordinated or junior, if applicable, to the rights of Holders of the Convertible Debt Securities and JCC Debt Securities than was the Indebtedness or Disqualified Capital Stock to be refinanced and (C) such Refinancing Indebtedness shall have no installment of principal (or redemption payment) scheduled to come due earlier than the scheduled maturity of any installment of principal of the Indebtedness or Disqualified Capital Stock to be so refinanced which was scheduled to come due prior to the Stated Maturity.

    "RELATED BUSINESS" means the business conducted (or proposed to be conducted) by Jacor, JCC and their Subsidiaries as of the Issue Date and any and all businesses that in the good faith judgment of the Board of Directors of Jacor or JCC, as applicable, are materially related businesses.

    "RELATED PERSON" means any person who controls, is controlled by or is under common control with an Excluded Person; PROVIDED that for purposes of this definition "control" means the beneficial ownership of more than 50% of the total voting power of a person normally entitled to vote in the election of directors, managers or trustees, as applicable of a person.

    "RESTRICTED INVESTMENT" means, in one or a series of related transactions, any Investment, other than investments in Permitted Investments; PROVIDED, HOWEVER, that a merger of another person with or into Jacor, JCC or a Subsidiary Guarantor shall not be deemed to be a Restricted Investment so long as the surviving entity is Jacor, JCC or a direct wholly owned Subsidiary Guarantor.

    "RESTRICTED PAYMENT" means, with respect to any person, (a) the declaration or payment of any dividend or other distribution in respect of Equity Interests of such person or any parent or Subsidiary of such person, (b) any payment on account of the purchase, redemption or other acquisition or retirement for value of Equity Interests of such person or any Subsidiary or parent of such person,
(c) other than with the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any Subordinated Indebtedness, directly or indirectly, by such person or a parent or Subsidiary of such person prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness and (d) any Restricted Investment by such person; PROVIDED, HOWEVER, that the term "Restricted Payment" does not include (i) any dividend, distribution or other payment on or with respect to Capital Stock of an issuer to the extent payable solely in shares of Qualified Capital Stock of such issuer; (ii) any dividend, distribution or other payment to Jacor or JCC, or to any of their wholly owned Subsidiary Guarantors, by any of the Subsidiaries of Jacor or JCC; or (iii) loans or advances to any Subsidiary Guarantor the proceeds of which are used by such Subsidiary Guarantor in a Related Business activity of such Subsidiary Guarantor.

    "SENIOR DEBT" of Jacor, JCC or any Guarantor means Indebtedness (including any monetary obligation in respect of Jacor's or JCC's then-existing credit facilities, and interest, whether or not such interest is allowed or allowable, accruing on Indebtedness incurred pursuant to such credit facilities at the contracted-for rate after the commencement of any proceeding under any bankruptcy, insolvency or similar law) of Jacor, JCC or such Guarantor arising under such credit facilities or that, by the terms of the instrument creating or evidencing such Indebtedness, is expressly designated Senior Debt and made senior in right of payment to the Convertible Debt Securities and JCC Debt Securities or the applicable Guarantee; provided, that in no event shall Senior Debt include (a) Indebtedness to any Subsidiary of Jacor or JCC or any officer, director or employee of Jacor or JCC or any Subsidiary of Jacor or JCC, (b) Indebtedness incurred in violation of the terms of the respective Indenture, (c) Indebtedness to trade creditors, (d) Disqualified Capital Stock and (e) any liability for taxes owed or owing by Jacor, JCC or such Guarantor.

    "SIGNIFICANT SUBSIDIARY" shall have the meaning provided under Regulation S-X of the Securities Act, as in effect on the Issue Date.

    "STATED MATURITY," when used with respect to each series of Convertible Debt Securities and/or JCC Debt Securities issued under the respective Indenture or any installment of principal thereof or premium thereon or interest thereon, means the date specified in such series of Convertible Debt Securities and/or JCC Debt Securities or a coupon, if any, representing such installment of interest, as the date on which the principal of such series of Convertible Debt Securities and/or JCC Debt Securities or such installment of principal, premium, or interest is due and payable.

    "SUBORDINATED INDEBTEDNESS" means Indebtedness of Jacor, JCC or a Guarantor that is subordinated in right of payment to the Convertible Debt Securities and JCC Debt Securities or such Guarantee, as applicable, in any respect or has a stated maturity on or after the Stated Maturity.

    "SUBSIDIARY," with respect to any person, means (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such person, by such person and one or more Subsidiaries of such person or by one or more

Subsidiaries of such person, (ii) any other person (other than a corporation) in which such person, one or more Subsidiaries of such person, or such person and one or more Subsidiaries of such person, directly or indirectly, at the date of determination thereof has at least majority ownership interest, or (iii) a partnership in which such person or a Subsidiary of such person is, at the time, a general partner and in which such person, directly or indirectly, at the date of determination thereof has at least a majority ownership interest.

    "SUBSIDIARY GUARANTORS" means (i) the Present Subsidiary Guarantors identified in the following sentence and (ii) Future Subsidiary Guarantors that become Subsidiary Guarantors pursuant to the terms of the Indentures, but excluding any Persons whose guarantees have been released pursuant to the terms of the Indentures. The "PRESENT SUBSIDIARY GUARANTORS" means Broadcast Finance, Inc; Chancellor Broadcasting Co., Inc.; Cine Films, Inc.; Cine Guarantors, Inc.; Cine Guarantors II, Inc.; Cine Guarantors II, Ltd.; Cine Mobile Systems Int'l. N.V.; Cine Movil S.A. de C.V.; Citicasters Co.; GACC-N26LB, Inc.; Great American Merchandising Group, Inc.; Great American Television Productions, Inc.; Inmobiliaria Radial, S.A. de C.V.; Jacor Broadcasting Corporation; Jacor Broadcasting of Atlanta, Inc.; Jacor Broadcasting of Charleston, Inc.; Jacor Broadcasting of Colorado, Inc.; Jacor Broadcasting of Denver, Inc.; Jacor Broadcasting of Florida, Inc.; Jacor Broadcasting of Kansas City, Inc.; Jacor Broadcasting of Las Vegas, Inc.; Jacor Broadcasting of Las Vegas II, Inc.; Jacor Broadcasting of Louisville, Inc.; Jacor Broadcasting of Louisville II, Inc.; Jacor Broadcasting of Salt Lake City, Inc.; Jacor Broadcasting of Salt Lake City II, Inc.; Jacor Broadcasting of San Diego, Inc.; Jacor Broadcasting of Sarasota, Inc.; Jacor Broadcasting of St. Louis, Inc.; Jacor Broadcasting of Tampa Bay, Inc.; Jacor Broadcasting of Toledo, Inc.; Jacor Broadcasting of Youngstown, Inc.; Jacor Cable,Inc.; Jacor Licensee of Charleston, Inc.; Jacor Licensee of Kansas City, Inc.; Jacor Licensee of Las Vegas, Inc.; Jacor Licensee of Las Vegas II, Inc.; Jacor Licensee of Louisville, Inc.; Jacor Licensee of Louisville II, Inc.; Jacor Licensee of Salt Lake City, Inc.; Jacor Licensee of Salt Lake City II, Inc.; Jacor/ Premiere Holding, Inc.; JBSL, Inc.; Location Productions, Inc.; Location Productions II, Inc.; MultiVerse Acquisition Corp.; Noble Broadcast Center, Inc.; Noble Broadcast Group, Inc.; Noble Broadcast Holdings, Inc.; Noble Broadcast Licenses, Inc.; Noble Broadcast of San Diego, Inc.; Nobro, S.C.; Nova Marketing Group, Inc.; NSN Network Services, Ltd.; Premiere Radio Networks, Inc.; Radio-Active Media, Inc.; Sports Radio Broadcasting, Inc.; Sports Radio, Inc.; The Sy Fischer Company Agency, Inc.; Talk Radio Network, Inc.; VTTV Productions; and WHOK, Inc., each a direct or indirect subsidiary of Jacor and JCC or any successor entity, whether by merger, consolidation, change of name or otherwise.

    "TAX SHARING AGREEMENT" means any agreements between JCC and Jacor pursuant to which JCC may make payments to Jacor with respect to JCC's Federal, state, or local income or franchise tax liabilities where JCC is included in a consolidated, unitary or combined return filed by Jacor; provided, however, that the payment by JCC under such agreement may not exceed the liability of Jacor for such taxes if it had filed its income tax returns as a separate company.

                          DESCRIPTION OF CAPITAL STOCK

    Jacor's Certificate of Incorporation authorizes 104,000,000 shares of capital stock, of which 100,000,000 shares are Jacor Common Stock, 2,000,000 shares are Class A Preferred Stock, $.01 par value and 2,000,000 shares are Class B Preferred Stock, $.01 par value (together with the Class A Preferred Stock, the "Preferred Stock"). As of April 28, 1998, 50,908,227 shares of Jacor Common Stock were issued and outstanding.

JACOR COMMON STOCK

    Under Jacor's Certificate of Incorporation and Delaware law, the holders of Jacor Common Stock have no preemptive rights and the Jacor Common Stock has no redemption, sinking fund, or conversion privileges. The holders of Jacor Common Stock are entitled to one vote for each share held on any matter submitted to the stockholders and do not have the right to cumulate their votes in the election of directors. All corporate action requiring stockholder approval, unless otherwise required by law, Jacor's Certificate of Incorporation or its Bylaws, must be authorized by a majority of the votes cast. Approval of only a majority of the outstanding voting shares is required to effect (i) an amendment to Jacor's Certificate of Incorporation,

(ii) a merger or consolidation, and (iii) a disposition of all or substantially all of Jacor's assets. A majority of the directors on the Jacor Board, as well as a majority of the outstanding voting shares, have the ability to amend the Jacor Bylaws.

    In the event of liquidation, each share of Jacor Common Stock is entitled to share ratably in the distribution of remaining assets after payment of all debts, subject to the prior rights in liquidation of any share of Jacor Preferred Stock issued. Holders of shares of Jacor Common Stock are entitled to share ratably in such dividends as the Jacor Board of Directors, in its discretion, may validly declare from funds legally available therefor, subject to the prior rights of holders of shares of Jacor Preferred Stock as may be outstanding from time to time. Certain restrictions on the payment of dividends are imposed under the Credit Facility. See "Risk Factors -- Lack of Dividends; Restrictions on Payments of Dividends."

    Jacor's Certificate of Incorporation provides that outstanding shares of Common Stock held by a Disqualified Holder (as defined below) are subject to redemption by the Company, by action of the Jacor Board of Directors to the extent necessary to prevent the loss or secure the reinstatement of any license or franchise from any governmental agency held by the Company or any of its subsidiaries, which license or franchise is conditioned upon some or all of the holders of the Company's stock possessing prescribed qualifications and/or restrictions. The Certificate of Incorporation prescribes the following terms and conditions for such redemption: (a) the redemption price of the shares to be redeemed shall be equal to the lesser of (i) the Fair Market Value (as defined below) of such shares or (ii) if such stock was purchased by such Disqualified Holder within one year of the redemption date, such Disqualified Holder's purchase price for such shares; (b) the redemption price of such shares may be paid in cash, securities (valued according to a specified method) or any combination thereof; (c) if less than all the shares held by Disqualified Holders are to be redeemed, the shares to be redeemed will be selected in such manner as is determined by the Jacor Board of Directors, which may include selection first of the most recently purchased shares thereof, selection by lot or selection in any other manner determined by the Jacor Board of Directors; (d) at least 30 days written notice of the redemption date must be given to the record holders of the shares selected to be redeemed (unless waived in writing by such holder), provided that the redemption date may be the date on which written notice is given to such record holders if the cash or securities necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed; (e) from and after the redemption date, any and all rights of whatever nature, which may be held by the owners of shares called for redemption (including without limitation any rights to vote or participate in dividends declared on stock of the same class or series as such shares), shall cease and terminate and they shall thenceforth be entitled only to receive the cash or securities payable in respect of such redemption; and (f) such other terms and conditions as the Jacor Board of Directors may determine.

    For purposes of the foregoing provisions of the Certificate of Incorporation, the following meanings are assigned to certain terms:
"Disqualified Holder" means any holder of shares of capital stock of the Company whose holding of such stock, either individually or when taken together with the holding of shares of stock of the Company by any other holders, may result, in the judgment of the Jacor Board of Directors, in the loss of, or the failure to secure the reinstatement of, any license or franchise from any governmental agency held by the Company or any of its subsidiaries to conduct any portion of the business of the Company or its subsidiaries. "Fair Market Value" of the Company's stock of any class or series of stock means the average closing price for such a share for each of the 45 most recent days on which the shares of stock of such class or series were traded preceding the day on which notice of redemption was given, except that if such shares of stock of such class or series are not traded on any securities exchange or in the over-the-counter market, "Fair Market Value" is any value determined by the Jacor Board of Directors in good faith. See "Risk Factors -- FCC Regulation of Broadcasting Industry."

JACOR CLASS A AND CLASS B PREFERRED STOCK

    No shares of Jacor Preferred Stock have been issued. The Class A Preferred Stock has full voting rights. The Class B Preferred Stock has no voting rights except as otherwise provided by law or as lawfully fixed by the Jacor Board of Directors with respect to a particular series.

    Jacor's Certificate of Incorporation authorizes the Jacor Board of Directors to provide from time to time for the issuance of the shares of Jacor Preferred Stock and by resolution to establish the terms of each such series, including
(i) the number of shares of the series and the designation thereof, (ii) the rights in respect of dividends on the shares, (iii) liquidation rights, (iv) redemption rights, (v) the terms of any purchase, retirement or sinking fund to be provided for the shares of the series, (vi) terms of conversion, if any,
(vii) restrictions, limitations and conditions, if any, on issuance of indebtedness of Jacor, (viii) voting rights; and (ix) any other preferences and other rights and limitations not inconsistent with law, the Certificate of Incorporation, or any resolution of the Jacor Board of Directors.

    The issuance of Jacor Preferred Stock, while providing flexibility in connection with the possible acquisitions and other corporate purposes, could among other things adversely affect the rights of holders of Jacor Common Stock, and, under certain circumstances, make it more difficult for a third party to gain control of Jacor. In the event that shares of Jacor Preferred Stock are issued and convertible into shares of Jacor Common Stock the holders of Jacor Common Stock may experience dilution.

    The Prospectus Supplement for any series of Jacor Preferred Stock will state the terms, if any, on which shares of that series are convertible into shares of another series of Jacor Preferred Stock or Jacor Common Stock or exchangeable for another series of Jacor Preferred Stock, Jacor Common Stock or other debt securities issued hereunder.

JACOR DEPOSITARY SHARES

    Jacor may, at its option, elect to offer fractional shares of Class A or Class B Preferred Stock, rather than full shares of Class A or Class B Preferred Stock. In the event such option is exercised, Jacor will issue receipts for Jacor Depositary Shares, each of which will represent a fraction (to be set forth in the Prospectus Supplement relating to the Class A or Class B Preferred Stock) of a share of such Jacor Preferred Stock.

    The share of Class A or Class B Preferred Stock represented by Jacor Depositary Shares will be deposited under a Deposit Agreement (the "Deposit Agreement") between Jacor and a bank or trust company selected by Jacor having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 (the "Depositary"). Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of Class A or Class B Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Class A or Class B Preferred Stock represented thereby (including dividend, voting, redemption, conversion and liquidation rights).

    The above summary description of the Jacor Depositary Shares does not purport to be complete and is subject to, and qualified in its entirety by reference to, the description in the applicable Prospectus Supplement and the detailed provisions of the Deposit Agreement (which will contain the form of Depositary Receipt). A copy of the form of Deposit Agreement is available upon request.

CITICASTERS WARRANTS

    Jacor issued warrants (the "Citicasters Warrants") pursuant to the terms of its February 1996 agreement to acquire Citicasters Inc. through a merger (the "Citicasters Merger") of JCC (formerly JCAC, Inc.) with and into Citicasters Inc. ("Citicasters"). If all of the Citicasters Warrants are exercised, 4,400,000 shares of Jacor Common Stock would be issued. Each Citicasters Warrant initially entitles the holder thereof to purchase .2035247 of a share of Jacor Common Stock at a price of $28.00 per full share (the "Citicasters Price"). The Citicasters Price and the number of shares of Jacor Common Stock issuable upon the exercise of each Citicasters Warrant are subject to adjustment in certain events described below. Each Citicasters
Warrant may be exercised until 5:00 p.m., Eastern Time, on September 18, 2001 (the "Citicasters Expiration Date") in accordance with the terms of the Citicasters Warrants and Citicasters Warrant Agreement. To the extent that any Citicasters Warrant remains outstanding after such time, such unexercised Citicasters Warrant will automatically terminate.

    Citicasters Warrants may be exercised by surrendering to the warrant agent a signed Citicasters Warrant certificate together with the form of election to purchase on the reverse thereof indicating the warrant holder's election to exercise all or a portion of the Citicasters Warrants evidenced by such certificate. Surrendered certificates must be accompanied by payment of the aggregate Citicasters Price in respect of the Citicasters Warrant to be exercised, which payment may be made in cash or by certified or bank cashier's check drawn on a banking institution chartered by the government of the United States or any state thereof payable to the order of Jacor. No adjustments as to cash dividends with respect to the Jacor Common Stock will be made upon any exercise of Citicasters Warrants.

    If fewer than all of the Citicasters Warrants evidenced by any certificate are exercised, the warrant agent will deliver to the exercising warrant holder a new Citicasters Warrant certificate representing the unexercised Citicasters Warrants. Jacor will not be required to issue fractional shares of Jacor Common Stock upon exercise of any Citicasters Warrant and in lieu thereof will pay in cash an amount equal to the same fraction of the closing price per share of the Jacor Common Stock, determined as provided in the Citicasters Warrant Agreement. Jacor has reserved for issuance a number of shares of Jacor Common Stock sufficient to provide for the exercise of the rights of purchase represented by the Citicasters Warrants.

    A Citicasters Warrant may not be exercised in whole or in part if in the reasonable opinion of counsel to Jacor the issuance of Jacor Common Stock upon such exercise would cause Jacor to be in violation of the Communications Act or the rules and regulations in effect thereunder.

    The number of shares of Jacor Common Stock purchasable upon the exercise of each Citicasters Warrant and the Citicasters Price are subject to the adjustment in connection with (i) the issuance of a stock dividend to holders of Jacor Common Stock, a combination or subdivision or issuance by reclassification of Jacor Common Stock; (ii) the issuance of rights, options or warrants to all holders of Jacor Common Stock without charge to such holders to subscribe for or purchase shares of Jacor Common Stock at a price per share which is lower than the current market price; and (iii) certain distributions by Jacor to the holders of Jacor Common Stock of evidences of indebtedness or of its assets (excluding cash dividends, or distributions out of earnings or out of surplus legally available for dividends) or of convertible securities, all as set forth in the Citicasters Warrant Agreement. Notwithstanding the foregoing, no adjustment in the number of shares of Jacor Common Stock issuable upon the exercise of Citicasters Warrants will be required until such adjustment would require an increase or decrease of at least 1% in the number of shares of Jacor Common Stock purchasable upon the exercise of each Citicasters Warrant. In addition, Jacor may at its option reduce the Citicasters Price.

    In case of any consolidation or merger of Jacor with or into another corporation, or any sale, transfer or lease to another corporation of all or substantially all of the property of Jacor, the Citicasters Warrant Agreement requires that effective provisions be made so that each holder of an outstanding Citicasters Warrant will have the right thereafter to exercise the Citicasters Warrant for the kind and amount of securities and property receivable in connection with such consolidation, merger, sale, transfer or lease by a holder of the number of shares of Jacor Common Stock for which such Citicasters Warrant were exercisable immediately prior thereto.

    The Citicasters Warrant Agreement may be amended or supplemented without the consent of the holders of Citicasters Warrants to cure any ambiguity or to correct or supplement any defective or inconsistent provision contained therein, or to make such other necessary or desirable changes which shall not adversely affect the interests of the warrant holders. Any other amendment to the Citicasters Warrant Agreement requires the consent of warrant holders representing not less than 50% of the Citicasters Warrants then outstanding provided that no change in the number or nature of the securities purchasable upon the exercise of any Citicasters Warrant, or the Citicasters Price therefor, or the acceleration of the Citicasters Expiration Date, and no change in the antidilution provisions which would adversely affect the interest of the holders of Citicasters Warrants, shall be made without the consent of the holder of such Citicasters Warrant, other than such changes as are specifically prescribed by the Citicasters Warrant Agreement or are made in compliance with the applicable law.

    No holder of Citicasters Warrants is entitled to vote or receive dividends or be deemed for any purpose the holder of Jacor Common Stock until the Citicasters Warrants are properly exercised as provided in the Citicasters Warrant Agreement.

REGENT WARRANTS

    Jacor issued warrants (the "Regent Warrants") pursuant to the terms of its October 1996 merger agreement (the "Regent Merger Agreement") with Regent Communications, Inc. ("Regent"), whereby Regent merged with and into Jacor. If all such Regent Warrants are exercised, 500,000 shares of Jacor Common Stock would be issued. Each Regent Warrant initially entitles the holder thereof to purchase .11271 (the "Fraction") of a share of Jacor Common Stock at a price of $40.00 per full share (the "Regent Price"). The Regent Price and the number of shares of Jacor Common Stock issuable upon the exercise of each Regent Warrant are subject to adjustment in certain events described below. Each Regent Warrant may be exercised until 5:00 pm., Eastern Time, on February 27, 2002 (the "Regent Expiration Date") in accordance with the terms of the Regent Warrants and the Regent Warrant Agreement; PROVIDED, HOWEVER, if any of the Regent Warrants are called for redemption by Jacor, at a price per Regent Warrant equal to $12.00 multiplied by the Fraction, as adjusted from time to time under the terms of the Regent Warrant Agreement, on or after February 27, 2000, the right to so redeem the Regent Warrants shall expire at the close of business, New York time, on such redemption date. To the extent that any Regent Warrant remains outstanding after such time, such unexercised Regent Warrant will automatically terminate.

    Regent Warrants may be exercised by surrendering to the warrant agent a signed Regent Warrant certificate together with the form of election to purchase on the reverse thereof indicating the warrant holder's election to exercise all or a portion of the Regent Warrants evidenced by such certificate. Surrendered certificates must be accompanied by payment of the aggregate Regent Price in respect of the Regent Warrants to be exercised, which payment may be made in cash or by certified or bank cashier's check drawn on a banking institution chartered by the government of the United States or any state thereof payable to the order of Jacor. No adjustments as to cash dividends with respect to the Jacor Common Stock will be made upon any exercise of Regent Warrants.

    If fewer than all the Regent Warrants evidenced by any certificate are exercised, the warrant agent will deliver to the exercising warrant holder a new Regent Warrant certificate representing the unexercised Regent Warrants. Jacor will not be required to issue fractional shares of Jacor Common Stock upon exercise of any Regent Warrant and in lieu thereof will pay in cash an amount equal to the same fraction of the closing price per share of Jacor Common Stock, determined as provided in the Regent Warrant Agreement. Jacor has reserved for issuance a number of shares of Jacor Common Stock sufficient to provide for the exercise of the rights of purchase represented by the Regent Warrants.

    A Regent Warrant may not be exercised in whole or in part if in the reasonable opinion of counsel to Jacor the issuance of Jacor Common Stock upon such exercise would cause Jacor to be in violation of the Communications Act or the rules and regulations in effect thereunder.

    The number of shares of Jacor Common Stock purchasable upon the exercise of each Regent Warrant and the Regent Price are subject to adjustment in connection with (i) the issuance of a stock dividend to holders of Jacor Common Stock, a combination or subdivision or issuance by reclassification of Jacor Common Stock; (ii) the issuance of rights, options or warrants to all holders of Jacor Common Stock without charge to such holders to subscribe for or purchase shares of Jacor Common Stock at a price per share which is lower than the current market price; and (iii) certain distributions by Jacor to the holders of Jacor Common Stock of evidences of indebtedness or of its assets (excluding cash dividends or distributions pursuant to an announced policy of Jacor payable out of earnings or out of surplus legally available for dividends) or of convertible securities, all as set forth in the Regent Warrant Agreement. Notwithstanding the foregoing, no adjustment in the number of shares of Jacor Common Stock issuable upon the exercise of the Regent Warrants will be required until such adjustment would require an increase or decrease of at least

1% in the number of shares of Jacor Common Stock purchasable upon the exercise of each Regent Warrant. In addition, Jacor may at its option reduce the Regent Price to any amount deemed appropriate by the Jacor Board of Directors.

    In case of any consolidation or merger of Jacor with or into another corporation, or any sale, transfer or lease to another corporation of all or substantially all the property of Jacor, the Regent Warrant Agreement requires that effective provisions be made so that each holder of an outstanding Regent Warrant will have the right thereafter to exercise the Regent Warrant for the kind and amount of securities and property receivable in connection with such consolidation, merger, sale, transfer or lease by a holder of the number of shares of Jacor Common Stock for which such Regent Warrant were exercisable immediately prior thereto.

    The Regent Warrant Agreement may be amended or supplemented without the consent of the holders of Regent Warrants to cure any ambiguity or to correct or supplement any defective or inconsistent provision contained therein, or to make such other necessary or desirable changes which shall not adversely affect the interests of the warrant holders. Any other amendment to the Regent Warrant Agreement shall require the consent of warrant holders representing not less than 50% of the Regent Warrants then outstanding provided that no change in the number or nature of the securities purchasable upon the exercise of any Regent Warrant, or the Regent Price therefor, or the acceleration of the Regent Expiration Date, and no change in the antidilution provisions which would adversely affect the interests of the holders of Regent Warrants, shall be made without the consent of the holder of such Regent Warrant, other than such changes as are specifically prescribed by the Regent Warrant Agreement or are made in compliance with applicable law.

    No holder of Regent Warrants is entitled to vote or receive dividends or be deemed for any purpose the holder of Jacor Common Stock until the Regent Warrants are properly exercised as provided in the Regent Warrant Agreement.

DELAWARE ANTITAKEOVER STATUTE

    Jacor is subject to the "business combination" statute of the Delaware General Corporation Law (Section 203). In general, such statute prohibits a publicly held Delaware corporation from engaging in various "business combination" transactions with any "interested stockholder" for a period of three years after the date of the transaction in which the person became an "interested stockholder," unless (i) such transaction is approved by the Board of Directors prior to the date the "interested stockholder" obtains such status,
(ii) upon consummation of the transaction the interested stockholder beneficially owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by (a) persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or (iii) the "business combination" is approved by the Board of Directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the "interested stockholder." A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to an "interested stockholder." An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation's voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to Jacor and, accordingly, may discourage attempts to acquire Jacor.

REGISTRAR AND TRANSFER AGENT

    ChaseMellon Shareholder Services LLC is the registrar and transfer agent for the Jacor Common Stock and the warrant agent for the Citicasters Warrants and the Regent Warrants.

                          DESCRIPTION OF INDEBTEDNESS

    The summaries contained herein of certain of the indebtedness of Jacor and JCC do not purport to be complete and are qualified in their entirety by reference to the provisions of the various agreements and indentures related thereto, which are filed as exhibits to the Registration Statement of which this Prospectus is a part and to which reference is hereby made.

CREDIT FACILITY

    JCC amended and restated its credit facility with a syndicate of banks and other financial institutions on September 16, 1997 (the "Credit Facility"). The Credit Facility provides availability of up to $1.15 billion of loans to JCC in two components: (i) a revolving credit facility of up to $750.0 million with mandatory semi-annual commitment reductions beginning June 30, 2000 and a final maturity date of December 31, 2004; and (ii) a term loan of $400.0 million with scheduled semi-annual reductions beginning December 31, 1999 and a final maturity date of December 31, 2004. The Credit Facility bears interest at a rate that fluctuates with an applicable margin based on Jacor's leverage ratio plus a bank base rate and/or the Eurodollar rate per annum.

    The loans under the Credit Facility are guaranteed by each of Jacor's direct and indirect subsidiaries other than certain immaterial subsidiaries. JCC's obligations under the Credit Facility are secured by a first priority lien on the capital stock of Jacor's and JCC's subsidiaries, an assignment of all intercompany debt and of certain time brokerage agreements, and by the guarantee of JCC's parent, Jacor.

    The Credit Facility contains covenants and provisions that restrict, among other things, JCC's ability to: (i) incur additional indebtedness; (ii) incur liens on its property; (iii) make investments and advances; (iv) enter into guarantees and other contingent obligations; (v) merge or consolidate with or acquire another person or engage in other fundamental changes; (vi) engage in certain sales of assets; (vii) engage in certain transactions with affiliates; and (viii) make restricted junior payments. The Credit Facility also requires the satisfaction of certain financial performance criteria (including a consolidated interest coverage ratio, a debt-to-operating cash flow ratio and a consolidated operating cash flow available for fixed charges ratio) and the repayment of loans under the Credit Facility with proceeds of certain sales of assets and debt issuances.

    Events of default under the Credit Facility include various events of default customary for such type of agreement, such as failure to pay scheduled payments when due, cross defaults on other indebtedness, change of control events under other indebtedness (including the 10 1/8% Notes, 9 3/4% Notes,
8 3/4% Notes, 8% Notes, LYONs due 2011 and LYONs due 2018) and certain events of bankruptcy, insolvency and reorganization. In addition, the Credit Facility includes events of default for JCC relating to the cessation of any lien on any of the collateral under the Credit Facility as a perfected first priority lien and the failure of Zell/Chilmark designees to represent at least 30% of the Jacor Board of Directors.

    For purposes of the Credit Facility, a change of control includes the occurrence of any event that triggers a change of control under the 10 1/8% Notes, 9 3/4% Notes, 8 3/4% Notes, 8% Notes, LYONs due 2011 or LYONs due 2018. Such change of control under the Credit Facility would constitute an event of default which would give the syndicate the right to accelerate the unpaid principal amounts due under the Credit Facility. Upon such acceleration, there is no assurance that JCC will have funds available to fund such repayment or that such funds will be available on terms acceptable to JCC.

10 1/8% NOTES

    In June 1996, JCAC, Inc. (a predecessor to JCC) conducted an offering (the "10 1/8% Notes Offering") whereby JCAC, Inc. issued and sold 10 1/8% Senior Subordinated Notes due 2006 (the "10 1/8% Notes") in an aggregate principal amount of $100.0 million. The 10 1/8% Notes were issued pursuant to an Indenture between JCAC, Inc. and First Trust of Illinois, National Association, as Trustee (the "10 1/8% Note Indenture"). The 10 1/8% Notes have interest payment dates of June 15 and December 15, commencing on December 15, 1996, and mature on June 15, 2006.

    The 10 1/8% Note Indenture contains certain covenants which impose certain limitations and restrictions on the ability of JCC and the Subsidiary Guarantors to incur additional indebtedness, pay dividends or make other distributions, make certain loans and investments, apply the proceeds of asset sales (and use the proceeds thereof), create liens, enter into certain transactions with affiliates, merge, consolidate or transfer substantially all its assets and make investments in unrestricted subsidiaries.

    If a change of control occurs, JCC will be required to offer to repurchase all outstanding 10 1/8% Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. There can be no assurance that JCC will have sufficient funds to purchase all of the 10 1/8% Notes in the event of a change of control offer or that JCC would be able to obtain financing for such purpose on favorable terms, if at all. In addition, the Credit Facility restricts JCC's ability to repurchase the 10 1/8% Notes, including pursuant to a change of control offer. Furthermore, a change of control under the 10 1/8% Note Indenture will result in a default under the Credit Facility.

    As used herein, a "Change of Control" will mean (i) any merger or consolidation of JCC with or into any person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of any of the assets of JCC, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction(s), any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than an Excluded Person) is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee(s) or surviving entity or entities, (ii) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than an Excluded Person) is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of Capital Stock of JCC then outstanding normally entitled to vote in elections of directors, or (iii) during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of JCC (together with any new directors whose election by such Board or whose nomination for election by the shareholders of JCC was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of JCC then in office.

    The events of default under the 10 1/8% Note Indenture include various events of default customary for such type of agreement, including the failure to pay principal and interest when due on the 10 1/8% Notes, cross defaults on other indebtedness for borrowed monies in excess of $5.0 million (which indebtedness would therefore include the Credit Facility, 9 3/4% Notes, 8 3/4% Notes, 8% Notes, LYONs due 2011 and LYONs due 2018) and certain events of bankruptcy, insolvency and reorganization.

9 3/4% NOTES

    In December 1996, JCC conducted an offering (the "9 3/4% Notes Offering") whereby JCC issued and sold 9 3/4% Senior Subordinated Notes due 2006 (the
"9 3/4% Notes") in an aggregate principal amount of $170.0 million. The 9 3/4% Notes were issued pursuant to an Indenture between JCC and The Bank of New York, as Trustee (the "9 3/4% Note Indenture"). The 9 3/4% Notes have interest payment dates of June 15 and December 15, commencing on June 15, 1997, and mature on December 15, 2006.

    The 9 3/4% Note Indenture contains certain covenants which impose certain limitations and restrictions on the ability of JCC and the Subsidiary Guarantors to incur additional indebtedness, pay dividends or make other distributions, make certain loans and investments, apply the proceeds of asset sales (and use the proceeds thereof), create liens, enter into certain transactions with affiliates, merge, consolidate or transfer substantially all its assets and make investments in unrestricted subsidiaries.

    If a change of control occurs, JCC will be required to offer to repurchase all outstanding 9 3/4% Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. There can be no assurance that JCC will have sufficient funds to purchase all of the 9 3/4% Notes in the event of a change of control offer or that JCC would be able to obtain financing for such purpose on favorable terms, if at all. In addition, the Credit Facility restricts JCC's ability to repurchase the 9 3/4% Notes, including pursuant to a change of control offer. Furthermore, a change of control under the 9 3/4% Note Indenture will result in a default under the Credit Facility.

    As used herein, a "Change of Control" will mean (i) any merger or consolidation of JCC with or into any person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of any of the assets of JCC, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction(s), any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than an Excluded Person) is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee(s) or surviving entity or entities, (ii) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than an Excluded Person) is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of Capital Stock of JCC then outstanding normally entitled to vote in elections of directors, or (iii) during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of JCC (together with any new directors whose election by such Board or whose nomination for election by the shareholders of JCC was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of JCC then in office.

    The events of default under the 9 3/4% Note Indenture include various events of default customary for such type of agreement, including the failure to pay principal and interest when due on the 9 3/4% Notes, cross defaults on other indebtedness for borrowed monies in excess of $5.0 million (which indebtedness would therefore include the Credit Facility, 10 1/8% Notes, 8 3/4% Notes, 8% Notes, LYONs due 2011 and LYONs due 2018) and certain events of bankruptcy, insolvency and reorganization.

8 3/4% NOTES

    In June 1997, JCC conducted an offering (the "8 3/4% Notes Offering") whereby JCC issued and sold 8 3/4% Senior Subordinated Notes due 2007 (the
"8 3/4% Notes") in an aggregate principal amount of $150.0 million. The 8 3/4% Notes were issued pursuant to an Indenture between JCC and The Bank of New York, as Trustee (the "8 3/4% Note Indenture"). The 8 3/4% Notes have interest payment dates of June 15 and December 15, commencing on December 15, 1997, and mature on June 15, 2007.

    Upon initial issuance, the 8 3/4% Notes were subject to certain trading restrictions. In January 1998, JCC and the Subsidiary Guarantors completed a registered exchange offer whereby the 8 3/4% Notes were exchanged for new 8 3/4% Notes with substantially identical terms except that the new 8 3/4% Notes do not contain terms with respect to transfer restrictions.

    The 8 3/4% Note Indenture contains certain covenants which impose certain limitations and restrictions on the ability of JCC and the Subsidiary Guarantors to incur additional indebtedness, pay dividends or make other distributions, make certain loans and investments, apply the proceeds of asset sales (and use the proceeds thereof), create liens, enter into certain transactions with affiliates, merge, consolidate or transfer substantially all its assets and make investments in unrestricted subsidiaries.

    If a change of control occurs, JCC will be required to offer to repurchase all outstanding 8 3/4% Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. There can be no assurance that JCC will have sufficient funds to purchase all of the 8 3/4% Notes in the event of a change of control offer or that JCC would be able to obtain financing for such purpose on favorable terms, if at all. In addition, the Credit Facility restricts JCC's ability to repurchase the 8 3/4% Notes, including pursuant to a change of control offer. Furthermore, a change of control under the 8 3/4% Note Indenture will result in a default under the Credit Facility.

    As used herein, a "Change of Control" will mean (i) any merger or consolidation of JCC with or into any person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all or any of the assets of JCC, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction(s), any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than an Excluded Person) is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee(s) or surviving entity or entities, (ii) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than an Excluded Person) is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of Capital Stock of JCC then outstanding normally entitled to vote in elections of directors, or (iii) during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of JCC (together with any new directors whose election by such Board or whose nomination for election by the shareholders of JCC was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of JCC then in office.

    The events of default under the 8 3/4% Note Indenture include various events of default customary for such type of agreement, including the failure to pay principal and interest when due on the 8 3/4% Notes, cross defaults on other indebtedness for borrowed monies in excess of $5.0 million (which indebtedness would therefore include the Credit Facility, 10 1/8% Notes, 9 3/4% Notes, 8% Notes, LYONs due 2011 and LYONs due 2018) and certain events of bankruptcy, insolvency and reorganization.

8% NOTES

    In February 1998, JCC conducted an offering (the "8% Notes Offering") whereby JCC issued and sold 8% Senior Subordinated Notes due 2010 (the "8% Notes") in an aggregate principal amount of $120.0 million. The 8% Notes were issued pursuant to an Indenture between JCC and The Bank of New York, as Trustee (the "8% Note Indenture"). The 8% Notes have interest payment dates of February 15 and August 15, commencing on August 15, 1998, and mature on February 15, 2010.

    The 8% Note Indenture contains certain covenants which impose certain limitations and restrictions on the ability of JCC and the Subsidiary Guarantors to incur additional indebtedness, pay dividends or make other distributions, make certain loans and investments, apply the proceeds of asset sales (and use the proceeds thereof), create liens, enter into certain transactions with affiliates, merge, consolidate or transfer substantially all its assets and make investments in unrestricted subsidiaries.

    If a change of control occurs, JCC will be required to offer to repurchase all outstanding 8% Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. There can be no assurance that JCC will have sufficient funds to purchase all of the 8% Notes in the event of a change of control offer or that JCC would be able to obtain financing for such purpose on favorable terms, if at all. In addition, the Credit Facility restricts JCC's ability to repurchase the 8% Notes, including pursuant to a change of control offer. Furthermore, a change of control under the 8% Note Indenture will result in a default under the Credit Facility.

    As used herein, a "Change of Control" will mean (i) any merger or consolidation of JCC with or into any person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of any of the assets of JCC, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction(s), any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than an Excluded Person) is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee(s) or surviving entity or entities, (ii) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than an Excluded Person) is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of Capital Stock of JCC then outstanding normally entitled to vote in elections of directors, or (iii) during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of JCC (together with any new directors whose election by such Board or whose nomination for election by the shareholders of JCC was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of JCC then in office.

    The events of default under the 8% Note Indenture include various events of default customary for such type of agreement, including the failure to pay principal and interest when due on the 8% Notes, cross defaults on other indebtedness for borrowed monies in excess of $5.0 million (which indebtedness would therefore include the Credit Facility, 10 1/8% Notes, 9 3/4% Notes, 8 3/4% Notes, LYONs due 2011 and LYONs due 2018) and certain events of bankruptcy, insolvency and reorganization.

LIQUID YIELD OPTION-TM- NOTES DUE 2011

    Also in June 1996, Jacor conducted an offering (the "LYONs due 2011 Offering") whereby Jacor issued and sold Senior Liquid Yield Option-TM- Notes due June 12, 2011 (the "LYONs due 2011") in the aggregate principal amount at maturity of $259.9 million. Each LYON due 2011 had an Issue Price of $443.14 and a principal amount at maturity of $1,000. The LYONs due 2011 were issued pursuant to an Indenture between Jacor and The Bank of New York, as Trustee (the "LYONs due 2011 Indenture").

    Each LYON due 2011 is convertible, at the option of the Holder, at any time on or prior to maturity, unless previously redeemed or otherwise purchased, into Jacor Common Stock at a conversion rate of 13.412 shares per LYON due 2011. The conversion rate will not be adjusted for accrued original issue discount, but will be subject to adjustment upon the occurrence of certain events affecting the Jacor Common Stock. Upon conversion, the Holder will not receive any cash payment representing accrued original issue discount; such accrued original issue discount will be deemed paid by the Jacor Common Stock received by the Holder on conversion.

    The LYONs due 2011 are not redeemable by Jacor prior to June 12, 2001. Thereafter, the LYONs due 2011 are redeemable for cash at any time at the option of Jacor, in whole or in part, at redemption prices equal to the issue price plus accrued original issue discount to the date of redemption.

    The LYONs due 2011 will be purchased by Jacor, at the option of the Holder, on June 12, 2001 and June 12, 2006, for a Purchase Price of $581.25 and $762.39 (representing issue price plus accrued original issue discount to each date), respectively, representing a 5.50% yield per annum to the Holder on such date, computed on a semiannual bond equivalent basis. Jacor, at its option, may elect to pay the purchase price on any such purchase date in cash or Jacor Common Stock, or any combination thereof. In addition, as of 35 business days after the occurrence of a change in control of Jacor occurring on or prior to June 12, 2001, each LYON due 2011 will be purchased for cash, by Jacor, at the option of the Holder, for a change in control purchase price equal to the issue price plus accrued original issue discount to the change in control purchase date set for such purchase. The change in control purchase feature of the LYONs due 2011 may in certain circumstances have an antitakeover effect.

    Under the LYONs due 2011 Indenture, a "Change in Control" of Jacor is deemed to have occurred at such time as (i) any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) other than Zell/Chilmark, Jacor, any Subsidiary of Jacor, or any employee benefit plan of either Jacor or any Subsidiary of Jacor, files a Schedule 13D or 14D-1 under the Exchange Act (or any successor schedule, form or report) disclosing that such person has become the beneficial owner of 50% or more of the Jacor Common Stock or other capital stock of Jacor into which such Jacor Common Stock is reclassified or changed, with certain exceptions, or (ii) there shall be consummated any consolidation or merger of Jacor (a) in which Jacor is not the continuing or surviving corporation or (b) pursuant to which the Jacor Common Stock would be converted into cash, securities or other property, in each case, other than a consolidation or merger of Jacor in which the holders of Jacor Common Stock immediately prior to the consolidation or merger own, directly or indirectly, at least a majority of Jacor Common Stock of the continuing or surviving corporation immediately after the consolidation or merger. A Change of Control under the LYONs due 2011 Indenture constitutes an event of default under the Credit Facility. See "-- The Credit Facility."

    The LYONs due 2011 Indenture includes various events of default customary for such type of agreement, such as cross defaults on other indebtedness for borrowed monies in excess of $10.0 million (which indebtedness would therefore include the Credit Facility, 9 3/4% Notes, 10 1/8% Notes, 8 3/4% Notes, 8% Notes and LYONs due 2018) and certain events of bankruptcy, insolvency and reorganization.

LIQUID YIELD OPTION-TM- NOTES DUE 2018

    Also in February 1998, Jacor conducted an offering (the "LYONs due 2018 Offering") whereby Jacor issued and sold Senior Liquid Yield Option-TM- Notes due February 9, 2018 (the "LYONs due 2018") in the aggregate principal amount at maturity of $426.9 million. Each LYON due 2018 had an Issue Price of $391.06 and a principal amount at maturity of $1,000. The LYONs due 2018 were issued pursuant to an Indenture between Jacor and The Bank of New York, as Trustee (the "LYONs due 2018 Indenture").

    Each LYON due 2018 is convertible, at the option of the Holder, at any time on or prior to maturity, unless previously redeemed or otherwise purchased, into Jacor Common Stock at a conversion rate of 6.245 shares per LYON due 2018. The conversion rate will not be adjusted for accrued original issue discount, but will be subject to adjustment upon the occurrence of certain events affecting the Jacor Common Stock. Upon conversion, the Holder will not receive any cash payment representing accrued original issue discount; such accrued original issue discount will be deemed paid by the Jacor Common Stock received by the Holder on conversion.

    The LYONs due 2018 are not redeemable by Jacor prior to February 9, 2003. Thereafter, the LYONs due 2018 are redeemable for cash at any time at the option of Jacor, in whole or in part, at redemption prices equal to the issue price plus accrued original issue discount to the date of redemption.

    The LYONs due 2018 will be purchased by Jacor, at the option of the Holder, on February 9, 2003, February 9, 2008 and February 9, 2013, for a Purchase Price of $494.52, $625.35 and $790.79 (representing issue price plus accrued original issue discount to each date), respectively, representing a 4.75% yield per annum to the Holder on such date, computed on a semiannual bond equivalent basis. Jacor, at its option, may elect to pay the purchase price on any such purchase date in cash or Jacor Common Stock, or any combination thereof. In addition, as of 35 business days after the occurrence of a change in control of Jacor occurring on or prior to February 9, 2003, each LYON due 2018 will be purchased for cash, by Jacor, at the option of the Holder, for a change in control purchase price equal to the issue price plus accrued original issue discount to the change in control purchase date set for such purchase. The change in control purchase feature of the LYONs due 2018 may in certain circumstances have an antitakeover effect.

    Under the LYONs due 2018 Indenture, a "Change in Control" of Jacor is deemed to have occurred at such time as (i) any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) other than Zell/Chilmark, Jacor, any Subsidiary of Jacor, or any employee benefit plan of either Jacor or any Subsidiary of Jacor, files a Schedule 13D or 14D-1 under the Exchange Act (or any successor schedule, form or report) disclosing that such person has become the beneficial owner of 50% or more of the Jacor Common Stock or other capital stock of Jacor into which such Jacor Common Stock is reclassified or changed, with certain exceptions, or (ii) there shall be consummated any consolidation or merger of Jacor (a) in which Jacor is not the continuing or surviving corporation or (b) pursuant to which the Jacor Common Stock would be converted into cash, securities or other property, in each case, other than a consolidation or merger of Jacor in which the holders of Jacor Common Stock immediately prior to the consolidation or merger own, directly or indirectly, at least a majority of Jacor Common Stock of the continuing or surviving corporation immediately after the consolidation or merger. A Change of Control under the LYONs due 2018 Indenture constitutes an event of default under the Credit Facility. See "-- The Credit Facility."

    The LYONs due 2018 Indenture includes various events of default customary for such type of agreement, such as cross defaults on other indebtedness for borrowed monies in excess of $10.0 million (which indebtedness would therefore include the Credit Facility, 9 3/4% Notes, 10 1/8% Notes, 8 3/4% Notes, 8% Notes and LYONs due 2011) and certain events of bankruptcy, insolvency and reorganization.

                              PLAN OF DISTRIBUTION

    Jacor and/or JCC may sell the Securities to one or more underwriters for public offering and sale in the United States or eligible foreign jurisdictions by them or may sell the Securities to investors directly or through agents. Any such underwriter or agent involved in the offer and sale of Securities will be named in the applicable Prospectus Supplement. Jacor and JCC have reserved the right to sell Securities directly to investors on its own behalf in those jurisdictions where and in such manner as it is authorized to do so.

    Underwriters may offer and sell Securities at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. Jacor and/or JCC also may, from time to time, authorize dealers, acting as Jacor's agents, to offer and sell Securities upon the terms and conditions as are set forth in the applicable Prospectus Supplement. In connection with the sale of Securities, underwriters may receive compensation from Jacor and/or JCC in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the Securities for whom they may act as agent. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

    Any underwriting compensation paid by Jacor and/or JCC to underwriters or agents in connection with the offering of Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable Prospectus Supplement. Dealers and agents participating in the distribution of Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Securities may be deemed to be underwriting discounts and commissions. Underwriters, dealers and agents may be entitled, under agreements entered into with Jacor and/or JCC, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

    If so indicated in the Prospectus Supplement, Jacor and/or JCC will authorize dealers acting as Jacor's and/or JCC's agents to solicit offers by certain institutions to purchase the Securities from Jacor and/or JCC at the public offering price set forth in the applicable Prospectus Supplement pursuant to delayed delivery contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Contract will be for an amount not less than the amounts stated in the applicable Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but will in all cases be subject to the approval of Jacor and/or JCC. Contracts will not be subject to any conditions except (i) the purchase by the institution of the Securities covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (ii) if the Securities are being sold to underwriters, Jacor and/or JCC shall have sold to such underwriters the total amount specified in the applicable Prospectus Supplement. A commission indicated in the applicable Prospectus Supplement will be paid to underwriters and agents soliciting purchases of Securities pursuant to Contracts accepted by Jacor and/or JCC.

    Underwriters and dealers may engage in passive market making transactions in Jacor Common Stock in accordance with Rule 103 of Regulation M promulgated by the Commission. In general, a passive market maker may not bid for or purchase Jacor Common Stock at a price that exceeds the highest independent bid. In addition, the net daily purchases made by any passive market maker generally may not exceed 30% of its average daily trading volume in Jacor Common Stock during a specified two month prior period, or 200 shares, whichever is greater. A passive market maker must identify passive market making bids on the

Nasdaq electronic inter-dealer reporting system. Passive market making may stabilize or maintain the market price of Jacor Common Stock above independent market levels. Underwriters and dealers are not required to engage in passive market making and may end passive market making activities at any time.

                             VALIDITY OF SECURITIES

    Unless otherwise indicated in an applicable Prospectus Supplement relating to the Securities, the validity of the Securities offered hereby will be passed upon for Jacor, JCC and the Subsidiary Guarantors by Graydon, Head & Ritchey, Cincinnati, Ohio.

                                    EXPERTS

    The consolidated balance sheets of Jacor Communications, Inc. and Subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1997; and the combined balance sheets of Talk Radio Network, Inc. and Chancellor Broadcasting Co., Inc. as of September 30, 1997, the combined balance sheets of Talk Radio Network, Inc., Chancellor Broadcasting Co., Inc. and Broadcast Communications, Inc. as of December 31, 1996 and 1995 and the related combined statements of income, shareholders' equity and cash flows for the nine months ended September 30, 1997 and for the years ended December 31, 1996 and 1995 have been incorporated by reference herein in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

    The combined financial statements of Nationwide Communications as of December 31, 1997 and December 31, 1996, and each of the years in the three year period ended December 31, 1997, appearing in Jacor Communications, Inc.'s Current Report on Form 8-K(A) dated April 30, 1998, have been audited by KPMG Peat Marwick LLP, independent certified public accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such combined financial statements are incorporated herein by reference in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

-------------------------------------------
                                     -------------------------------------------
-------------------------------------------
                                     -------------------------------------------

    NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN SO AUTHORIZED BY JACOR, JCC OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER TO SELL IS NOT AUTHORIZED, OR IN WHICH THE PERSON IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF JACOR OR JCC SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.
                              -------------------

                               TABLE OF CONTENTS

                                                    PAGE

AVAILABLE INFORMATION..........................           2
INCORPORATION OF CERTAIN DOCUMENTS BY
  REFERENCE....................................           3
RISK FACTORS...................................           4
BUSINESS.......................................           8
USE OF PROCEEDS................................           8
CONSOLIDATED RATIOS OF EARNINGS TO FIXED
  CHARGES AND EARNINGS TO COMBINED FIXED
  CHARGES AND PREFERRED STOCK DIVIDENDS........           8
DESCRIPTION OF CONVERTIBLE DEBT SECURITIES AND
  JCC DEBT SECURITIES..........................           9
  General......................................           9
  Conversion of Convertible Debt Securities....          11
  Exchangeability..............................          11
  Subordination................................          11
  Fraudulent Transfer Considerations...........          13
  Certain Covenants............................          14
  Reports......................................          22
  Events of Default and Remedies...............          22
  Legal Defeasance and Covenant Defeasance.....          24
  Amendments and Supplements...................          25
  No Personal Liability of Stockholders,
    Officers or Directors......................          25
  Regarding the Trustee........................          25
  Certain Definitions..........................          26
DESCRIPTION OF CAPITAL STOCK...................          35
  Jacor Common Stock...........................          35
  Jacor Class A and Class B Preferred Stock....          36
  Jacor Depositary Shares......................          37
  Citicasters Warrants.........................          37
  Regent Warrants..............................          39
  Delaware Antitakeover Statute................          40
  Registrar and Transfer Agent.................          40
DESCRIPTION OF INDEBTEDNESS....................          41
  Credit Facility..............................          41
  10 1/8% Notes................................          41
  9 3/4% Notes.................................          42
  8 3/4% Notes.................................          43
  8% Notes.....................................          44
  Liquid Yield Option-TM- Notes due 2011.......          45
  Liquid Yield Option-TM- Notes due 2018.......          46
PLAN OF DISTRIBUTION...........................          47
VALIDITY OF SECURITIES.........................          48
EXPERTS........................................          48

                                     [LOGO]
                                PREFERRED STOCK
                          CONVERTIBLE PREFERRED STOCK
                               DEPOSITARY SHARES
                                  COMMON STOCK
                          CONVERTIBLE DEBT SECURITIES
                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY
                          JACOR COMMUNICATIONS COMPANY
                         AND THE SUBSIDIARY GUARANTORS

                          JACOR COMMUNICATIONS COMPANY
                                DEBT SECURITIES
                          CONVERTIBLE DEBT SECURITIES
                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY
                           JACOR COMMUNICATIONS, INC.

                         AND THE SUBSIDIARY GUARANTORS

                               -----------------

                                   PROSPECTUS

                               -----------------

                                         , 1998

-------------------------------------------
                                     -------------------------------------------
-------------------------------------------
                                     -------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following is an itemized statement of the fees and expenses (all but the SEC fee are estimates) in connection with the issuance and distribution of the securities being registered hereunder. All such fees and expenses shall be borne by Jacor.

SEC Registration fees...........................................  $ 147,500
NASD fee........................................................  $  50,500
Nasdaq National Market Listing Fee..............................  $  35,000
Blue Sky fees and expenses......................................  $  30,000
Printing and engraving expenses.................................  $ 375,000
Transfer agent and registrar fee and expenses...................  $  20,000
Attorneys' fees and expenses....................................  $ 500,000
Accounting fees and expenses....................................  $ 200,000
Miscellaneous...................................................  $  17,000
                                                                  ---------
        Total...................................................  $1,375,000
                                                                  ---------
                                                                  ---------

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Jacor, being incorporated under the General Corporation Law of the State of Delaware, is empowered by Section 145 of such law ("Statute"), subject to the procedures and limitations stated in the Statute, to indemnify any person ("Indemnitee") against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with any threatened, pending or completed action, suit or proceeding to which an Indemnitee is made a party or threatened to be made a party by reason of the Indemnitee's being or having been a director, officer, employee or agent of Jacor or a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise at the request of Jacor. The Statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Statute also provides that Jacor may purchase insurance on behalf of any director, officer, employee or agent.

    Article Sixth of Jacor's Certificate of Incorporation contains provisions permitted by Section 102 of the General Corporation Law of the State of Delaware which eliminate personal liability of members of its board of directors for violations of their fiduciary duty of care. Neither the Delaware General Corporation Law nor the Certificate of Incorporation, however, limits the liability of a director for breaching such director's duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase under circumstances where such payment or repurchase is not permitted under the Statute, or obtaining an improper personal benefit.

    Article 8 of Jacor's Bylaws provides that Jacor is obligated to indemnify an Indemnitee in each and every situation where Jacor is obligated to make such indemnification pursuant to the Statute. Jacor must also indemnify an Indemnitee in each and every situation where, under the Statute, Jacor is not obligated but is nevertheless permitted or empowered to make such indemnification. However, before making such indemnification with respect to any situation covered by the preceding sentence, (i) Jacor shall promptly make or cause to be made, by any of the methods referred to in subsection (d) of the Statute, a determination as to whether the Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of Jacor, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that such Indemnitee's conduct was unlawful and (ii) no such indemnification shall be made unless it is determined that such Indemnitee acted in good faith and in a manner such

Indemnitee reasonably believed to be in or not opposed to the best interests of Jacor, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that such Indemnitee's conduct was unlawful.

    Pursuant to authority contained in its Bylaws, Jacor maintains in force a standard directors' and officers' liability insurance policy providing coverage of $40,000,000 against liability incurred by any director or officer in his or her capacity as such.

    The preceding discussion of the Statute and Jacor's Certificate of Incorporation and Bylaws is not intended to be exhaustive and is qualified in its entirety by reference to the complete texts of the Statute and Jacor's Certificate of Incorporation and Bylaws.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    See Index to Exhibits.

ITEM 17.  UNDERTAKINGS.

    (a) The undersigned Registrants hereby undertake:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act.

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

           (iii) To include any material information with respect to the Plan of Distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement. PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Jacor pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of Jacor's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) The undersigned Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

    (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 30th day of April, 1998.

                                JACOR COMMUNICATIONS, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT AND TREASURER

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Christopher Weber, Jon M. Berry and Paul F. Solomon, or any of them, as such signatory's true and lawful attorneys-in-fact and agents, with full power of substitution and resolution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS                        /s/ R. CHRISTOPHER WEBER
--------------------------------------    --------------------------------------

Randy Michaels                            R. Christopher Weber
CHIEF EXECUTIVE OFFICER AND DIRECTOR      SENIOR VICE PRESIDENT, CHIEF FINANCIAL
                                          OFFICER AND ASSISTANT SECRETARY

/s/ ROBERT L. LAWRENCE                    /s/ ROD F. DAMMEYER
--------------------------------------    --------------------------------------

Robert L. Lawrence                        Rod F. Dammeyer
PRESIDENT, CHIEF OPERATING OFFICER AND    DIRECTOR
DIRECTOR

/s/ SAMUEL ZELL                           /s/ F. PHILIP HANDY
--------------------------------------    --------------------------------------

Samuel Zell                               F. Philip Handy
CHAIRMAN OF THE BOARD AND DIRECTOR        DIRECTOR

/s/ SHELI Z. ROSENBERG                    /s/ MARC LASRY
--------------------------------------    --------------------------------------

Sheli Z. Rosenberg                        Marc Lasry
VICE CHAIRMAN AND DIRECTOR                DIRECTOR

/s/ JOHN W. ALEXANDER                     /s/ MARY AGNES WILDEROTTER
--------------------------------------    --------------------------------------

John W. Alexander                         Mary Agnes Wilderotter
DIRECTOR                                  DIRECTOR

/s/ PETER C. B. BYNOE
--------------------------------------

Peter C. B. Bynoe
DIRECTOR

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 30th day of April, 1998.

                                JACOR COMMUNICATIONS COMPANY

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     ASSISTANT SECRETARY

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Christopher Weber, Jon M. Berry and Paul F. Solomon, or any of them, as such signatory's true and lawful attorneys-in-fact and agents, with full power of substitution and resolution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS                        /s/ R. CHRISTOPHER WEBER
--------------------------------------    --------------------------------------
Randy Michaels                            R. Christopher Weber
PRESIDENT                                 SENIOR VICE PRESIDENT, CHIEF FINANCIAL
                                          OFFICER AND DIRECTOR

/s/ JON M. BERRY
--------------------------------------
Jon M. Berry
DIRECTOR

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 30th day of April, 1998.

                                BROADCAST FINANCE, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Christopher Weber, Jon M. Berry and Paul F. Solomon, or any of them, as such signatory's true and lawful attorneys-in-fact and agents, with full power of substitution and resolution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

/s/ R. CHRISTOPHER WEBER
--------------------------------------
R. Christopher Weber
DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------

Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY FILED HEREWITH.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 30th day of April, 1998.

                                CHANCELLOR BROADCASTING CO., INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Christopher Weber, Jon M. Berry and Paul F. Solomon, or any of them, as such signatory's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ STEPHEN C. LEHMAN                     /s/ DANIEL M. YUKELSON
--------------------------------------    --------------------------------------
Stephen C. Lehman                         Daniel M. Yukelson
PRESIDENT AND CHIEF EXECUTIVE OFFICER     SECRETARY, SENIOR VICE PRESIDENT OF
                                          FINANCE AND CHIEF FINANCIAL OFFICER

/s/ JON M. BERRY
------------------------------------

Jon M. Berry
DIRECTOR

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 30th day of April, 1998.

                                CINE FILMS, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Christopher Weber, Jon M. Berry and Paul F. Solomon, or any of them, as such signatory's true and lawful attorneys-in-fact and agents, with full power of substitution and resolution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------

Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY FILED HEREWITH.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 30th day of April, 1998.

                                CINE GUARANTORS, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Christopher Weber, Jon M. Berry and Paul F. Solomon, or any of them, as such signatory's true and lawful attorneys-in-fact and agents, with full power of substitution and resolution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------

Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY FILED HEREWITH.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 30th day of April, 1998.

                                CINE GUARANTORS II, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Christopher Weber, Jon M. Berry and Paul F. Solomon, or any of them, as such signatory's true and lawful attorneys-in-fact and agents, with full power of substitution and resolution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------

Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY FILED HEREWITH.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 30th day of April, 1998.

                                CINE GUARANTORS II, LTD.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Christopher Weber, Jon M. Berry and Paul F. Solomon, or any of them, as such signatory's true and lawful attorneys-in-fact and agents, with full power of substitution and resolution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------

Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY FILED HEREWITH.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 30th day of April, 1998.

                                CINE MOBILE SYSTEMS INT'L. N.V.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Christopher Weber, Jon M. Berry and Paul F. Solomon, or any of them, as such signatory's true and lawful attorneys-in-fact and agents, with full power of substitution and resolution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------

Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY FILED HEREWITH.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 30th day of April, 1998.

                                CINE MOVIL S.A. DE C.V.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Christopher Weber, Jon M. Berry and Paul F. Solomon, or any of them, as such signatory's true and lawful attorneys-in-fact and agents, with full power of substitution and resolution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------

Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY FILED HEREWITH.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 30th day of April, 1998.

                                CITICASTERS CO.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Christopher Weber, Jon M. Berry and Paul F. Solomon, or any of them, as such signatory's true and lawful attorneys-in-fact and agents, with full power of substitution and resolution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

/s/ R. CHRISTOPHER WEBER
--------------------------------------
R. Christopher Weber
DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------

Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY FILED HEREWITH.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 30th day of April, 1998.

                                GACC-N26LB, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Christopher Weber, Jon M. Berry and Paul F. Solomon, or any of them, as such signatory's true and lawful attorneys-in-fact and agents, with full power of substitution and resolution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------

Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY FILED HEREWITH.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 30th day of April, 1998.

                                GREAT AMERICAN MERCHANDISING GROUP, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Christopher Weber, Jon M. Berry and Paul F. Solomon, or any of them, as such signatory's true and lawful attorneys-in-fact and agents, with full power of substitution and resolution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------

Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY FILED HEREWITH.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 30th day of April, 1998.

                                GREAT AMERICAN TELEVISION PRODUCTIONS, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Christopher Weber, Jon M. Berry and Paul F. Solomon, or any of them, as such signatory's true and lawful attorneys-in-fact and agents, with full power of substitution and resolution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------

Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY FILED HEREWITH.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 30th day of April, 1998.

                                INMOBILIARIA RADIAL, S.A. DE C.V.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SECRETARY

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Christopher Weber, Jon M. Berry and Paul F. Solomon, or any of them, as such signatory's true and lawful attorneys-in-fact and agents, with full power of substitution and resolution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ R. CHRISTOPHER WEBER
--------------------------------------    --------------------------------------
Randy Michaels                            R. Christopher Weber
PRESIDENT AND DIRECTOR                    TREASURER AND DIRECTOR

/s/ JON M. BERRY
--------------------------------------
Jon M. Berry
DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------

Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY FILED HEREWITH.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 30th day of April, 1998.

                                JACOR BROADCASTING CORPORATION

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Christopher Weber, Jon M. Berry and Paul F. Solomon, or any of them, as such signatory's true and lawful attorneys-in-fact and agents, with full power of substitution and resolution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

/s/ R. CHRISTOPHER WEBER
--------------------------------------
R. Christopher Weber
DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------

Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY FILED HEREWITH.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 30th day of April, 1998.

                                JACOR BROADCASTING OF ATLANTA, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Christopher Weber, Jon M. Berry and Paul F. Solomon, or any of them, as such signatory's true and lawful attorneys-in-fact and agents, with full power of substitution and resolution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------

Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY FILED HEREWITH.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 30th day of April, 1998.

                                JACOR BROADCASTING OF CHARLESTON, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Christopher Weber, Jon M. Berry and Paul F. Solomon, or any of them, as such signatory's true and lawful attorneys-in-fact and agents, with full power of substitution and resolution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------

Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY FILED HEREWITH.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 30th day of April, 1998.

                                JACOR BROADCASTING OF COLORADO, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Christopher Weber, Jon M. Berry and Paul F. Solomon, or any of them, as such signatory's true and lawful attorneys-in-fact and agents, with full power of substitution and resolution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------

Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY FILED HEREWITH.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 30th day of April, 1998.

                                JACOR BROADCASTING OF DENVER, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Christopher Weber, Jon M. Berry and Paul F. Solomon, or any of them, as such signatory's true and lawful attorneys-in-fact and agents, with full power of substitution and resolution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------
Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY FILED HEREWITH.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 30th day of April, 1998.

                                JACOR BROADCASTING OF FLORIDA, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Christopher Weber, Jon M. Berry and Paul F. Solomon, or any of them, as such signatory's true and lawful attorneys-in-fact and agents, with full power of substitution and resolution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT AND DIRECTOR                    TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------
Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY FILED HEREWITH.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 30th day of April, 1998.

                                JACOR BROADCASTING OF KANSAS CITY, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Christopher Weber, Jon M. Berry and Paul F. Solomon, or any of them, as such signatory's true and lawful attorneys-in-fact and agents, with full power of substitution and resolution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------
Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY FILED HEREWITH.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 30th day of April, 1998.

                                JACOR BROADCASTING OF LAS VEGAS, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Christopher Weber, Jon M. Berry and Paul F. Solomon, or any of them, as such signatory's true and lawful attorneys-in-fact and agents, with full power of substitution and resolution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------
Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY FILED HEREWITH.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 30th day of April, 1998.

                                JACOR BROADCASTING OF LAS VEGAS II, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Christopher Weber, Jon M. Berry and Paul F. Solomon, or any of them, as such signatory's true and lawful attorneys-in-fact and agents, with full power of substitution and resolution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------
Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY FILED HEREWITH.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 30th day of April, 1998.

                                JACOR BROADCASTING OF LOUISVILLE, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Christopher Weber, Jon M. Berry and Paul F. Solomon, or any of them, as such signatory's true and lawful attorneys-in-fact and agents, with full power of substitution and resolution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------
Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY FILED HEREWITH.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 30th day of April, 1998.

                                JACOR BROADCASTING OF LOUISVILLE II, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Christopher Weber, Jon M. Berry and Paul F. Solomon, or any of them, as such signatory's true and lawful attorneys-in-fact and agents, with full power of substitution and resolution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------
Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY FILED HEREWITH.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 30th day of April, 1998.

                                JACOR BROADCASTING OF SALT LAKE CITY, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Christopher Weber, Jon M. Berry and Paul F. Solomon, or any of them, as such signatory's true and lawful attorneys-in-fact and agents, with full power of substitution and resolution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------
Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY FILED HEREWITH.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 30th day of April, 1998.

                                JACOR BROADCASTING OF SALT LAKE CITY II, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Christopher Weber, Jon M. Berry and Paul F. Solomon, or any of them, as such signatory's true and lawful attorneys-in-fact and agents, with full power of substitution and resolution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------
Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY FILED HEREWITH.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 30th day of April, 1998.

                                JACOR BROADCASTING OF SAN DIEGO, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Christopher Weber, Jon M. Berry and Paul F. Solomon, or any of them, as such signatory's true and lawful attorneys-in-fact and agents, with full power of substitution and resolution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

/s/ R. CHRISTOPHER WEBER
--------------------------------------
R. Christopher Weber
DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------
Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY FILED HEREWITH.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 30th day of April, 1998.

                                JACOR BROADCASTING OF SARASOTA, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Christopher Weber, Jon M. Berry and Paul F. Solomon, or any of them, as such signatory's true and lawful attorneys-in-fact and agents, with full power of substitution and resolution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER

/s/ R. CHRISTOPHER WEBER
--------------------------------------
R. Christopher Weber
DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------
Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY FILED HEREWITH.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 30th day of April, 1998.

                                JACOR BROADCASTING OF ST. LOUIS, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Christopher Weber, Jon M. Berry and Paul F. Solomon, or any of them, as such signatory's true and lawful attorneys-in-fact and agents, with full power of substitution and resolution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------
Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY FILED HEREWITH.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 30th day of April, 1998.

                                JACOR BROADCASTING OF TAMPA BAY, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Christopher Weber, Jon M. Berry and Paul F. Solomon, or any of them, as such signatory's true and lawful attorneys-in-fact and agents, with full power of substitution and resolution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------
Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY FILED HEREWITH.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 30th day of April, 1998.

                                JACOR BROADCASTING OF TOLEDO, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Christopher Weber, Jon M. Berry and Paul F. Solomon, or any of them, as such signatory's true and lawful attorneys-in-fact and agents, with full power of substitution and resolution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------
Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY FILED HEREWITH.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 30th day of April, 1998.

                                JACOR BROADCASTING OF YOUNGSTOWN, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Christopher Weber, Jon M. Berry and Paul F. Solomon, or any of them, as such signatory's true and lawful attorneys-in-fact and agents, with full power of substitution and resolution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

/s/ R. CHRISTOPHER WEBER
--------------------------------------
R. Christopher Weber
DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------
Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY FILED HEREWITH.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 30th day of April, 1998.

                                JACOR CABLE, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Christopher Weber, Jon M. Berry and Paul F. Solomon, or any of them, as such signatory's true and lawful attorneys-in-fact and agents, with full power of substitution and resolution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------
Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY FILED HEREWITH.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 30th day of April, 1998.

                                JACOR LICENSEE OF CHARLESTON, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Christopher Weber, Jon M. Berry and Paul F. Solomon, or any of them, as such signatory's true and lawful attorneys-in-fact and agents, with full power of substitution and resolution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------
Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY FILED HEREWITH.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 30th day of April, 1998.

                                JACOR LICENSEE OF KANSAS CITY, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Christopher Weber, Jon M. Berry and Paul F. Solomon, or any of them, as such signatory's true and lawful attorneys-in-fact and agents, with full power of substitution and resolution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------
Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY FILED HEREWITH.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 30th day of April, 1998.

                                JACOR LICENSEE OF LAS VEGAS, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Christopher Weber, Jon M. Berry and Paul F. Solomon, or any of them, as such signatory's true and lawful attorneys-in-fact and agents, with full power of substitution and resolution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------
Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY FILED HEREWITH.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 30th day of April, 1998.

                                JACOR LICENSEE OF LAS VEGAS II, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Christopher Weber, Jon M. Berry and Paul F. Solomon, or any of them, as such signatory's true and lawful attorneys-in-fact and agents, with full power of substitution and resolution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------
Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY FILED HEREWITH.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 30th day of April, 1998.

                                JACOR LICENSEE OF LOUISVILLE, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Christopher Weber, Jon M. Berry and Paul F. Solomon, or any of them, as such signatory's true and lawful attorneys-in-fact and agents, with full power of substitution and resolution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------
Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY FILED HEREWITH.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 30th day of April, 1998.

                                JACOR LICENSEE OF LOUISVILLE II, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Christopher Weber, Jon M. Berry and Paul F. Solomon, or any of them, as such signatory's true and lawful attorneys-in-fact and agents, with full power of substitution and resolution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------
Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY FILED HEREWITH.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 30th day of April, 1998.

                                JACOR LICENSEE OF SALT LAKE CITY, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Christopher Weber, Jon M. Berry and Paul F. Solomon, or any of them, as such signatory's true and lawful attorneys-in-fact and agents, with full power of substitution and resolution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------
Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY FILED HEREWITH.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 30th day of April, 1998.

                                JACOR LICENSEE OF SALT LAKE CITY II, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Christopher Weber, Jon M. Berry and Paul F. Solomon, or any of them, as such signatory's true and lawful attorneys-in-fact and agents, with full power of substitution and resolution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------
Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY FILED HEREWITH.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 30th day of April, 1998.

                                JACOR/PREMIERE HOLDING, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Christopher Weber, Jon M. Berry and Paul F. Solomon, or any of them, as such signatory's true and lawful attorneys-in-fact and agents, with full power of substitution and resolution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------
Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY FILED HEREWITH.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 30th day of April, 1998.

                                JBSL, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Christopher Weber, Jon M. Berry and Paul F. Solomon, or any of them, as such signatory's true and lawful attorneys-in-fact and agents, with full power of substitution and resolution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

/s/ R. CHRISTOPHER WEBER
--------------------------------------
R. Christopher Weber
DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------
Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY FILED HEREWITH.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 30th day of April, 1998.

                                LOCATION PRODUCTIONS, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Christopher Weber, Jon M. Berry and Paul F. Solomon, or any of them, as such signatory's true and lawful attorneys-in-fact and agents, with full power of substitution and resolution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------
Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY FILED HEREWITH.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 30th day of April, 1998.

                                LOCATION PRODUCTIONS II, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Christopher Weber, Jon M. Berry and Paul F. Solomon, or any of them, as such signatory's true and lawful attorneys-in-fact and agents, with full power of substitution and resolution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------
Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY FILED HEREWITH.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 30th day of April, 1998.

                                MULTIVERSE ACQUISITION CORP.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Christopher Weber, Jon M. Berry and Paul F. Solomon, or any of them, as such signatory's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ STEPHEN C. LEHMAN                     /s/ DANIEL M. YUKELSON
--------------------------------------    --------------------------------------
Stephen C. Lehman                         Daniel M. Yukelson
PRESIDENT AND CHIEF EXECUTIVE OFFICER     SECRETARY, SENIOR VICE PRESIDENT OF
                                          FINANCE AND CHIEF FINANCIAL OFFICER

/s/ JON M. BERRY
------------------------------------
Jon M. Berry
DIRECTOR

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 30th day of April, 1998.

                                NOBLE BROADCAST CENTER, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Christopher Weber, Jon M. Berry and Paul F. Solomon, or any of them, as such signatory's true and lawful attorneys-in-fact and agents, with full power of substitution and resolution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------
Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY FILED HEREWITH.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 30th day of April, 1998.

                                NOBLE BROADCAST GROUP, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Christopher Weber, Jon M. Berry and Paul F. Solomon, or any of them, as such signatory's true and lawful attorneys-in-fact and agents, with full power of substitution and resolution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------
Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY FILED HEREWITH.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 30th day of April, 1998.

                                NOBLE BROADCAST HOLDINGS, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Christopher Weber, Jon M. Berry and Paul F. Solomon, or any of them, as such signatory's true and lawful attorneys-in-fact and agents, with full power of substitution and resolution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------
Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY FILED HEREWITH.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 30th day of April, 1998.

                                NOBLE BROADCAST LICENSES, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Christopher Weber, Jon M. Berry and Paul F. Solomon, or any of them, as such signatory's true and lawful attorneys-in-fact and agents, with full power of substitution and resolution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------
Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY FILED HEREWITH.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 30th day of April, 1998.

                                NOBLE BROADCAST OF SAN DIEGO, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Christopher Weber, Jon M. Berry and Paul F. Solomon, or any of them, as such signatory's true and lawful attorneys-in-fact and agents, with full power of substitution and resolution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------
Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY FILED HEREWITH.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 30th day of April, 1998.

                                NOBRO, S.C.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SECRETARY

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Christopher Weber, Jon M. Berry and Paul F. Solomon, or any of them, as such signatory's true and lawful attorneys-in-fact and agents, with full power of substitution and resolution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ R. CHRISTOPHER WEBER
--------------------------------------    --------------------------------------
Randy Michaels                            R. Christopher Weber
PRESIDENT AND DIRECTOR                    TREASURER AND DIRECTOR

/s/ JON M. BERRY
--------------------------------------
Jon M. Berry
DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------
Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY FILED HEREWITH.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 30th day of April, 1998.

                                NOVA MARKETING GROUP, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Christopher Weber, Jon M. Berry and Paul F. Solomon, or any of them, as such signatory's true and lawful attorneys-in-fact and agents, with full power of substitution and resolution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------
Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY FILED HEREWITH.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 30th day of April, 1998.

                                NSN NETWORK SERVICES, LTD.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Christopher Weber, Jon M. Berry and Paul F. Solomon, or any of them, as such signatory's true and lawful attorneys-in-fact and agents, with full power of substitution and resolution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------
Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY FILED HEREWITH.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 30th day of April, 1998.

                                PREMIERE RADIO NETWORKS, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Christopher Weber, Jon M. Berry and Paul F. Solomon, or any of them, as such signatory's true and lawful attorneys-in-fact and agents, with full power of substitution and resolution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ STEPHEN C. LEHMAN                     /s/ DANIEL M. YUKELSON
--------------------------------------    --------------------------------------
Stephen C. Lehman                         Daniel M. Yukelson
PRESIDENT AND CHIEF EXECUTIVE OFFICER     SECRETARY, SENIOR VICE PRESIDENT OF
                                          FINANCE AND
                                          CHIEF FINANCIAL OFFICER

/s/ JON M. BERRY
--------------------------------------
Jon M. Berry
DIRECTOR

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 30th day of April, 1998.

                                RADIO-ACTIVE MEDIA, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Christopher Weber, Jon M. Berry and Paul F. Solomon, or any of them, as such signatory's true and lawful attorneys-in-fact and agents, with full power of substitution and resolution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------
Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY FILED HEREWITH.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 30th day of April, 1998.

                                SPORTS RADIO BROADCASTING, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Christopher Weber, Jon M. Berry and Paul F. Solomon, or any of them, as such signatory's true and lawful attorneys-in-fact and agents, with full power of substitution and resolution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------
Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY FILED HEREWITH.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 30th day of April, 1998.

                                SPORTS RADIO, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Christopher Weber, Jon M. Berry and Paul F. Solomon, or any of them, as such signatory's true and lawful attorneys-in-fact and agents, with full power of substitution and resolution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------
Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY FILED HEREWITH.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 30th day of April, 1998.

                                THE SY FISCHER COMPANY AGENCY, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Christopher Weber, Jon M. Berry and Paul F. Solomon, or any of them, as such signatory's true and lawful attorneys-in-fact and agents, with full power of substitution and resolution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------
Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY FILED HEREWITH.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 30th day of April, 1998.

                                TALK RADIO NETWORK, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Christopher Weber, Jon M. Berry and Paul F. Solomon, or any of them, as such signatory's true and lawful attorneys-in-fact and agents, with full power of substitution and resolution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ STEPHEN C. LEHMAN                     /s/ DANIEL M. YUKELSON
--------------------------------------    --------------------------------------
Stephen C. Lehman                         Daniel M. Yukelson
PRESIDENT AND CHIEF EXECUTIVE OFFICER     SECRETARY, SENIOR VICE PRESIDENT OF
                                          FINANCE AND
                                          CHIEF FINANCIAL OFFICER

/s/ JON M. BERRY
--------------------------------------
Jon M. Berry
DIRECTOR

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 30th day of April, 1998.

                                VTTV PRODUCTIONS

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Christopher Weber, Jon M. Berry and Paul F. Solomon, or any of them, as such signatory's true and lawful attorneys-in-fact and agents, with full power of substitution and resolution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------
Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY FILED HEREWITH.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 30th day of April, 1998.

                                WHOK, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Christopher Weber, Jon M. Berry and Paul F. Solomon, or any of them, as such signatory's true and lawful attorneys-in-fact and agents, with full power of substitution and resolution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 30, 1998 by the following persons in the capacities indicated.

Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

/s/ R. CHRISTOPHER WEBER
--------------------------------------
R. Christopher Weber
DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------
Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY FILED HEREWITH.

                               INDEX TO EXHIBITS

 EXHIBIT
 NUMBER                                             DESCRIPTION OF EXHIBIT
---------  --------------------------------------------------------------------------------------------------------
      1.1  Underwriting Agreement.*
      2.1  Warrant Agreement dated as of September 18, 1996 between Jacor and KeyCorp Shareholder Services, Inc., as warrant agent. Incorporated by reference to Exhibit 4.1 to Jacor's Current Report on Form 8-K dated
           October 3, 1996.**
      2.2  Supplemental Agreement dated as of September 18, 1996 between Jacor and KeyCorp Shareholder Services,
           Inc., as warrant agent. Incorporated by reference to Exhibit 4.2 of Jacor's Current Report on Form 8-K
           dated October 3, 1996.**
      2.3  Registration Rights Agreement dated as of August 5, 1996 among Jacor, JCAC, Inc., Great American
           Insurance Company, American Financial Corporation, American Financial Enterprises, Inc., Carl H.
           Lindner, The Carl H. Lindner Foundation, and S. Craig Lindner. Incorporated by reference to Exhibit 2.22 to Jacor's Post-Effective Amendment No. 1 on Form S-3 to Form S-4 (File No. 333-6639).**
      2.4  Asset Exchange Agreement dated as of September 26, 1996 between Citicasters Co. and Pacific and Southern
           Company, Inc. (omitting schedules and exhibits not deemed material). Incorporated by reference to
           Exhibit 2.1 to Jacor's Current Report on Form 8-K dated October 11, 1996.**
      2.5  Agreement and Plan of Merger dated as of October 8, 1996 ("Regent Merger Agreement") between Jacor and
           Regent Communications, Inc. (omitting schedules and exhibits not deemed material). Incorporated by reference to Exhibit 2.1 to Jacor's Current Report on Form 8-K dated October 23, 1996, as amended.**
      2.6  Warrant Agreement dated as of February 27, 1997 between Jacor and KeyCorp Shareholder Services, Inc., as warrant agent (included as Exhibit B to Regent Merger Agreement). Incorporated by reference to Exhibit
           4.1 to Jacor's Current Report on Form 8-K dated May 5, 1997.**
      2.7  Registration Rights Agreement dated as of October 8, 1996 among Jacor and the parties listed in Schedule
           I thereto (included as Exhibit I to Regent Merger Agreement). Incorporated by reference to Exhibit 2.4 to Jacor's Current Report on Form 8-K dated October 23, 1996, as amended.**
      2.8  Form of Plan and Agreement of Merger between Jacor and New Jacor, Inc. Incorporated by reference to
           Annex VII to the Proxy Statement/Information Statement/Prospectus to Jacor's Form S-4 Registration
           Statement (File No. 333-6639).**
      2.9  Asset Purchase Agreement dated as of March 17, 1997 among JCC, EFM Programming, Inc., EFM Media
           Management, Inc., EFM Publishing, Inc. and PAM Media, Inc. Incorporated by reference to Exhibit 2.1 to
           Jacor's Current Report on Form 8-K dated March 21, 1997, as amended.**
     2.10  Agreement and Plan of Merger dated as of April 7, 1997 among Jacor, Jacor Communications Company
           ("JCC"), PRN Holding Acquisition Corp. and Premiere Radio Networks, Inc. (omitting schedules and exhibits not deemed material). Incorporated by reference to Exhibit 2.1 to Jacor's Current Report on
           Form 8-K dated April 8, 1997, as amended.**
     2.11  Shareholders' Agreement dated as of April 7, 1997 by and among Jacor, JCC, Archon Communications, Inc.
           ("Archon"), the stockholders of Archon and certain shareholders of Premiere (omitting schedules and exhibits not deemed material). Incorporated by reference to Exhibit 2.2 to Jacor's Current Report on
           Form 8-K dated April 8, 1997, as amended.**
     2.12  Stock Purchase Agreement dated as of April 7, 1997 among Jacor, JCC, Archon Communications Partners LLC and News America Holdings Incorporated (omitting schedules and exhibits not deemed material).
           Incorporated by reference to Exhibit 2.3 to Jacor's Current Report on Form 8-K dated April 8, 1997, as amended.**

 EXHIBIT
 NUMBER                                             DESCRIPTION OF EXHIBIT
---------  --------------------------------------------------------------------------------------------------------
     2.13  Purchase Agreement dated June 11, 1997, by and among JCC, Jacor, the Subsidiary Guarantors named therein
           (the "Subsidiary Guarantors"), Donaldson, Lufkin & Jenrette Securities Corporation, Chase Securities,
           Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated. Incorporated by reference to Exhibit 2.1 to
           Jacor's Current Report on Form 8-K dated June 26, 1997, as amended.**
     2.14  Registration Rights Agreement dated June 17, 1997 among JCC, Jacor, the Subsidiary Guarantors,
           Donaldson, Lufkin & Jenrette Securities Corporation, Chase Securities, Inc. and Merrill Lynch, Pierce,
           Fenner & Smith Incorporated. Incorporated by reference to Exhibit 4.2 to Jacor's Current Report on Form
           8-K dated June 26, 1997, as amended.**
     2.15  Agreement of Sale dated December 19, 1997 by and between Nationwide Mutual Insurance Company, Employers
           Insurance of Wausau, Nationwide Communications, Inc., San Diego Lotus Corp., The Beak and Wire
           Corporation, Citicasters Co. and Jacor Communications Company (omitting schedules and exhibits not deemed material). Incorporated by reference to Exhibit 2.1 to Jacor's Current Report on Form 8-K dated
           October 23, 1997, as amended.**
      4.1  Form of Indenture. Incorporated by reference to Exhibit 4.1 to Jacor's Form S-3 Registration Statement
           (File No. 333-19291).**
      4.2  Indenture dated as of June 12, 1996 between Jacor and The Bank of New York for Jacor's Liquid Yield
           Option-TM- Notes Due 2011. Incorporated by reference to Exhibit 4.23 to Jacor's Form S-4 Registration
           Statement (File No. 333-6639).**
      4.3  Indenture dated as of June 12, 1996 among Jacor, JCAC, Inc. and First Trust of Illinois, National
           Association for JCAC, Inc.'s 10 1/8% Senior Subordinated Notes due 2006 and Jacor's Guaranty thereof.
           Incorporated by reference to Exhibit 4.24 to Jacor's Form S-4 Registration Statement (File No.
           333-6639).**
      4.4  Effectiveness Agreement dated as of September 16, 1997 among JCC, the Lenders named therein (the
           "Lenders"), The Chase Manhattan Bank, as Adminstrative Agent, Banque Paribas, as Documentation Agent,
           and Bank of America National Trust and Savings Association (as successor by merger to Bank of America,
           Illinois), as Syndication Agent (omitting schedules and exhibits not deemed material). Incorporated by reference to Exhibit 4.1 to Jacor's Current Report on Form 8-K dated September 30, 1997.**
      4.5  Amended and Restated Credit Agreement dated as of September 16, 1997 ("Credit Agreement") among JCC, the
           Lenders, Bank of America National Trust and Savings Association (as successor by merger to Bank of
           America, Illinois), as Syndication Agent, Banque Paribas, as Documentation Agent, and The Chase
           Manhattan Bank, as Administrative Agent (omitting schedules and exhibits not deemed material) (included as Exhibit A to Effectiveness Agreement). Incorporated by reference to Exhibit 4.2 to Jacor's Current
           Report on Form 8-K dated September 30, 1997.**
      4.6  Security Agreement dated as of June 12, 1996 by and between JCAC, Inc. and Chemical Bank as
           Administrative Agent. Incorporated by reference to Exhibit 4.28 to Jacor's Form S-4 Registration
           Statement (File No. 333-6639).**
      4.7  Parent Guaranty dated as of June 12, 1996 and as amended and restated as of September 16, 1997 by Jacor in favor of The Chase Manhattan Bank (as successor by merger to Chemical Bank), as Administrative Agent, for the Lenders and any Interest Rate Hedge Providers (as defined in the Credit Agreement). Incorporated by reference to Exhibit 4.3 to Jacor's Current Report on Form 8-K dated September 30, 1997.**
      4.8  Pledge Agreement dated as of June 12, 1996 by and between Jacor and Chemical Bank, as Administrative
           Agent for the Agents (as defined in the Credit Agreement), the Lenders and any Interest Rate Hedge
           Providers. Incorporated by reference to Exhibit 4.30 to Jacor's Form S-4 Registration Statement (File
           No. 333-6639).**

 EXHIBIT
 NUMBER                                             DESCRIPTION OF EXHIBIT
---------  --------------------------------------------------------------------------------------------------------
      4.9  Indenture dated as of December 17, 1996 among JCC, Jacor, the Subsidiary Guarantors named therein (the
           "Subsidiary Guarantors") and The Bank of New York for JCC's 9 3/4% Senior Subordinated Notes due 2006
           and Jacor's and the Subsidiary Guarantors' Guarantees thereof. Incorporated by reference to Exhibit 4.9 to Jacor's Form S-3 Registration Statement (File No. 333-19291).**
     4.10  Form of Deposit Agreement. Incorporated by reference to Exhibit 4.10 to Jacor's Form S-3 Registration
           Statement (File No. 333-19291).**
     4.11  Stock Option Agreement dated as of June 23, 1993 between Jacor and Rod F. Dammeyer covering 10,000 shares of Jacor's common stock. (1) Incorporated by reference to Exhibit 4.3 to Jacor's Quarterly Report on Form 10-Q dated August 13, 1993.**
     4.12  Stock Option Agreement dated as of December 15, 1994 between Jacor and Rod F. Dammeyer covering 5,000 shares of Jacor's common stock. (2) Incorporated by reference to Exhibit 4.23 to Jacor's Quarterly
           Report on Form 10-Q dated August 13, 1993.**
     4.13  Indenture dated as of June 17, 1997 among JCC, Jacor, the Subsidiary Guarantors and The Bank of New York
           for JCC's 8 3/4% Senior Subordinated Notes due 2007 and Jacor's and the Subsidiary Guarantors'
           Guarantees thereof. Incorporated by reference to Exhibit 4.1 to Jacor's Current Report on Form 8-K dated
           June 26, 1997, as amended.**
     4.14  Form of 8 3/4% Series A Senior Subordinated Note due 2007 (included as part of Indenture listed as
           Exhibit 4.13 which is incorporated by reference to Exhibit 4.1 to Jacor's Current Report on Form 8-K
           dated June 26, 1997, as amended).**
     4.15  Form of 8 3/4% Series B Senior Subordinated Note due 2007 (included as part of Indenture listed as
           Exhibit 4.13 which is incorporated by reference to Exhibit 4.1 to Jacor's Current Report on Form 8-K
           dated June 26, 1997, as amended).**
     4.16  Reaffirmation Agreement dated as of September 16, 1997 among The Chase Manhattan Bank, as Administrative
           Agent for the benefit of the Agents, the Issuing Banks, the Lenders and any Interest Rate Hedge
           Providers (each as defined in the Credit Agreement), Jacor, JCC and each subsidiary of JCC. Incorporated by reference to Exhibit 4.4 to Jacor's Current Report on Form 8-K dated September 30, 1997.**
     4.17  First Supplemental Indenture dated as of September 16, 1997 (Supplemental to Indenture dated as of June
           12, 1996) between JCC, Jacor and First Trust National Association for JCC's 10 1/8% Senior Subordinated
           Notes due 2006 and Jacor's and the Subsidiary Guarantors' Guarantees thereof. Incorporated by reference to Exhibit 4.5 to Jacor's Current Report on Form 8-K dated September 30, 1997.**
     4.18  First Supplemental Indenture dated as of September 16, 1997 (Supplemental to Indenture dated as of
           December 17, 1996) between JCC, Jacor, the Subsidiary Guarantors named therein, and The Bank of New York for JCC's 9 3/4% Senior Subordinated Notes due 2006 and Jacor's and the Subsidiary Guarantors'
           Guarantees thereof. Incorporated by reference to Exhibit 4.6 to Jacor's Current Report on Form 8-K dated
           September 30, 1997.**
     4.19  First Supplemental Indenture dated as of September 16, 1997 (Supplemental to Indenture dated as of June
           17, 1997) between JCC, Jacor, the Subsidiary Guarantors named therein, and The Bank of New York for
           JCC's 8 3/4% Senior Subordinated Notes due 2007 and Jacor's and the Subsidiary Guarantors' Guarantees
           thereof. Incorporated by reference to Exhibit 4.7 to Jacor's Current Report on Form 8-K dated September
           30, 1997.**
     4.20  Indenture dated as of February 9, 1998 among JCC, Jacor, the Subsidiary Guarantors and the Bank of New
           York for JCC's 8% Senior Subordinated Notes due 2010 and Jacor's and the Subsidiary Guarantors' Guaranty
           thereof.
     4.21  Indenture dated as of February 9, 1998 between Jacor and the Bank of New York for Jacor's Liquid Yield
           Option-TM- Notes due 2018.

 EXHIBIT
 NUMBER                                             DESCRIPTION OF EXHIBIT
---------  --------------------------------------------------------------------------------------------------------
      5.1  Opinion of Graydon, Head & Ritchey.***
     12.1  Computation of Ratio of Earnings to Fixed Charges.
     23.1  Consent of Coopers & Lybrand L.L.P.
     23.2  Consent of KPMG Peat Marwick LLP.
     23.3  Consent of Graydon, Head & Ritchey (included in opinion of counsel filed as Exhibit 5.1).
     24.1  Powers of Attorney of directors and officers signing this Registration Statement are part of the
           Signature Pages.
     24.2  Power of Attorney of Randy Michaels.
     25.1  Statement of Eligibility of Trustee on Form T-1.****
     27.1  Financial Data Schedule of Jacor. Incorporated by reference to Jacor's Annual Report on Form 10-K for the year ended December 31, 1997, as amended.**

------------------------
   (*) To be filed, as applicable to a particular offering of Securities, as an exhibit to a Current Report on Form 8-K and incorporated herein by reference thereto.

  (**) Incorporated by reference.

 (***) To be filed by amendment.

(****) To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

    (1) Identical documents were entered into with John W. Alexander, F. Philip Handy and Marc Lasry.

    (2) Identical documents were entered into with John W. Alexander, F. Philip Handy, Marc Lasry and Sheli Z. Rosenberg. Pursuant to substantially identical documents, (a) a grant of 5,000 stock options was made to each of these five individuals in February 1996, and (b) a grant of 5,000 stock options was made to each of these five individuals and to Samuel Zell, Peter C. B. Bynoe and Mary Agnes Wilderotter in April 1997.